As filed with the Securities and Exchange Commission on March 28, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ICAHN ENTERPRISES L.P.

(Exact Name of Co-Registrant As Specified in Its Charter)

Delaware	3714	13-3398766
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

ICAHN ENTERPRISES FINANCE CORP.

(Exact Name of Co-Registrant As Specified in Its Charter)

Delaware	3714	20-1059842
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

ICAHN ENTERPRISES HOLDINGS L.P.

(Exact Name of Registrant of Guarantee As Specified in Its Charter)

Delaware	3714	13-3398767
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

767 Fifth Avenue — Suite 4700
New York, New York 10153
(212) 702-4300

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrants’ Principal Executive Offices)

Keith Cozza
President and Chief Executive Officer
767 Fifth Avenue — Suite 4700
New York, New York 10153
Telephone: (212) 702-4300

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Julie M. Allen, Esq.
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Telephone: (212) 969-3000
Facsimile: (212) 969-2900

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Icahn Enterprises L.P.		Icahn Enterprises Holdings L.P.
Large accelerated filer ☒	Accelerated filer ☐	Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated Filer ☐	Smaller Reporting Company ☐	Non-accelerated Filer ☒	Smaller Reporting Company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Note(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
3.500% Senior Notes due 2017	$1,175,000,000	100%	$1,175,000,000	$151,340.00
Guarantee of 3.500% Senior Notes due 2017(3)	—	—	—	—
4.875% Senior Notes due 2019	$1,275,000,000	100%	$1,275,000,000	$164,220.00
Guarantee of 4.875% Senior Notes due 2019(3)	—	—	—	—
6.00% Senior Notes due 2020	$1,200,000,000	100%	$1,200,000,000	$154,560.00
Guarantee of 6.00% Senior Notes due 2020(3)	—	—	—	—
5.875% Senior Notes due 2022	$1,350,000,000	100%	$1,350,000,000	$173,880.00
Guarantee of 5.875% Senior Notes due 2022(3)	—	—	—	—

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 457(f)(2) of the Securities Act, the registration fee has been estimated based on the book value of the securities to be received by the registrant in exchange for the securities to be issued hereunder in the exchange offers described herein.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to each of the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), determines.

The information in this Preliminary Prospectus is not complete and may be changed. We may not exchange these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to exchange these securities and is not soliciting offers to exchange these securities in any State where the exchange is not permitted.

PROSPECTUS SUBJECT TO COMPLETION DATED MARCH 28, 2014

$5,000,000,000

ICAHN ENTERPRISES L.P.
ICAHN ENTERPRISES FINANCE CORP.

Offer to Exchange Our 3.500% Senior Notes Due 2017, Which Have Been
Registered Under the Securities Act of 1933, as Amended, for
Any and All of Our Outstanding 3.500% Senior Notes Due 2017

Offer to Exchange Our 4.875% Senior Notes Due 2019, Which Have Been
Registered Under the Securities Act of 1933, as Amended, for Any
and All of Our Outstanding 4.875% Senior Notes Due 2019

Offer to Exchange Our 6.000% Senior Notes Due 2020, Which Have Been
Registered Under the Securities Act of 1933, as Amended, for Any
and All of Our Outstanding 6.000% Senior Notes Due 2020

Offer to Exchange Our 5.875% Senior Notes Due 2022, Which Have Been
Registered Under the Securities Act of 1933, as Amended, for Any
and All of Our Outstanding 5.875% Senior Notes Due 2022

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letters of transmittal, $1,175,000,000 in aggregate principal amount of our 3.500% senior exchange notes due 2017 (the “2017 exchange notes”) for $1,175,000,000 in aggregate principal amount of our issued and outstanding 3.500% senior notes due 2017, $1,275,000,000 in aggregate principal amount of our 4.875% senior exchange notes due 2019 (the “2019 exchange notes”) for $1,275,000,000 in aggregate principal amount of our issued and outstanding 4.875% senior notes due 2019, $1,200,000,000 in aggregate principal amount of our 6.000% senior exchange notes due 2020 (the “2020 exchange notes”) for $1,200,000,000 in aggregate principal amount of our issued and outstanding 6.000% senior notes due 2020 and $1,350,000,000 in aggregate principal amount of our senior exchange notes due 2022 (the “2022 exchange notes”) for $1,350,000,000 in aggregate principal amount of our issued and outstanding senior notes due 2022. In this prospectus, we refer to these exchanges collectively as the “exchange offers.” We refer to the 2017 exchange notes, the 2019 exchange notes, the 2020 exchange notes and the 2022 exchange notes collectively as the “exchange notes” and we refer to the corresponding issued and outstanding notes collectively as the “existing notes.”

•	The terms of the exchange notes are substantially identical to the terms of the corresponding existing notes, except that the transfer restrictions and registration rights relating to the existing notes will not apply to the exchange notes and the exchange notes will not provide for the payment of special interest under circumstances related to the timing and completion of the exchange offers.
•	The exchange offers expire at 5:00 p.m., New York City time, on , 2014, unless extended.
•	Subject to the satisfaction or waiver of specified conditions, we will exchange your validly tendered unregistered existing notes that have not been withdrawn prior to the expiration of the exchange offers for an equal principal amount of exchange notes that have been registered under the Securities Act of 1933, as amended, or the Securities Act.
•	The exchange offers are not subject to any condition other than that the exchange offers not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission, or the SEC, and other customary conditions.
•	You may withdraw your tender of notes at any time before the exchange offers expire.
•	The exchange of notes should not be a taxable exchange for U.S. federal income tax purposes.
•	We will not receive any proceeds from the exchange offers.
•	Any outstanding existing notes not validly tendered will remain subject to existing transfer restrictions.
•	The exchange notes will not be traded on any national securities exchange and, therefore, we do not anticipate that an active public market in the exchange notes will develop.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. A broker-dealer that is issued exchange notes for its own account in exchange for existing notes that were acquired by such broker-dealer as a result of market-making or other trading activities may use this prospectus, as supplemented or amended, for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offers.

Please refer to “Risk Factors” beginning on page 15 of this prospectus for certain important information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes to be issued in the exchange offers or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2014

ICAHN ENTERPRISES L.P.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of that person, a copy of any and all of this information. Requests for copies should be directed to Investor Relations Department, Icahn Enterprises L.P., 767 Fifth Avenue, Suite 4700, New York, New York 10153; (212) 702-4300. You should request this information at least five business days in advance of the date on which you expect to make your decision with respect to the exchange offers. In any event, in order to obtain timely delivery, you must request this information prior to            , 2014, which is five business days before the expiration date of the exchange offers. Our website address is www.ielp.com. Our website is not a part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. We do not imply that there has been no change in the information contained in this prospectus or in our affairs since that date by delivering this prospectus.

Each broker-dealer that receives exchange notes for its own account pursuant to any of the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letters of transmittal relating to the exchange offers state that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, or the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 270 days after the consummation of the exchange offers, we will make this prospectus available to any broker-dealer, at such broker-dealer’s request, for use in connection with any such resale. See “Plan of Distribution.”

NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER RSA 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

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INDUSTRY AND MARKET DATA

We obtained the market and competitive position data, if any, included or incorporated by reference herein from our and our subsidiaries’ own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data, and neither we nor the initial purchasers make any representation as to the accuracy of such information. Similarly, we believe our and our subsidiaries’ internal research is reliable, but it has not been verified by any independent sources.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon management’s current plans and beliefs or current estimates of future results or trends.

These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties that may cause actual results to differ materially from trends, plans or expectations set forth in the forward-looking statements. These risks and uncertainties may include the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2013, as well as those risk factors included under “Risk Factors” in this prospectus. Among these risks are: risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment activities, including the nature of the investments made by the Funds (defined below) we manage, losses in the Funds and loss of key employees; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risks related to our gaming operations, including reductions in discretionary spending due to a downturn in the local, regional or national economy, intense competition in the gaming industry from present and emerging internet online markets and extensive regulation; risks related to our railcar activities, including reliance upon a small number of customers that represent a large percentage of revenues and backlog, the health of and prospects for the overall railcar industry and the cyclical nature of the railcar manufacturing business; risks related to our food packaging activities, including competition from better capitalized competitors, inability of our suppliers to timely deliver raw materials and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the SEC.

Given these risks and uncertainties, we urge you to read this prospectus completely and with the understanding that actual future results may be materially different from what we plan or expect. All of the forward-looking statements made in this prospectus are qualified by these cautionary statements and we cannot assure you that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business or operations. In addition, these forward-looking statements present our estimates and assumptions only as of the date of this prospectus. We do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus. However, you should carefully review the risk factors set forth in other reports or documents we file from time to time with the SEC.

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SUMMARY

This summary highlights certain information concerning our business and this offering. This summary may not contain all of the information that you should consider before participating in the exchange offers and investing in the exchange notes. The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere or incorporated by reference in this prospectus. You should carefully read this entire prospectus and should consider, among other things, the matters set forth in “Risk Factors” in this prospectus and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein, before deciding to invest in the exchange notes. Except where the context otherwise requires or indicates, in this prospectus, (i) “Icahn Enterprises,” “the Company,” “we,” “us” and “our” refer to Icahn Enterprises L.P. and its subsidiaries and, with respect to acquired businesses, Mr. Icahn and his affiliates prior to our acquisition, (ii) “Holding Company” refers to the unconsolidated results and financial position of Icahn Enterprises and Icahn Enterprises Holdings and (iii) “fiscal year” refers to the twelve-month period ended December 31 of the applicable year.

Overview

We are a diversified holding company owning subsidiaries currently engaged in the following continuing operating businesses: Investment, Automotive, Energy, Metals, Railcar, Gaming, Food Packaging, Real Estate and Home Fashion.

Icahn Enterprises is a master limited partnership formed in Delaware on February 17, 1987. Icahn Enterprises owns a 99% limited partner interest in Icahn Enterprises Holdings. Icahn Enterprises Holdings and its subsidiaries own substantially all of our assets and liabilities and conduct substantially all of our operations. Icahn Enterprises G.P. Inc., or Icahn Enterprises GP, our sole general partner, owns a 1% general partner interest in both Icahn Enterprises Holdings and us, representing an aggregate 1.99% general partner interest in Icahn Enterprises Holdings and us. Icahn Enterprises GP is owned and controlled by Mr. Carl C. Icahn. Mr. Icahn and his affiliates owned 101,872,909, or approximately 87.9%, of Icahn Enterprises’ outstanding depositary units as of December 31, 2013.

Mr. Icahn’s estate has been designed to assure the stability and continuation of Icahn Enterprises with no need to monetize his interests for estate tax or other purposes. In the event of Mr. Icahn’s death, control of Mr. Icahn’s interests in Icahn Enterprises and its general partner will be placed in charitable and other trusts under the control of senior Icahn executives and family members.

The following is a summary of our core holdings:

Investment.  Our Investment segment is comprised of various private investment funds, including Icahn Partners L.P. (“Icahn Partners”) and Icahn Partners Master Fund LP (the “Master Fund”, and together with Icahn Partners, the “Investment Funds”), through which we invest our proprietary capital. Effective January 1, 2014, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP were merged with and into Icahn Partners. We and certain of Mr. Icahn’s wholly owned affiliates are the sole investors in the Investment Funds. Icahn Onshore LP and Icahn Offshore LP (together, the “General Partners”) act as the general partner of Icahn Partners and the Master Fund, respectively. The General Partners provide investment advisory and certain administrative and back office services to the Investment Funds but do not provide such services to any other entities, individuals or accounts. Interests in the Investment Funds are not offered to outside investors. Since inception in November 2004, the Investment Funds' gross return is 256.8%, representing an annualized rate of return of 14.9% through December 31, 2013.

Automotive.  We conduct our Automotive segment through our 80.7% ownership, as of December 31, 2013, in Federal-Mogul Corporation (“Federal Mogul”), a leading global supplier to the automotive, aerospace, energy, heavy duty truck, industrial, marine, power generation and railway industries. In 2012, Federal-Mogul reorganized its businesses around its Powertrain and Vehicle Components Solutions businesses to take advantage of unique growth opportunities and customer requirements in each sector. Powertrain serves original equipment light vehicle, commercial vehicle and industrial engine manufacturers and VCS primarily supplies branded repair components to the automotive aftermarket. Federal-Mogul’s high-precision products are designed and engineered to help its customers satisfy and exceed environmental and safety standards without sacrificing performance.

Federal-Mogul’s Powertrain business has leading market share positions in pistons, piston rings, valve seats, value guides, bearings, ignition, sealing and systems protection components. It focuses on high-technology, high-precision products that improve fuel economy, reduce emissions and enhance durability. Demand for smaller, high performance engines has increased dramatically over the past few years as developed economies implement higher fuel economy and emission standards. Simultaneously, new vehicle production has continued to increase due to substantial growth in the size of the emerging markets middle class. Global light vehicle production is expected to increase at a 5% compound annual growth rate, or CAGR, through 2018; however, cylinder count per engine is expected to continue to decrease, as engine manufacturers implement new technologies to obtain more power from smaller highly-loaded engines. These compact, more powerful engines require more advanced components to handle higher thermal and mechanical stresses, which increases overall content per vehicle. Approximately 30% of Powertrain revenue in fiscal year 2013 was derived from commercial vehicle and other non-light vehicle customers. Each of these industrial markets is highly specialized and requires significant research, development and engineering to create products capable of performing in the harshest environments. These end markets are also subject to tightening environmental regulation that introduces increased complexity and performance requirements but creates opportunity for growth.

Federal-Mogul’s Vehicle Components Solutions business is a global leader in aftermarket components such as engine, sealing, chassis, wiper and ignition components, and is a leading premium brake pad and component manufacturer in North America and Europe. Federal-Mogul has some of the most widely recognized aftermarket brands, including Fel-Pro, Moog, Ferodo, ThermoQuiet, Wagner, ANCO and Champion. Aftermarket demand is a function of the size of the global car parc, which is estimated to grow at a 4% CAGR through 2020 on the strength of emerging market vehicle sales. A further driver is the age of the car parc, which has been steadily increasing in all markets. We believe Federal-Mogul has an excellent opportunity to leverage its brands and products throughout the emerging markets, as well as to participate in consolidation opportunities in North America and Europe. In addition, the North American automotive aftermarket distribution system is highly profitable, yet inefficient due to multi-tier channels and inventory management complexity. As a large manufacturer with leading brands and a broad product portfolio, Federal-Mogul has an opportunity to streamline its manufacturing and distribution operations in mature markets and expand into emerging regional markets where growth in new vehicle production is resulting in total car parc expansion and the development of an attractively-sized automotive aftermarket.

On July 11, 2013, Federal-Mogul received $500 million in connection with its previously announced common stock registered rights offering (the “Federal-Mogul Rights Offering”). In connection with the Federal-Mogul Rights Offering, we fully exercised our subscription rights under our basic and over subscription privileges to purchase additional shares of Federal-Mogul common stock, thereby increasing our ownership of Federal-Mogul, for an aggregate additional investment of $434 million.

Energy.  We conduct our Energy segment through our 82.0% ownership, as of December 31, 2013, in CVR Energy Inc. (“CVR”). In addition, as of December 31, 2013, as a result of purchasing common units of CVR Refining, LP (“CVRR”) during 2013, we directly owned approximately 4.0% of the total outstanding common units of CVRR. We acquired a controlling interest in CVR on May 4, 2012.

CVR is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries through its holdings in CVRR and CVR Partners, LP (“CVRP”), respectively. CVRR is an independent petroleum refiner and marketer of high value transportation fuels. CVRP produces nitrogen fertilizers in the form of ammonia and urea ammonium nitrate. As of December 31, 2013, following various equity offerings during 2013, CVR owned the general partner and approximately 71% of the common units of CVRR (including 100% of CVR Refining GP, LLC, its general partner) and approximately 53% of the common units of CVRP (including 100% of CVR GP, LLC, its general partner).

CVRR’s mid-continent location provides access to significant quantities of crude oil from the continental United States and Western Canada. We believe expected crude oil production growth in North America, coupled with declining North Sea volumes, transportation bottlenecks and other geopolitical considerations will likely support favorable crack spreads for mid-continent refineries for the foreseeable future. CVRR’s refinery assets include two of only seven refineries in the underserved PADD II Group 3 region, a 115,000 barrels per day (“bpd”) complex full coking medium-sour crude refinery in Coffeyville, Kansas and a 70,000 bpd medium complexity refinery in Wynnewood, Oklahoma capable of processing 20,000 bpd of light sour crude. CVRR also controls and operates supporting logistics assets including approximately 350 miles of owned pipelines, over 125 owned crude transports, a network of strategically located crude oil gathering tank farms providing roughly 50,000 bpd to the refineries and over 6.0 million barrels of owned or leased crude oil storage capacity. In addition, CVRR has 35,000 bpd of contracted capacity on the Keystone and Spearhead pipelines to supply its refineries with Canadian and Bakken crudes.

CVRP produces and distributes nitrogen fertilizer products, such as ammonia and urea ammonium nitrate (“UAN”), used by farmers to improve the yield and quality of their crops. Located in the heart of the Corn Belt with direct access to its primary input, pet coke, from the adjacent Coffeyville refinery, CVRP is close to customers and enjoys a meaningful freight advantage compared to many of its competitors and imports. CVRP’s utilization of pet coke instead of natural gas provides CVRP with a relatively fixed cost structure and makes it less sensitive to swings in energy prices. Fertilizer consumption continues to grow annually as global population growth, changing food consumption patterns in emerging markets and decreasing per capita farmland drive world grain demand higher and necessitate more efficient land use. The United States currently accounts for 25% of world coarse grain production, and as the third largest consumer of nitrogen fertilizer, imports a significant portion of its requirements. As a result of these trends and the recent completion of its UAN expansion project, we believe CVRP is well positioned to continue to benefit from the secular growth in the fertilizer market.

On January 24, 2013, the board of directors of CVR adopted a quarterly cash dividend policy of $0.75 per share, or $3.00 per share on an annualized basis. CVR paid its first regular quarterly dividend in the second quarter of 2013. In addition, CVR declared and paid two special cash dividends during 2013, bringing total cumulative dividends paid to us in 2013 to $14.25 per share, of which $1,014 million was paid to us.

Metals.  We conduct our Metals segment through our indirect wholly owned subsidiary, PSC Metals, Inc. (“PSC Metals”). PSC Metals is one of the largest independent metal recycling companies in the United States and collects industrial and obsolete scrap metal, processes it into reusable forms and supplies the recycled metals to its customers including electric-arc furnace mills, integrated steel mills, foundries, secondary smelters and metals brokers. PSC Metals has over 40 locations concentrated in three main geographic regions — the Upper Midwest, the St. Louis region and the South. PSC Metals has actively consolidated its regions and is seeking to build a leading position in each market.

As recycled steel is more environmentally friendly and energy efficient (and therefore cheaper to produce) than virgin steel, we believe that PSC Metals will benefit from secular growth trends in recycled metals. In addition, PSC Metals is well positioned to benefit from the improving economy and higher industrial production and steel mill operating rates in North America. The latest estimate of NAFTA steel demand growth for 2014 is at 3.2%. In our Upper Midwest market, steel mills will have invested an estimated $1.8 billion between 2011 and 2014 to meet growing steel demand driven primarily by automotive and increased oil and gas drilling industries. We believe these investments will increase the regional demand for ferrous scrap. Finally, as the United States is the leading exporter of scrap metal in the world, the U.S. scrap industry is expected to benefit from growing global steel demand. PSC Metals also processes non-ferrous metals including aluminum, copper, brass, stainless steel and nickel-bearing metals. Non-ferrous products are a significant raw material in the production of aluminum and copper alloys used in manufacturing. PSC Metals also operates a secondary products business that includes the supply of secondary plate and structural grade pipe that is sold into niche markets for counterweights, piling and foundations, construction materials and infrastructure end-markets.

Railcar.  We conduct our Railcar segment primarily through our 55.6% ownership, as of December 31, 2013, in American Railcar Industries Inc. (“ARI”) and our wholly owned subsidiary, AEP Leasing LLC (“AEP Leasing”). ARI is a leading North American manufacturer of hopper and tank railcars, two product groups that constitute over 50% of the approximately 1.5 million railcar North American fleet, 76% of railcar deliveries for the year ended December 31, 2013 and 92% of the railcar industry manufacturing backlog as of December 31, 2013. These railcars are offered for sale or lease to leasing companies, industrial companies, shippers and railroads.

ARI currently benefits from the rapidly increasing energy production in North America. Increased crude oil production from North American shale regions and Canada have resulted in significant demand for tank railcars as the existing pipeline capacity is not able to satisfy the transportation demands for crude oil. ARI’s backlog for tank railcars extends through 2014 and industry new tank railcar order backlogs extend into 2015. As of December 31, 2013, ARI has a railcar fleet for lease of approximately 4,450 railcars, and we also operate a separate lease fleet through AEP Leasing with a railcar fleet for lease of 2,975 railcars. ARI also provides services for railcar fleets including critical railcar repair, maintenance, engineering and fleet management services. ARI also manufactures other industrial products, primarily aluminum and special alloy steel castings. ARI’s fleet management services include maintenance, engineering and field services for railcars owned by certain customers. Such services include maintenance planning, project management, tracking and tracing, regulatory compliance, mileage audit, rolling stock taxes and online service access.

On September 20, 2013, American Entertainment Properties Corporation, a wholly owned subsidiary of ours and the parent company of AEP Rail Corp (“AEP”), entered into a transaction with American Railcar Leasing, LLC (“ARL”), a company wholly owned and controlled by Carl C. Icahn. ARL is a wholly owned subsidiary of IRL Holding LLC (“IRL”) and owns a railcar lease fleet of approximately 27,000 railcars. Prior to the closing of the transaction, which took place on October 2, 2013, AEP bought out the remainder of a management contract between AEP Leasing LLC (“AEP Leasing”) and ARL for $21 million, and ARL distributed $71 million in cash and $171 million in notes receivable (including interest accrued) to its parent company, IRL. Pursuant to a contribution agreement dated September 20, 2013 by and among AEP, IRL, ARL and IEP Energy Holding LLC (the “ARL Contribution Agreement”), at the closing of the transaction, AEP contributed $279 million in cash to ARL, and, on January 1, 2014, contributed the fair market value of its 100% ownership interest in AEP Leasing to ARL, for aggregate consideration consisting of a 75% membership interest in ARL (“New ARL”), which then incurred additional debt of $381 million. Pursuant to the ARL Contribution Agreement, New ARL distributed $381 million in cash to IRL on February 24, 2014.

New ARL is an entity under common control with us. Accordingly, our consolidated financial statements and the related notes thereto include the assets and operations of New ARL for all periods presented. In addition, all earnings and capital transactions prior to our investment in New ARL are allocated to non-controlling interests.

Gaming.  We conduct our Gaming segment through our 67.9% ownership, as of December 31, 2013, in Tropicana Entertainment Inc. (“Tropicana”). Tropicana currently owns and operates a diversified, multi-jurisdictional collection of casino gaming properties. The eight casino facilities it operates feature approximately 371,600 square feet of gaming space with 6,941 slot machines, 217 table games and 6,032 hotel rooms with three casino facilities located in Nevada and one in each of Mississippi, Indiana, Louisiana, New Jersey and Aruba. We acquired our ownership in Tropicana through distressed debt and subsequent equity purchases. In 2010, Tropicana emerged from bankruptcy following which we replaced management and improved performance. Through a highly analytical approach to operations, Tropicana management has identified programs that are designed to enhance marketing, improve hotel utilization, optimize product mix and reduce expenses. Tropicana has also reinvested in its properties by upgrading hotel rooms, refreshing casino floor products tailored for each regional market and pursuing strong brands for restaurant and retail opportunities. Tropicana intends to pursue acquisition opportunities where it can expand into attractive regional markets and leverage the Tropicana brand name and customer base. In addition, we are monitoring the prospects of Internet gaming and intend to pursue the opportunity if and when it is legalized.

As previously disclosed, on August 16, 2013, Tropicana St. Louis LLC (the “Buyer”), a Delaware limited liability company and a wholly owned subsidiary of Tropicana, entered into an Equity Interest Purchase Agreement (the “Purchase Agreement”) with Pinnacle Entertainment, Inc. (“Pinnacle”), Casino Magic, LLC (“Casino Magic” and together with Pinnacle, the “Sellers”), Casino One Corporation (the “Target”), PNK (ES), LLC (“ES”), PNK (ST. LOUIS RE), LLC (“RE”) and PNK (STLH), LLC (“STLH”). Casino Magic is the beneficial and record owner of all of the issued and outstanding stock of the Target (the

“Target Stock”). Pinnacle is the beneficial and record owner of all of the issued and outstanding membership interests of ES, RE and STLH (and together with the Target Stock, the “Equity Interests”). The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, the Buyer has agreed to purchase all of the Equity Interests in exchange for $260 million in cash, subject to adjustment (the “Tropicana Transactions”). If the Tropicana Transactions are consummated, the Buyer would acquire the Lumiére Place Casino, Hotel Lumiére, the Four Seasons Hotel St. Louis and related excess land parcels in St. Louis, Missouri.

The Purchase Agreement contains customary representations, warranties and covenants by the Buyer and the Sellers, including an agreement by each of the parties to use commercially reasonable efforts to consummate the Tropicana Transactions. Completion of the Tropicana Transactions is subject to various conditions, including, among others, regulatory approvals from the Missouri Gaming Commission and the U.S. Federal Trade Commission (the “FTC”). FTC approval was received in January 2014. The transaction is expected to close in early 2014, although Tropicana can make no assurances that the conditions will be satisfied or that the sale will be consummated in a timely manner, if at all.

Food Packaging.  We conduct our Food Packaging segment through our 73.5% ownership, as of December 31, 2013, in Viskase Companies, Inc. (“Viskase”). Viskase is a worldwide leader in the production and sale of cellulosic, fibrous and plastic casings for the processed meat and poultry industry. Viskase currently operates nine manufacturing facilities and ten distribution centers throughout North America, Europe, South America and Asia and derives approximately 70% of its total net sales from customers located outside the United States. Viskase believes it is one of the two largest manufacturers of non-edible cellulosic casings for processed meats and one of the three largest manufacturers of non-edible fibrous casings. While developed markets remain a steady source of demand for Viskase’s products, we believe that future growth will be driven significantly by the growing middle class in emerging markets. As per capita income increases in these emerging economies, we expect protein consumption to increase. We believe that this will create significant demand for meat-related products, such as sausages, hot dogs and luncheon meats, which are some of the most affordable sources of protein and represent the primary sources of demand for Viskase casings. Viskase is aggressively pursuing this emerging market opportunity. Since 2007, sales to emerging economies have grown on average 12.5% per year, and in 2013 accounted for approximately 70% of total company sales through December 31, 2013 compared to 36% in 2007. In 2012, Viskase completed a new finishing center in the Philippines and expanded its capacity in Brazil. Artificial casings are technically difficult to make and the challenges of producing quality casings that meet stringent food related regulatory requirements are significant. In addition, there are significant barriers to entry in building the manufacturing facilities and obtaining the regulatory permits necessary to meaningfully participate in the industry. Viskase had invested approximately $120 million of capital from 2009 through 2012 to meet the increasing emerging market demand. A significant portion of that investment was made in 2011 and 2012, which has benefitted the financial results in 2013.

Real Estate.  Our Real Estate segment consists of rental real estate, property development and resort activities. As of December 31, 2013, we owned 29 commercial rental real estate properties. Our property development operations are run primarily through Bayswater Development LLC, a real estate investment, management and development subsidiary that focuses primarily on the construction and sale of single-family and multi-family homes, lots in subdivisions and planned communities and raw land for residential development. Our New Seabury development property in Cape Cod, Massachusetts and our Grand Harbor and Oak Harbor development property in Vero Beach, Florida include land for future residential development of approximately 271 and 1,325 units of residential housing, respectively. Both developments operate golf and resort operations as well. In addition, our Real Estate segment owns an unfinished development property which is located on approximately 23 acres in Las Vegas, Nevada.

Home Fashion.  We conduct our Home Fashion segment through our indirect wholly owned subsidiary, WestPoint Home LLC (“WPH”), a manufacturer and distributor of home fashion consumer products. WPH is engaged in the business of designing, marketing, manufacturing, sourcing, distributing and selling home fashion consumer products. WPH markets a broad range of manufactured and sourced bed and bath products, including sheets, pillowcases, bedspreads, quilts, comforters and duvet covers, bath and beach towels, bath accessories, bed skirts, bed pillows, flocked blankets, woven blankets and throws, and mattress pads. WPH recognizes revenue primarily through the sale of home fashion products to a variety of retail and institutional customers. In addition, WPH receives a small portion of its revenues through the licensing of its trademarks.

Risk Factors

Investment in our exchange notes involves substantial risks. See “Risk Factors” starting on page 15, and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2013, which are incorporated into this prospectus, and in any subsequent periodic reports, as well as other information included in this prospectus for a discussion of certain risks relating to an investment in our exchange notes.

Our Corporate Information

Our principal executive offices are located at 767 Fifth Avenue. Suite 4700, New York, New York 10153 and our telephone number is (212) 702-4300. Our Internet address is www.ielp.com. We are not including the information contained on or available through our website as a part of, or incorporating such information by reference into, this prospectus.

Summary of the Exchange Offers

The Offering of the Exchange Notes
On January 21, 2014, we issued $1.175 billion in aggregate principal amount of our 3.500% senior notes due 2017, $1.275 billion in aggregate principal amount of our 4.875% senior notes due 2019 and $1.200 billion in aggregate principal amount of our 6.000% senior notes due 2020 in an offering not registered under the Securities Act.
On January 29, 2014, we issued $1.35 billion in aggregate principal amount of our 5.875% senior notes due 2022 in an offering not registered under the Securities Act.
At the time that each of the offerings was consummated, on January 21, 2014 and January 29, 2014, respectively, we entered into registration rights agreements in which we agreed to offer to exchange the existing notes for exchange notes that have been registered under the Securities Act. This exchange offer is intended to satisfy those obligations.
The Exchange Offers
We are offering to exchange the exchange notes that have been registered under the Securities Act for the existing notes. As of this date, there is an aggregate $1.175 billion of our 3.500% senior notes due 2017, $1.275 billion of our 4.875% senior notes due 2019 and $1.200 billion of our 6.000% senior notes due 2020, each issued on January 21, 2014, outstanding. In addition, there is an aggregate of $1.35 billion of our 5.875% senior notes due 2022, issued on January 29, 2014, outstanding.
Required Representations
In order to participate in this exchange offer, you will be required to make certain representations to us in a letter of transmittal, including that:
• any exchange notes will be acquired by you in the ordinary course of your business;
• you have not engaged in and do not intend to engage in, and do not have an arrangement or understanding with any person to participate in, a distribution of the exchange notes; and
• you are not an “affiliate” of our company or any of our subsidiaries, as that term is defined in Rule 405 of the Securities Act.
Resale of Exchange Notes
We believe that, subject to limited exceptions, the exchange notes may be freely traded by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:
• you are acquiring exchange notes in the ordinary course of your business;
• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the exchange notes; and

• you are not an “affiliate” of our company or any of our subsidiaries, as that term is defined in Rule 405 of the Securities Act.
If our belief is inaccurate and you transfer any new note issued to you in the exchange offers without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from such requirements, you may incur liability under the Securities Act. We do not assume, or indemnify you against, any such liability. The SEC has not considered this exchange offer in the context of a no action letter, and we cannot be sure that the SEC would make the same determination with respect to this exchange offer as it has in other circumstances.
Each broker-dealer that is issued exchange notes for its own account in exchange for existing notes that were acquired by such broker-dealer as a result of market making or other trading activities also must acknowledge that it has not entered into any arrangement or understanding with us or any of our affiliates to distribute the exchange notes and will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes issued in the exchange offers.
We have agreed in the registration rights agreements that a broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offers.
Expiration Date
The exchange offers will expire at 5:00 p.m., New York City time, on , 2014, unless extended, in which case the term “expiration date” shall mean the latest date and time to which we extend the exchange offers.
Conditions to the Exchange Offers
The exchange offers are subject to certain customary conditions, which may be waived by us. The exchange offers are not conditioned upon any minimum principal amount of existing notes being tendered.
Procedures for Tendering Existing Notes
If you wish to tender outstanding notes, you must (a)(1) complete, sign and date the letter of transmittal, or a facsimile of it, according to its instructions and (2) send the letter of transmittal, together with your outstanding notes to be exchanged and other required documentation, to the Exchange Agent (as defined below) at the address provided in the letter of transmittal; or (b) tender through DTC pursuant to DTC’s Automated Tender Offer Program, or ATOP system. The letter of transmittal or a valid agent’s message through ATOP must be received by the Exchange Agent by 5:00 p.m., New York City time, on the expiration date. See “The Exchange Offers — Procedures for Tendering,” and “— Book-Entry Tender.” By executing the letter of transmittal, you are representing to us that you are acquiring the exchange notes in the ordinary course of your business, that you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of exchange notes, and that you are not an “affiliate” of ours. See “The Exchange Offers — Procedures for Tendering,” and “— Book-Entry Tender.”
Do not send letters of transmittal and certificates representing outstanding notes to us. Send these documents only to the Exchange Agent. See “The Exchange Offers — Procedures for Tendering” for more information.
Special Procedures for Beneficial Owners
If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your outstanding notes in the exchange offers, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. See “The Exchange Offers — Procedure if the Outstanding Notes Are Not Registered in Your Name,” and “— Beneficial Owner Instructions to Holders of Outstanding Notes.” The transfer of registered ownership may take considerable time and may not be possible to complete before the expiration date.
Guaranteed Delivery Procedures
If you wish to tender existing notes and time will not permit the documents required by the letter of transmittal to reach the exchange agent prior to the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your existing notes according to the guaranteed delivery procedures described under “The Exchange Offers — Guaranteed Delivery Procedures.”
Acceptance of Existing Notes and Delivery of Exchange Notes
Subject to the conditions described under “The Exchange Offers — Conditions,” we will accept for exchange any and all existing notes that are validly tendered in the exchange offers and not withdrawn, prior to 5:00 p.m., New York City time, on the expiration date.
Interest on Existing Notes
Interest will not be paid on existing notes that are tendered and accepted for exchange in the exchange offers.
Withdrawal Rights
You may withdraw your tender of existing notes at any time prior to 5:00 p.m., New York City time, on the expiration date, subject to compliance with the procedures for withdrawal described in this prospectus under the heading “The Exchange Offers — Withdrawal of Tenders.”

U.S. Federal Income Tax Consequences
For a discussion of the material U.S. federal income tax considerations relating to the exchange of existing notes for the exchange notes as well as the ownership of the exchange notes, see “Material U.S. Federal Income Tax Consequences.”
Exchange Agent
Wilmington Trust, National Association is serving as the exchange agent (the “Exchange Agent”). The address, telephone number and facsimile number of the exchange agent are set forth in this prospectus under the heading “The Exchange Offers — Exchange Agent.”
Consequences of Failure to Exchange the Existing Notes
If you do not exchange existing notes for exchange notes, you will continue to be subject to the restrictions on transfer provided in the existing notes and in the indentures governing the existing notes. In general, the unregistered existing notes may not be offered or sold, unless they are registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.
In addition, after the consummation of the exchange offers, it is anticipated that the outstanding principal amount of the existing notes available for trading will be significantly reduced. The reduced float will adversely affect the liquidity and market price of the existing notes. A smaller outstanding principal amount at maturity of existing notes available for trading may also tend to make the price more volatile.
Use of Proceeds
We will not receive any proceeds from the issuance of the exchange notes in exchange for the existing notes.
Fees and Expenses
We will pay all fees and expenses related to this exchange offer.

The Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms described below are subject to important limitations and exceptions. See the sections entitled “Description of 2017 and 2019 Notes,” “Description of 2020 Notes” and “Description of 2022 Notes” of this prospectus for a more detailed description of the terms of the exchange notes and the indentures governing the exchange notes. In this subsection, except as otherwise noted, “we,” “us” and “our” refer only to Icahn Enterprises and Icahn Enterprises Finance Corp., or Icahn Enterprises Finance, as co-issuers of the exchange notes, and not to any of our subsidiaries.

Issuers
Icahn Enterprises L.P., a Delaware master limited partnership, and Icahn Enterprises Finance Corp., a Delaware corporation.
Notes Offered
• $1.175 billion in aggregate principal amount of 3.500% senior exchange notes due 2017
• $1.275 billion in aggregate principal amount of 4.875% senior exchange notes due 2019
• $1.200 billion in aggregate principal amount of 6.000% senior exchange notes due 2020
• $1.350 billion in aggregate principal amount of 5.875% senior exchange notes due 2022
The exchange notes will evidence the same debt as the existing notes having the corresponding maturity date and will be issued under, and will be entitled to the benefits of, the same indenture as the corresponding existing notes (each an “Indenture” and together, the “Indentures”). The terms of the exchange notes are the same as the terms of the corresponding existing notes in all material respects except that the exchange notes:
• have been registered under the Securities Act;
• bear different CUSIP numbers from the existing notes;
• do not include rights to registration under the Securities Act; and
• do not contain transfer restrictions applicable to the existing notes.
Maturity
2017 exchange notes: March 15, 2017
2019 exchange notes: March 15, 2019
2020 exchange notes: August 1, 2020
2022 exchange notes: February 1, 2022
Interest Rate
We will pay interest on the 2017 exchange notes at an annual rate of 3.500%. We will pay interest on the 2019 exchange notes at an annual rate of 4.875%. We will pay interest on the 2020 exchange notes at an annual rate of 6.000%. We will pay interest on the 2022 exchange notes at an annual rate of 5.875%.

Interest Payment Dates
We will make interest payments on the 2017 exchange notes and the 2019 exchange notes semi-annually in arrears on March 15 and September 15 of each year. We will make interest payments on the 2020 exchange notes and the 2022 exchange notes semi-annually in arrears on February 1 and August 1 of each year.
Guarantee
The exchange notes and our obligations under the Indentures will be fully and unconditionally guaranteed by Icahn Enterprises Holdings. Other than Icahn Enterprises Holdings, none of our subsidiaries will guarantee payments on the exchange notes.
Ranking
The exchange notes and the respective guarantees will rank equally with all of our and the guarantor’s existing and future senior unsecured indebtedness and will rank senior to all of our and the guarantor’s existing and future subordinated indebtedness. The exchange notes and the respective guarantees will be effectively subordinated to all of our and the guarantor’s existing and future secured indebtedness to the extent of the collateral securing such indebtedness. The exchange notes and the respective guarantees also will be effectively subordinated to all indebtedness and other liabilities, including trade payables, of all our subsidiaries other than Icahn Enterprises Holdings. As of December 31, 2013, our subsidiaries (not including Icahn Enterprises Holdings) had approximately $5.2 billion of debt and approximately $1.4 billion of accounts payable to which the exchange notes and the existing notes would have been structurally subordinated.
Optional Redemption
On or after February 15, 2017 (one month prior to the maturity date of the 2017 exchange notes), we may redeem some or all of the 2017 exchange notes at the redemption price set forth under “Description of 2017 and 2019 Notes — Optional Redemption,” plus accrued and unpaid interest and Special Interest (as defined herein), if any, to the date of redemption.
We may redeem some or all of the 2019 exchange notes at any time prior to July 15, 2016 by paying a “make whole” premium as set forth under “Description of 2017 and 2019 Notes — Optional Redemption.” On or after July 15, 2016, we may redeem some or all of the 2019 exchange notes at the redemption prices set forth under “Description of 2017 and 2019 Notes — Optional Redemption,” plus accrued and unpaid interest and Special Interest, if any, to the date of redemption. On or prior to July 15, 2016, we may, at our option, redeem up to 35% of the aggregate principal amount of the 2019 exchange notes at the premiums set forth under “Description of 2017 and 2019 Notes — Optional Redemption,” plus accrued and unpaid interest and Special Interest, if any, with the net cash proceeds of certain equity offerings.
We may redeem some or all of the 2020 exchange notes at any time prior to February 1, 2017 by paying a “make whole” premium as set forth under “Description of 2020 Notes — Optional Redemption.” On or after February 1, 2017, we may redeem some or all of the 2020 exchange notes at the redemption prices set forth under “Description of 2020 Notes — Optional Redemption,” plus accrued and unpaid interest and Special Interest, if any, to the date of redemption. On or prior to August 1, 2016, we may, at our option, redeem up to 35% of the aggregate principal amount of the 2020 exchange notes at 106.000% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, with the net cash proceeds of certain equity offerings.
We may redeem some or all of the 2022 exchange notes at any time prior to August 1, 2017 by paying a “make whole” premium as set forth under “Description of 2022 Notes — Optional Redemption.” On or after August 1, 2017, we may redeem some or all of the 2022 exchange notes at the redemption prices set forth under “Description of 2022 Notes — Optional Redemption,” plus accrued and unpaid interest and Special Interest, if any, to the date of redemption. On or prior to February 1, 2017, we may, at our option, redeem up to 35% of the aggregate principal amount of the 2022 exchange notes at 105.875% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, with the net cash proceeds of certain equity offerings.
Redemption Based on Gaming Laws
The exchange notes are subject to mandatory disposition and redemption requirements following certain determinations by applicable gaming authorities. See “Description of 2017 and 2019 Notes — Mandatory Disposition Pursuant to Gaming Laws,” “Description of 2020 Notes — Mandatory Disposition Pursuant to Gaming Laws” and “Description of 2022 Notes — Mandatory Disposition Pursuant to Gaming Laws.”
Change of Control Offer
Upon the occurrence of a change of control, the holders of the exchange notes will have the right to require us to purchase their exchange notes at a price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest and Special Interest, if any, to the date of purchase. See “Description of 2017 and 2019 Notes — Repurchase at the Option of Holders — Change of Control,” “Description of 2020 Notes — Repurchase at the Option of Holders — Change of Control” and “Description of 2022 Notes — Repurchase at the Option of Holders — Change of Control.”
Certain Covenants
We will issue each series of exchange notes under the Indenture that was executed in connection with corresponding existing notes. The Indentures, among other things, restrict our ability to:
• incur additional debt;
• pay dividends and make distributions;
• repurchase equity securities;
• create liens;
• enter into transactions with affiliates; and
• merge or consolidate.

These covenants are subject to a number of important exceptions and qualifications. See “Description of 2017 and 2019 Notes — Certain Covenants,” “Description of 2020 Notes — Certain Covenants” and “Description of 2022 Notes — Certain Covenants.”
Our subsidiaries other than Icahn Enterprises Holdings are not restricted by the Indentures in their ability to incur debt, create liens or merge or consolidate.
Absence of Established Market for Exchange Notes
The exchange notes will be new securities for which there is currently no market. We cannot assure you that a liquid market for the exchange notes will develop or be maintained.

RISK FACTORS

Participating in the exchange offers and investing in the exchange notes involves a high degree of risk. You should read and consider carefully each of the following factors, and the section entitled “Risk Factors” in this prospectus, the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2013, which are incorporated by reference herein, as well as the other information contained in this prospectus, before making a decision on whether to participate in the exchange offers. If any of these risks actually occurs, it could have a material adverse effect on our business. These risks are not the only ones faced by us. Additional risks not known or which are presently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. Each of the risks could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

Risks Relating to the Exchange Offers

Holders who fail to exchange their existing notes will continue to be subject to restrictions on transfer.

If you do not exchange your existing notes for exchange notes in the exchange offers, you will continue to be subject to the restrictions on transfer of your existing notes described in the legend on your existing notes. The restrictions on transfer of your existing notes arise because we issued the existing notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the existing notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. We do not plan to register the existing notes under the Securities Act. The restrictions on transferability may adversely affect the price that third parties would pay for such notes.

Broker-dealers or holders of notes may become subject to the registration and prospectus delivery requirements of the Securities Act.

Any broker-dealer that:

•	exchanges its existing notes in the exchange offers for the purpose of participating in a distribution of the exchange notes or
•	resells exchange notes that were received by it for its own account in the exchange offers may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act. In addition to broker-dealers, any holder of notes that exchanges its existing notes in the exchange offers for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that holder.

You may suffer adverse consequences if you do not exchange your existing notes.

The existing notes that are not exchanged for exchange notes have not been registered with the SEC or in any state. Unless the existing notes are registered, they may only be offered and sold pursuant to an exemption from, or in a transaction that is not subject to, the registration requirements of the Securities Act. Depending upon the percentage of existing notes exchanged for exchange notes, the liquidity of the existing notes may be adversely affected, which may have an adverse effect on the price of the existing notes.

Your existing notes will not be accepted for exchange if you fail to follow the exchange offer procedures.

We will issue the exchange notes pursuant to this exchange offer only after a timely receipt of your existing notes, a properly completed and duly executed letter of transmittal or a valid agent’s message through DTC’s Automatic Tender Offer Program and all other required documents. Therefore, if you want to tender your existing notes, please allow sufficient time to ensure timely delivery. If we do not receive the required documents by the expiration date of the exchange offers, we will not accept your existing notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of existing notes for exchange. If there are defects or irregularities with respect to your tender of existing notes, we will not accept your existing notes for exchange.

Risks Relating to the Exchange Notes

Our failure to comply with the covenants contained under any of our debt instruments, including the Indentures (including our failure as a result of events beyond our control), could result in an event of default that would materially and adversely affect our financial condition.

Our failure to comply with the covenants under any of our debt instruments may trigger a default or event of default under such instruments. If there were an event of default under one of our debt instruments, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. In addition, any event of default or declaration of acceleration under one debt instrument could result in an event of default under one or more of our other debt instruments, including the exchange notes. It is possible that, if the defaulted debt is accelerated, our assets and cash flow may not be sufficient to fully repay borrowings under our outstanding debt instruments and we cannot assure you that we would be able to refinance or restructure the payments on those debt securities.

To service our indebtedness, we will require a significant amount of cash. Our ability to maintain our current cash position or generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including the exchange notes, and to fund operations will depend on existing cash balances and our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, regulatory and other factors that are beyond our control.

Our current businesses and businesses that we acquire may not generate sufficient cash to service our debt, including the exchange notes. In addition, we may not generate sufficient cash flow from operations or investments and future borrowings may not be available to us in an amount sufficient to enable us to service our indebtedness, including the exchange notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the exchange notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including the exchange notes, on commercially reasonable terms or at all.

We and Icahn Enterprises Holdings are holding companies and depend on the businesses of our subsidiaries to satisfy our obligations.

We and Icahn Enterprises Holdings are holding companies. In addition to cash and cash equivalents, U.S. government and agency obligations, marketable equity and debt securities and other short-term investments, our assets consist primarily of investments in our subsidiaries. Moreover, if we make significant investments in new operating businesses, it is likely that we will reduce our liquid assets and those of Icahn Enterprises Holdings in order to fund those investments and the ongoing operations of our subsidiaries. Consequently, our cash flow and our ability to meet our debt service obligations and make distributions with respect to depositary units likely will depend on the cash flow of our subsidiaries and the payment of funds to us by our subsidiaries in the form of dividends, distributions, loans or otherwise.

The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries may be subject or enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us. For example, credit facilities for Federal-Mogul, Tropicana and WPH and notes outstanding for CVR, ARI and Viskase restrict dividends, distributions and other transactions with us. To the degree any distributions and transfers are restricted or prohibited, our ability to make payments on our debt and to make distributions on our depositary units will be limited.

We or our subsidiaries may be able to incur substantially more debt.

We or our subsidiaries may be able to incur substantial additional indebtedness in the future. Under the Indentures, we and Icahn Enterprises Holdings may incur additional indebtedness if we comply with certain financial tests contained in the Indentures. However, our subsidiaries other than Icahn Enterprises Holdings are not subject to any of the covenants contained in the Indentures, including the covenant restricting debt incurrence. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we, and they, now face could intensify. In addition, certain important events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the Indentures.

The exchange notes will be effectively subordinated to any secured indebtedness, and all the indebtedness and liabilities of our subsidiaries other than Icahn Enterprises Holdings.

The exchange notes will be effectively subordinated to our and Icahn Enterprises Holding’s existing and future secured indebtedness to the extent of the collateral securing such indebtedness. As of December 31, 2013, we did not have any secured indebtedness outstanding and Icahn Enterprises Holdings had $41 million of secured indebtedness outstanding. We and Icahn Enterprises Holdings may be able to incur substantial additional secured indebtedness in the future. The terms of the Indentures permit us and Icahn Enterprises Holdings to do so, subject to the covenants described under “Description of 2017 and 2019 Notes — Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” and “— Limitation on Liens,” “Description of 2020 Notes — Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” and “— Limitation on Liens” and “Description of 2022 Notes — Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” and “— Limitation on Liens.” The exchange notes will also be effectively subordinated to all the indebtedness and liabilities, including trade payables, of all of our subsidiaries, other than Icahn Enterprises Holdings. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, other than Icahn Enterprises Holdings, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As of December 31, 2013, our subsidiaries (not including Icahn Enterprises Holdings) had approximately $5.2 billion of debt and approximately $1.4 billion of accounts payable to which the exchange notes would have been structurally subordinated.

We may not have sufficient funds necessary to finance the change of control offer required by the Indentures.

Upon the occurrence of a change of control, as defined in the Indentures, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest and Special Interest, if any, to the date of repurchase. Mr. Icahn, through affiliates, as of December 31, 2013, owned 100% of Icahn Enterprises GP and approximately 87.9% of our outstanding depositary units.

If Mr. Icahn were to sell or otherwise transfer some or all of his interests in us to unrelated parties, a change of control could be deemed to have occurred under the terms of the Indentures. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes.

Since we are a limited partnership, you may not be able to pursue legal claims against us in U.S. federal courts.

We are a limited partnership organized under the laws of the state of Delaware. Under the rules of federal civil procedure, you may not be able to sue us in federal court on claims other than those based solely on federal law, because of lack of complete diversity. Case law applying diversity jurisdiction deems us to have the citizenship of each of our limited partners. Because we are a publicly traded limited partnership, it may not be possible for you to sue us in a federal court because we have citizenship in all 50 U.S. states and operations in many states. Accordingly, you will be limited to bringing any claims in state court. Furthermore, Icahn Enterprises Finance, our corporate co-issuer for the exchange notes, has only nominal assets and no operations. While you may be able to sue the corporate co-issuer in federal court, you are not likely to be able to realize on any judgment rendered against it.

We are subject to the risk of possibly becoming an investment company.

Because we are a holding company and a significant portion of our assets may, from time to time, consist of investments in companies in which we own less than a 50% interest, we run the risk of inadvertently becoming an investment company that is required to register under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Registered investment companies are subject to extensive, restrictive and potentially adverse regulation relating to, among other things, operating methods, management, capital structure, dividends and transactions with affiliates. Registered investment companies are not permitted to operate their business in the manner in which we operate our business, nor are registered investment companies permitted to have many of the relationships that we have with our affiliated companies.

In order not to become an investment company required to register under the Investment Company Act, we monitor the value of our investments and structure transactions with an eye toward the Investment Company Act. As a result, we may structure transactions in a less advantageous manner than if we did not have Investment Company Act concerns, or we may avoid otherwise economically desirable transactions due to those concerns. In addition, events beyond our control, including significant appreciation or depreciation in the market value of certain of our publicly traded holdings, or adverse developments with respect to our ownership of certain of our subsidiaries, could result in our inadvertently becoming an investment company.

If it were established that we were an investment company, there would be a risk, among other material adverse consequences, that we could become subject to monetary penalties or injunctive relief, or both, in an action brought by the SEC, that we would be unable to enforce contracts with third parties or that third parties could seek to obtain rescission of transactions with us undertaken during the period it was established that we were an unregistered investment company.

We may become taxable as a corporation.

We believe that we have been and are properly treated as a partnership for U.S. federal income tax purposes. This allows us to pass through our income and deductions to our partners. However, the Internal Revenue Service (the “IRS”) could challenge our partnership status and we could fail to qualify as a partnership for past years as well as future years. Qualification as a partnership involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the “Code”). For example, a publicly traded partnership is generally taxable as a corporation unless 90% or more of its gross income is “qualifying” income, which generally includes interest, dividends, oil and gas revenues, real property rents, gains from the sale or other disposition of real property, gain from the sale or other disposition of capital assets held for the production of interest or dividends, and certain other items. We believe that in all prior years of our existence at least 90% of our gross income was qualifying income and we intend to structure our business in a manner such that at least 90% of our gross income will constitute qualifying income this year and in the future. However, there can be no assurance that such structuring will be effective in all events to avoid the receipt of more than 10% of non-qualifying income. If less than 90% of our gross income constitutes qualifying income, we may be subject to corporate tax on our net income, at a federal rate of up to 35% plus possible state taxes. Further, if less than 90% of our gross income constituted qualifying income for past years, we may be subject to corporate level tax plus interest and possibly penalties. In addition, if we register under the Investment Company Act as a management company or unit investment trust, we would be treated as a corporation for U.S. federal income tax purposes. The cost of paying federal and possibly state income tax, either for past years or going forward, could be a significant liability and would reduce our funds available to make distributions to holders of units, and to make interest and principal payments on our debt securities. To meet the qualifying income test we may structure transactions in a manner which is less advantageous than if this were not a consideration, or we may avoid otherwise economically desirable transactions.

From time to time, legislative proposals have been introduced that, if enacted, could have a material and adverse effect on us. These proposals have included taxing publicly traded partnerships engaged in the Investment segment, such as us, as corporations and introducing substantive changes to the definition of qualifying income, which could make it more difficult or impossible for us to meet the exception that allows publicly traded partnerships generating qualifying income to be treated as partnerships (rather than corporations) for U.S. federal income tax purposes. We are unable to predict when or if such legislation would be introduced, whether or not such legislation would be enacted, what specific provisions would be included or what the effective date would be, and as a result the ultimate impact on us of such legislation is uncertain. It is possible that if such legislation were enacted, we would be treated as an association, taxable as a corporation, which would materially increase our taxes. As an alternative, we might be required to restructure our operations, and possibly dispose of certain businesses, in order to avoid or mitigate the impact of any such legislation.

The exchange notes impose significant operating and financial restrictions on us and Icahn Enterprises Holdings.

Subject to a number of important exceptions, the Indentures may limit our and Icahn Enterprises Holdings’ ability to, among other things:

•	incur additional debt;
•	pay dividends and make distributions;
•	repurchase equity securities;
•	create liens;
•	enter into transactions with affiliates; and
•	merge or consolidate.

The restrictions contained in the Indentures may prevent us from taking actions that we believe would be in the best interest of our business. A breach of any of these covenants or the inability to comply with the required financial ratios could result in a default under the exchange notes, or the Indentures, as applicable. If any such default occurs, the holders of our notes may elect to declare all of their respective outstanding debt, together with accrued interest and other amounts payable thereunder, to be immediately due and payable.

Our subsidiaries, other than Icahn Enterprises Holdings, are not subject to any of the covenants in the Indentures and only Icahn Enterprises Holdings will guarantee the exchange notes. We may not be able to rely on the cash flow or assets of our subsidiaries to pay our indebtedness.

Our subsidiaries, other than Icahn Enterprises Holdings, are not subject to the covenants under the Indentures. We may form additional subsidiaries in the future that will not be subject to the covenants under the Indentures. Of our existing and future subsidiaries, only Icahn Enterprises Holdings is required to guarantee the exchange notes. Our existing and future non-guarantor subsidiaries may enter into financing arrangements that limit their ability to make dividends, distributions, loans or other payments to fund payments in respect of the exchange notes. Accordingly, we may not be able to rely on the cash flow or assets of our subsidiaries to pay the exchange notes.

A court could void the exchange notes or the guarantee under fraudulent conveyance laws.

Under the U.S. bankruptcy law and comparable provisions of the state fraudulent transfer laws, the exchange notes and the respective guarantees could be voided, or claims in respect to the exchange notes and the guarantee could be subordinated to all of our existing debt or our guarantor’s other debts if, among other things, we, at the time of the issuance of the exchange notes, or our guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	intended to hinder, delay or defraud any present or future creditor; or
•	received less than reasonably equivalent value and/or fair consideration for the issuance of the exchange notes or the incurrence of the guarantee; and
•	were insolvent or rendered insolvent by reason of the issuance of the exchange notes or the incurrence of the guarantee; or

•	were engaged in a business or transaction for which our, our guarantors’ remaining assets constituted unreasonably small capital; or
•	intended to incur, or believed that we or our guarantor would incur, debts beyond our or our guarantor’s ability to pay such debts as they mature.

Moreover, any payments made by us on the exchange notes or by our guarantor pursuant to its guarantee could be voided and required to be returned to us or our guarantor, or to a fund for the benefit of our creditors or our guarantor’s creditors. To the extent that the exchange notes or the guarantee are voided as a fraudulent conveyance, the claims of holders of the exchange notes would be adversely affected.

In addition, a legal challenge of the exchange notes or the guarantee on fraudulent transfer grounds will focus on, among other things, the benefits, if any, realized by us, or our guarantor as a result of the issuance of the exchange notes. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the governing law. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or
•	if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or
•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that the exchange notes are being issued and the respective guarantees are being incurred for proper purposes, in good faith and for fair consideration and reasonably equivalent value, and that we, after giving effect to the issuance of the exchange notes, and the guarantor, after giving effect to its guarantee, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations, or that a court would agree with our conclusions in this regard.

Active trading markets may not develop for the exchange notes, which may affect your ability to resell your exchange notes.

There is no existing public market for the exchange notes. The exchange notes are not listed on any securities exchange or other market, and we do not intend to apply for listing of the exchange notes offered hereby on any securities exchange or other market. The exchange notes will constitute a new issue of securities with no established trading market, and there is a risk that:

•	a liquid trading market for the exchange notes may not develop;
•	holders may not be able to sell their exchange notes; or
•	the price at which the holders would be able to sell their exchange notes may be lower than anticipated and lower than the principal amount or original purchase price.

An active trading market may not exist for the exchange notes, and any trading market that does develop may not be liquid. Even if the registration statement becomes effective, which will generally allow resales of the exchange notes, the exchange notes will constitute a new issue of securities with no established trading market. If a trading market for the exchange notes were to develop, the trading price of the exchange notes will depend on many factors, including prevailing interest rates, the market for similar debt and our financial performance. In addition, the market for non-investment grade debt historically has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market for the exchange notes, if any, may be subject to similar disruptions that could adversely affect their value and liquidity.

Although the initial purchasers of the existing notes advised us that they intended to make a market in the notes, they are not obligated to do so and it may discontinue any market-making at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, any holder who purchases in the offering for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

As a noteholder, you may be required to comply with licensing, qualification or other requirements under gaming laws and could be required to dispose of the exchange notes.

We have held and anticipate that we will hold the equity of subsidiaries that hold the licenses for certain hotels and casinos. We currently hold a 67.9% equity interest in Tropicana Entertainment, Inc., a hotel and casino company. We continue to explore investment opportunities in many areas and could make additional significant investments in gaming entities in the future.

We could be required to disclose the identities of the holders of the exchange notes to the New Jersey, Nevada or other gaming authorities upon request. The New Jersey Casino Control Commission, the Nevada Gaming Commission and other applicable gaming authorities impose substantial restrictions on the ownership of certain gaming companies, could require holders of the exchange notes to apply for qualification or suitability to hold the exchange notes and could require you to dispose of your interest in the exchange notes. Application and investigation costs for licensing, qualifications and findings of suitability must generally be paid by the applicant. If any applicable gaming authority determines that a holder or beneficial owners of the exchange notes must be licensed, qualified or found suitable under any applicable gaming law and such holder or beneficial owner either refuses to file such an application or is unable to obtain the requisite license, qualification or finding of suitability, the exchange notes will be subject to mandatory disposition and redemption and certain of your rights under the exchange notes will be eliminated. See “Description of 2017 and 2019 Notes — Mandatory Disposition Pursuant to Gaming Laws,” “Description of 2020 Notes — Mandatory Disposition Pursuant to Gaming Laws” and “Description of 2022 Notes — Mandatory Disposition Pursuant to Gaming Laws.”

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange existing notes in like principal amount. The existing notes surrendered in exchange for exchange notes will be retired and canceled and cannot be reissued. Issuance of the exchange notes will not result in a change in our amount of outstanding debt.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. For purposes of computing the ratio of earnings to fixed charges, earnings represent earnings from continuing operations before income taxes, equity in earnings (loss) of investees and minority interest plus fixed charges. Fixed charges include (a) interest on indebtedness (whether expensed or capitalized), (b) amortization premiums, discounts and capitalized expenses related to indebtedness and (c) the portion of rent expense we believe to be representative of interest.

	Year Ended December 31,
	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	4.9	2.1	4.5	2.7	4.0

SELECTED CONSOLIDATED FINANCIAL DATA

The following tables contain our selected historical consolidated financial data, which should be read in conjunction with our consolidated financial statements and the related notes thereto, and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The selected financial data as of December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012 and 2011 have been derived from our audited consolidated financial statements at those dates and for those periods, contained in our Annual Report on Form 10-K filed with the SEC on March 3, 2014. The historical selected financial data as of December 31, 2011, 2010 and 2009 and for the years ended December 31, 2010 and 2009 have been derived from our audited consolidated financial statements at those dates and for those periods, as adjusted retrospectively for our acquisitions of a controlling interests in New ARL, ARI and Viskase (each as defined elsewhere in this registration statement), which were accounted for as entities under common control and reported in our combined results on an as-if-pooling basis.

In 2010, we acquired a controlling interest in Tropicana, which has been consolidated as of November 15, 2010. In 2012, we acquired a controlling interest in CVR Energy Inc., which has been consolidated as of May 4, 2012. These significant acquisitions affect the comparability of our selected financial data presented below.

	Icahn Enterprises					Icahn Enterprises Holdings
	Year Ended December 31,					Year Ended December 31,
	2013	2012	2011	2010	2009	2013	2012	2011	2010	2009
	(in millions, except per unit data)					(in millions)
Statement of Operations Data:
Net sales	$17,785	$14,574	$9,127	$7,822	$6,654	$17,785	$14,574	$9,127	$7,822	$6,654
Other revenues from operations	988	951	933	394	304	988	951	933	394	304
Net gain from investment activities	1,694	343	1,905	814	1,406	1,694	343	1,905	814	1,406
Income from continuing operations	2,444	762	1,800	776	1,251	2,444	763	1,801	779	1,258
(Loss) income from discontinued operations	—	—	—	(1)	1	—	—	—	(1)	1
Net income	2,444	762	1,800	775	1,252	2,444	763	1,801	778	1,259
Less: Net income attributable to non-controlling interests	(1,419)	(366)	(1,050)	(576)	(999)	(1,419)	(366)	(1,050)	(576)	(999)
Net income attributable to Icahn Enterprises/Icahn Enterprises Holdings	$1,025	$396	$750	$199	$253	$1,025	$397	$751	$202	$260
Net income attributable to Icahn Enterprises/Icahn Enterprises Holdings from:
Continuing operations	$1,025	$396	$750	$200	$252	$1,025	$397	$751	$203	$259
Discontinued operations	—	—	—	(1)	1	—	—	—	(1)	1
	$1,025	$396	$750	$199	$253	$1,025	$397	$751	$202	$260
Net income attributable to Icahn Enterprises/Icahn Enterprises Holdings allocable to:
Limited partners	$1,005	$379	$735	$195	$229	$1,015	$384	$743	$200	$259
General partner	20	17	15	4	24	10	13	8	2	1
	$1,025	$396	$750	$199	$253	$1,025	$397	$751	$202	$260
Basic income (loss) per LP Unit:
Income from continuing operations	$9.14	$3.72	$8.35	$2.28	$2.96
(Loss) income from discontinued operations	0.00	0.00	0.00	(0.01)	0.01
Basic income per LP unit	$9.14	$3.72	$8.35	$2.27	$2.97
Basic weighted average LP units outstanding	110	102	88	86	77
Diluted income (loss) per LP unit:
Income from continuing operations	$9.07	$3.72	$8.15	$2.27	$2.89
(Loss) income from discontinued operations	0.00	0.00	0.00	(0.01)	0.01
Diluted income per LP unit	$9.07	$3.72	$8.15	$2.26	$2.90
Diluted weighted average LP units outstanding	111	102	93	87	81

	Icahn Enterprises					Icahn Enterprises Holdings
	Year Ended December 31,					Year Ended December 31,
	2013	2012	2011	2010	2009	2013	2012	2011	2010	2009
	(in millions, except per unit data)					(in millions)
Other Financial Data:
EBITDA attributable to Icahn Enterprises/Icahn Enterprises Holdings(1)	$1,804	$1,158	$1,459	$876	$798	$1,804	$1,158	$1,459	$877	$798
Adjusted EBITDA attributable to Icahn Enterprises/Icahn Enterprises Holdings(1)	1,896	1,546	1,541	939	907	1,896	1,542	1,541	939	907
Cash distributions declared per LP unit	4.50	0.40	0.55	1.00	1.00

	Icahn Enterprises					Icahn Enterprises Holdings
	December 31,					December 31,
	2013	2012	2011	2010	2009	2013	2012	2011	2010	2009
	(in millions)					(in millions)
Balance Sheet Data:
Cash and cash equivalents	$3,262	$3,108	$2,328	$2,988	$2,273	$3,262	$3,108	$2,328	$2,988	$2,273
Investments	12,261	5,491	8,938	7,470	5,405	12,261	5,491	8,938	7,470	5,405
Property, plant and equipment, net	8,077	7,661	4,657	4,655	4,164	8,077	7,661	4,657	4,655	4,164
Total assets	31,745	25,932	24,368	21,885	20,036	31,761	25,946	24,379	21,894	20,050
Post-employment benefit liability	1,111	1,488	1,340	1,272	1,413	1,111	1,488	1,340	1,272	1,413
Debt	9,295	9,873	7,831	7,902	6,613	9,289	9,865	7,821	7,891	6,608
Equity attributable to Icahn Enterprises/Icahn Enterprises Holdings	6,092	4,669	3,755	3,183	2,834	6,114	4,691	3,776	3,203	2,989

(1)	EBITDA represents earnings before interest expense, income tax (benefit) expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA excluding the effects of impairment, restructuring costs, certain pension plan expenses, OPEB curtailment gains, discontinued operations, losses on extinguishment of debt, FIFO impacts, major scheduled turnaround expense, unrealized gains/losses on certain derivative contracts, certain share-based compensation expenses related to a certain proxy matter, expenses related to a certain acquisition and loss on disposal of certain fixed assets and certain other charges. We present EBITDA and Adjusted EBITDA on a consolidated basis, net of the effect of non-controlling interests. We conduct substantially all of our operations through subsidiaries. The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us.

We believe that providing EBITDA and Adjusted EBITDA to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business. Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt. Management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods. Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets. Additionally, EBITDA and Adjusted EBITDA present meaningful measures of corporate performance exclusive of our capital structure and the method by which assets were acquired and financed.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U.S. GAAP. For example, EBITDA and Adjusted EBITDA:

•	do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•	do not reflect changes in, or cash requirements for, our working capital needs; and
•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the industries in which we operate may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures. In addition, EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

EBITDA and Adjusted EBITDA are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. Given these limitations, we rely primarily on our U.S. GAAP results and use EBITDA and Adjusted EBITDA only as a supplemental measure of our financial performance. The following table reconciles, on a basis attributable to Icahn Enterprises/Icahn Enterprises Holdings, net income attributable to Icahn Enterprises/Icahn Enterprises Holdings, to EBITDA and EBITDA to Adjusted EBITDA for the periods indicated. In addition, Adjusted EBITDA for prior periods has been revised to conform to our current calculation. EBITDA results for prior periods have been adjusted in order to properly be reflected on a basis attributable to Icahn Enterprises/Icahn Enterprises Holdings.

	Icahn Enterprises					Icahn Enterprises Holdings
	Year Ended December 31,					Year Ended December 31,
	2013	2012	2011	2010	2009	2013	2012	2011	2010	2009
	(in millions)					(in millions)
Attributable to Icahn Enterprises/Icahn Enterprises Holdings:
Net income (loss)	$1,025	$396	$750	$199	$253	$1,025	$397	$751	$202	$260
Interest expense	464	456	373	338	268	464	455	372	336	261
Income tax expense (benefit)	(170)	(128)	27	11	(40)	(170)	(128)	27	11	(40)
Depreciation, depletion and amortization	485	434	309	328	317	485	434	309	328	317
EBITDA attributable to Icahn Enterprises/Icahn Enterprises Holdings	$1,804	$1,158	$1,459	$876	$798	$1,804	$1,158	$1,459	$877	$798
Impairment	$14	$106	$58	$8	$34	$14	$106	$58	$8	$34
Restructuring	41	25	9	12	37	41	25	9	12	37
Non-service cost of U.S. based pension	4	29	18	25	35	4	29	18	25	35
FIFO impact (favorable) unfavorable	(15)	58	—	—	—	(15)	58	—	—	—
OPEB curtailment gains	(15)	(40)	(1)	(22)	—	(15)	(40)	(1)	(22)	—
Certain share-based compensation expense	20	27	1	—	—	20	30	1	—	—
Major scheduled turnaround expense	—	88	—	—	—	—	88	—	—	—
Losses on divestitures	46	—	—	—	—	46	—	—	—	—
Net loss on extinguishment of debt	—	7	—	40	4	—	7	—	39	4
Unrealized (gain)/loss on certain derivatives	(43)	57	—	—	—	(43)	57	—	—	—
Other	40	31	(3)	—	(1)	40	24	(3)	—	(1)
Adjusted EBITDA attributable to Icahn Enterprises/Icahn Enterprises Holdings	$1,896	$1,546	$1,541	$939	$907	$1,896	$1,542	$1,541	$939	$907

THE EXCHANGE OFFERS

Purpose of the Exchange Offers

In connection with the sale of the existing notes, we entered into registration rights agreements in which we agreed to:

With respect to the 2017, 2019 and 2020 Notes:

•	file a registration statement with the SEC with respect to the exchange of the existing notes for exchange notes, or the exchange offer registration statement, no later than May 21, 2014;
•	use all commercially reasonable efforts to have the exchange offer registration statement declared effective by the SEC on or prior to August 19, 2014; and
•	commence the offer to exchange the exchange notes for the existing notes and use all commercially reasonable efforts to issue on or prior to 30 business days, or longer if required by the federal securities laws, after the date on which the exchange offer registration statement was declared effective by the SEC, exchange notes in exchange for all existing notes tendered prior to that date in the exchange offers.

With respect to the 2022 Notes:

•	file a registration statement with the SEC with respect to the exchange of the existing notes for exchange notes, or the exchange offer registration statement, no later than May 29, 2014;
•	use all commercially reasonable efforts to have the exchange offer registration statement declared effective by the SEC on or prior to August 27, 2014; and
•	commence the offer to exchange the exchange notes for the existing notes and use all commercially reasonable efforts to issue on or prior to 30 business days, or longer if required by the federal securities laws, after the date on which the exchange offer registration statement was declared effective by the SEC, exchange notes in exchange for all existing notes tendered prior to that date in the exchange offers.

We are making the exchange offers to satisfy certain of our obligations under the registration rights agreements. We filed a copy of the registration rights agreement as an exhibit to the exchange offer registration statement that includes this prospectus.

Resale of Exchange Notes

Under existing interpretations of the Securities Act by the staff of the SEC contained in several no-action letters to third parties, we believe that the exchange notes will generally be freely transferable by holders who have validly participated in the exchange offers without further registration under the Securities Act (assuming the truth of certain representations required to be made by each holder of notes, as set forth below). For additional information on the staff’s position, we refer you to the following no-action letters: Exxon Capital Holdings Corporation, available April 13, 1988; Morgan Stanley & Co. Incorporated, available June 5, 1991; and Shearman & Sterling, available July 2, 1993. However, any purchaser of existing notes who is one of our “affiliates” or who intends to participate in the exchange offers for the purpose of distributing the exchange notes or who is a broker-dealer who purchased existing notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

•	will not be able to tender its existing notes in the exchange offers;
•	will not be able to rely on the interpretations of the staff of the SEC; and
•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the existing notes unless such sale or transfer is made pursuant to an exemption from these requirements.

If you wish to exchange existing notes for exchange notes in the exchange offers, you will be required to make representations in the letter of transmittal that accompanies this prospectus, including that:

•	you are not our “affiliate” (as defined in Rule 405 promulgated under the Securities Act);
•	any exchange notes to be received by you will be acquired in the ordinary course of your business;
•	you have no arrangement or understanding with any person to participate in the distribution of the exchange notes in violation of the provisions of the Securities Act;
•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of exchange notes; and
•	if you are a broker-dealer, you acquired the existing notes for your own account as a result of market-making or other trading activities (and as such, you are a “participating broker-dealer”), you have not entered into any arrangement or understanding with us or any of our affiliates to distribute the exchange notes and you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes.

Rule 405 promulgated under the Securities Act provides that an “affiliate” of, or person “affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

The SEC has taken the position that participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act, and accordingly may fulfill their prospectus delivery requirements with respect to the exchange notes, other than a resale of an unsold allotment from the original sale of the notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreements, we have agreed to use commercially reasonable efforts to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements, to use this prospectus in connection with the resale of the exchange notes for a period of 270 days from the issuance of the exchange notes.

Terms of the Exchange Offers

This prospectus and the accompanying letter of transmittal contain the terms and conditions of the exchange offers. Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange all existing notes that are properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. After authentication of the exchange notes by the trustee or an authentication agent, we will issue and deliver $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding existing notes accepted in the exchange offers. Holders may tender some or all of their existing notes in the exchange offers in denominations of $2,000 and integral multiples of $1,000 thereof.

The form and terms of the exchange notes are identical in all material respects to the form and terms of the existing notes, except that:

(1)	the offering of the exchange notes has been registered under the Securities Act;
(2)	the exchange notes generally will not be subject to transfer restrictions or have registration rights; and
(3)	certain provisions relating to special interest on the existing notes provided for under certain circumstances will be eliminated.

The exchange notes will evidence the same debt as the existing notes. The exchange notes will be issued under and entitled to the benefits of the corresponding Indenture.

In connection with the issuance of the existing notes, we made arrangements for the existing notes to be issued and transferable in book-entry form through the facilities of DTC, acting as a depositary. The exchange notes will also be issuable and transferable in book-entry form through the DTC.

The exchange offers are not conditioned upon any minimum aggregate principal amount of existing notes being tendered. However, our obligation to accept existing notes for exchange pursuant to the exchange offers are subject to certain customary conditions that we describe under “— Conditions” below.

Holders who tender existing notes in the exchange offers will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of existing notes pursuant to the exchange offers. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offers. See “— Solicitation of Tenders; Fees and Expenses” for more detailed information regarding the expenses of the exchange offers.

By executing or otherwise becoming bound by the letter of transmittal, you will be making the representations described under “— Procedures for Tendering” below.

Expiration Date; Extensions; Amendments

The term “expiration date” will mean 5:00 p.m., New York City time, on            , 2014, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which we extend the exchange offers.

To extend the exchange offers, we will:

•	notify the exchange agent of any extension orally (confirmed in writing) or in writing; and
•	notify the registered holders of the existing notes by means of a press release or other public announcement, each before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our reasonable discretion:

•	to delay accepting any existing notes;
•	to extend the exchange offers; or
•	if any conditions listed below under “— Conditions” are not satisfied, to terminate the exchange offers by giving oral or written notice of the delay, extension or termination to the exchange agent.

We will follow any delay in acceptance, extension or termination as promptly as practicable by oral (confirmed in writing) or written notice to the exchange agent and the registered holders. If we amend the exchange offers in a manner we determine constitutes a material change, we will promptly disclose the amendment in a prospectus supplement that we will distribute to the registered holders.

Interest on the Exchange Notes

Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the existing notes surrendered in exchange for exchange notes or, if no interest has been paid on the existing notes, from January 21, 2014 in the case of the 2017 exchange notes and the 2019 exchange notes, August 1, 2013 in the case of the 2020 exchange notes, and January 29, 2014 in the case of the 2022 exchange notes. We will make interest payments on the 2017 exchange notes and the 2019 exchange notes semi-annually in arrears on March 15 and September 15 of each year. We will make interest payments on the 2020 exchange notes and the 2022 exchange notes semi-annually in arrears on February 1 and August 1 of each year.

Procedures for Tendering

Only you may tender your outstanding notes in the exchange offers. Except as stated under “— Book-Entry Transfer,” to tender your outstanding notes in the exchange offers, you must:

•	complete, sign and date the enclosed letter of transmittal, or a copy of it;
•	have the signature on the letter of transmittal guaranteed if required by the letter of transmittal or transmit an agent’s message in connection with a book-entry transfer; and
•	mail, fax or otherwise deliver the letter of transmittal or copy to the exchange agent before the expiration date.

In addition, either:

•	the exchange agent must receive a timely confirmation of a book-entry transfer of your outstanding notes, if that procedure is available, into the account of the exchange agent at DTC, the “book-entry transfer facility,” under the procedure for book-entry transfer described below before the expiration date;
•	the exchange agent must receive certificates for your outstanding notes, the letter of transmittal and other required documents before the expiration date; or
•	you must comply with the guaranteed delivery procedures described below.

For your outstanding notes to be tendered effectively, the exchange agent must receive a valid agent’s message through DTC’s Automatic Tender Offer Program, or ATOP, or a letter of transmittal and other required documents before the expiration date. Delivery of the outstanding notes shall be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent before the expiration date.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the outstanding securities that the participant has received and agrees:

•	to participate in ATOP;
•	to be bound by the terms of the letter of transmittal; and
•	that we may enforce the agreement against the participant.

If you do not withdraw your tender before the expiration date, it will constitute an agreement between you and us in compliance with the terms and conditions in this prospectus and in the letter of transmittal.

THE METHOD OF DELIVERY OF YOUR OUTSTANDING NOTES, A LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. DO NOT SEND A LETTER OF TRANSMITTAL OR OUTSTANDING NOTES DIRECTLY TO US. YOU MAY REQUEST YOUR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO MAKE THE EXCHANGE ON YOUR BEHALF.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Procedure if the Existing Notes Are Not Registered in Your Name

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you want to tender your outstanding notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you want to tender on your own behalf, you must, before completing and executing a letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power or other proper endorsement from the registered holder. We urge you to act immediately since the transfer of registered ownership may take considerable time.

Book-Entry Transfer

The Exchange Agent will make requests to establish accounts at the book-entry transfer facility for purposes of the exchange offers within two business days after the date of this prospectus. If you are a financial institution that is a participant in the book-entry transfer facility’s systems, you may make book-entry delivery of your outstanding notes being tendered by causing the book-entry transfer facility to transfer your outstanding notes into the exchange agent’s account at the book-entry transfer facility in compliance with the appropriate procedures for transfer. However, although you may deliver your outstanding notes through book-entry transfer at the book-entry transfer facility, you must transmit, and the exchange agent must receive, a letter of transmittal or copy of the letter of transmittal, with any required signature guarantees and any other required documents, except as discussed in the following paragraph, on or before the expiration date or the guaranteed delivery procedures outlined below must be complied with.

DTC’s ATOP is the only method of processing the exchange offers through DTC. To accept the exchange offers through ATOP, participants in DTC must send electronic instructions to DTC through DTC’s communication system instead of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the exchange agent. To tender your outstanding notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the participant’s acknowledgment of its receipt of an agreement to be bound by the letter of transmittal for your outstanding notes.

Beneficial Owner Instructions to Holders of Outstanding Notes

Only a holder whose name appears on a DTC security position listing as a holder of outstanding notes, or the legal representative or attorney-in-fact of such holder, may execute and deliver the letter of transmittal.

Holders of outstanding notes who are not registered holders of, and who seek to tender, outstanding notes should (1) obtain a properly completed letter of transmittal for such outstanding notes from the registered holder with signatures guaranteed by an Eligible Institution and obtain and include with such letter of transmittal outstanding notes properly endorsed for transfer by the registered holder thereof or accompanied by a written instrument or instruments of transfer or exchange from the registered holder with signatures on the endorsement or written instrument or instruments of transfer or exchange guaranteed by an Eligible Institution or (2) effect a record transfer of such outstanding notes and comply with the requirements applicable to registered holders for tendering outstanding notes before 5:00 p.m., New York City time, on the expiration date. Any outstanding notes properly tendered before 5:00 p.m., New York City time, on the expiration date accompanied by a properly completed letter of transmittal will be transferred of record by the registrar either prior to or as of the expiration date at our discretion. We have no obligation to transfer any outstanding notes from the name of the registered holder of the notes if we do not accept these outstanding notes for exchange.

Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which payment of accrued and unpaid interest on the outstanding notes, certificates evidencing exchange notes and/or certificates evidencing outstanding notes for amounts not accepted for tender, each as appropriate, are to be issued or sent, if different from the name and address of the person signing the letter of transmittal. In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated and a substitute Form W-9 for this recipient must be completed. If these instructions are not given, the payments, including accrued and unpaid interest in cash on the outstanding notes, exchange notes or outstanding notes not accepted for tender, as the case may be, will be made or returned, as the case may be, to the registered holder of the outstanding notes tendered.

Issuance of exchange notes in exchange for outstanding notes will be made only against deposit of the tendered outstanding notes.

We will decide all questions as to the validity, form, eligibility, acceptance and withdrawal of tendered outstanding notes, and our determination will be final and binding on you. We reserve the absolute right to reject any and all outstanding notes not properly tendered or reject any outstanding notes the acceptance of which would be unlawful in the opinion of our counsel. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offers, including the instructions in a letter of transmittal, will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of outstanding notes as we determine. Although we intend to notify you of defects or irregularities with respect to tenders of your outstanding notes, we, the exchange agent or any other person will not incur any liability for failure to give any notification. Your tender of outstanding notes will not be deemed to have been made until any defects or irregularities have been cured or waived. Any of your outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to you, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Guaranteed Delivery Procedures

If you wish to tender your existing notes but your existing notes are not immediately available, or time will not permit your existing notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you may affect a tender if:

•	the tender is made through an Eligible Institution (as defined in the Letter of Transmittal),
•	prior to the expiration date, the exchange agent receives from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery:
•	stating the name and address of the holder, the certificate number or numbers of such holder’s existing notes and the principal amount of such existing notes tendered;
•	stating that the tender is being made thereby; and
•	guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or a facsimile thereof, together with the certificate(s) representing the existing notes to be tendered in proper form for transfer, or an agent’s message and confirmation of a book-entry transfer into the exchange agent’s account at DTC of existing notes delivered electronically, and any other documents required by the letter of transmittal, will be deposited by the Eligible Institution with the exchange agent; and
•	such properly completed and executed letter of transmittal, or a facsimile thereof, together with the certificate(s) representing all tendered existing notes in proper form for transfer, or an agent’s message and confirmation of a book-entry transfer into the exchange agent’s account at DTC of existing notes delivered electronically and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your existing notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw tenders of existing notes at any time prior to the expiration date.

For a withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth this prospectus prior to the expiration date. Any such notice of withdrawal must:

•	specify the name of the person who deposited the existing notes to be withdrawn;
•	identify the existing notes to be withdrawn, including the certificate number or number and principal amount of such existing notes or, in the case of existing notes transferred by book-entry transfer, the name and number of the account at DTC to be credited; and
•	be signed in the same manner as the original signature on the letter of transmittal by which such existing notes were tendered, including any required signature guarantee.

We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices, and our determination shall be final and binding on all parties. We will not deem any properly withdrawn existing notes to have been validly tendered for purposes of the exchange offers, and we will not issue exchange notes with respect those existing notes unless you validly retender the withdrawn existing notes. You may retender properly withdrawn existing notes following one of the procedures described above under “— Procedures for Tendering” at any time prior to the expiration date.

Conditions

Notwithstanding any other term of the exchange offers, we will not be required to accept for exchange, or exchange the exchange notes for, any existing notes, and may terminate any of the exchange offers as provided in this prospectus before the acceptance of the existing notes, if:

•	the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the SEC;
•	an action or proceeding has been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer;
•	there has been proposed, adopted or enacted any law, rule or regulation that, in our reasonable judgment, would impair materially our ability to consummate the exchange offer; or
•	all governmental approvals that we deem necessary for the completion of the exchange offer have not been obtained.

If we determine in our reasonable discretion that any of these conditions are not satisfied, we may:

•	refuse to accept any existing notes and return all tendered existing notes to you;
•	extend the exchange offer and retain all existing notes tendered before the exchange offer expires, subject, however, to your rights to withdraw the existing notes; or
•	waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered existing notes that have not been withdrawn.

If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the existing notes.

Exchange Agent

We have appointed Wilmington Trust, National Association, the trustee under the Indentures, as exchange agent for the exchange offers. You should send all executed letters of transmittal to the exchange agent at one of the addresses set forth below. In such capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of our directions. You should direct questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal and requests for a notice of guaranteed delivery to the exchange agent addressed as follows:

By Certified or Registered Mail:
Wilmington Trust, National Association
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-1615
Attention: Workflow Management 5th Floor

By Overnight Courier or Hand Delivery:
Wilmington Trust, National Association
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-1615
Attention: Workflow Management 5th Floor

By Facsimile (eligible institutions only):
(302) 636-4139, Attention: Exchanges

Delivery to an address or facsimile number other than those listed above will not constitute a valid delivery.

The trustee does not assume any responsibility for and makes no representation as to the validity or adequacy of this prospectus or the notes.

Solicitation of Tenders; Fees And Expenses

We will pay all expenses of soliciting tenders pursuant to the exchange offers. We are making the principal solicitation by mail. Our officers and regular employees may make additional solicitations in person or by telephone or facsimile.

We have not retained any dealer-manager in connection with the exchange offers and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offers. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection therewith.

We also may pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the existing notes and in handling or forwarding tenders for exchange.

We will pay the expenses to be incurred in connection with the exchange offers, including fees and expenses of the exchange agent and trustee and accounting and legal fees and printing costs.

We will pay all transfer taxes, if any, applicable to the exchange of existing notes for exchange notes pursuant to each of the exchange offers. If, however, certificates representing exchange notes or existing notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the existing notes tendered, or if tendered existing notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of existing notes pursuant to the applicable exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed by us directly to such tendering holder.

Consequences of Failure to Exchange

Participation in the exchange offers is voluntary. We urge you to consult your financial and tax advisors in making your decisions on what action to take. Existing notes that are not exchanged for exchange notes pursuant to the exchange offers will remain restricted securities. Accordingly, those existing notes may be resold only:

•	to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A promulgated under the Securities Act;
•	in a transaction meeting the requirements of Rule 144 promulgated under the Securities Act;
•	outside the United States to a foreign person in a transaction meeting the requirements of Rule 903 or 904 of Regulation S promulgated under the Securities Act;

•	in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel if we so request;
•	to us; or
•	pursuant to an effective registration statement.

In each case, the existing notes may be resold only in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

DESCRIPTION OF 2017 AND 2019 NOTES

General

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the term “Icahn Enterprises” refers only to Icahn Enterprises L.P., the term “Icahn Enterprises Finance” refers only to Icahn Enterprises Finance Corp., the term “Icahn Enterprises Holdings” refers only to Icahn Enterprises Holdings L.P., and the term “Icahn Enterprises GP” refers only to Icahn Enterprises G.P. Inc. and not to any of their respective Subsidiaries. For the avoidance of doubt, Icahn Enterprises Holdings will be deemed to be a Subsidiary of Icahn Enterprises for so long as Icahn Enterprises Holdings remains a Guarantor. The term “Issuers” refers to Icahn Enterprises and Icahn Enterprises Finance, collectively.

The Issuers issued the existing notes under an indenture, dated as of January 21, 2014 (the “Indenture”), among the Issuers, Icahn Enterprises Holdings, as guarantor, and Wilmington Trust, National Association, as trustee (the “trustee”). The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”), and the terms of the Notes will include those stated in the Indenture and those made part of the Indenture by reference to the TIA.

The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. Copies of the Indenture are available as set forth below under “— Additional Information.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the Indenture.

For the avoidance of doubt, the inclusion of exceptions to the provisions (including covenants and definitions) set forth herein will not be interpreted to imply that the matters permitted by the exception would be limited by the terms of such provisions but for such exceptions.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief Description of the Notes and the Note Guarantee

The Notes

The Notes:

•	are the general unsecured obligation of each of the Issuers;
•	are pari passu in right of payment to all existing and future senior Indebtedness of each of the Issuers;
•	are senior in right of payment to any future subordinated Indebtedness of each of the Issuers; and
•	are effectively subordinated to the secured indebtedness of the Issuers to the extent of the value of the collateral securing such Indebtedness. As of December 31, 2013, the Issuers did not have any secured Indebtedness.

The Note Guarantee

The guarantee of the Notes:

•	is the general unsecured obligation of Icahn Enterprises Holdings;
•	is pari passu in right of payment to all existing and future senior Indebtedness of Icahn Enterprises Holdings;
•	is senior in right of payment to any future subordinated Indebtedness of Icahn Enterprises Holdings; and
•	is effectively subordinated to the secured Indebtedness of Icahn Enterprises Holdings to the extent of the value of the collateral securing such Indebtedness. As of December 31, 2013, Icahn Enterprises Holdings had $41 million of secured Indebtedness.

The operations of Icahn Enterprises are conducted through its Subsidiaries (including Icahn Enterprises Holdings) and, therefore, Icahn Enterprises depends on the cash flow of Icahn Enterprises’ Subsidiaries and Icahn Enterprises Holdings to meet its obligations, including its obligations under the Notes. The Notes will not be guaranteed by any of Icahn Enterprises’ Subsidiaries other than Icahn Enterprises Holdings. The Notes and the guarantee will be effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of Icahn Enterprises’ Subsidiaries (other than Icahn Enterprises Holdings). Any right of the Issuers or Icahn Enterprises Holdings to receive assets of any of their Subsidiaries (other than Icahn Enterprises Holdings) upon that Subsidiary’s liquidation or reorganization (and the consequent right of the holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary’s creditors, except to the extent that any of the Issuers or Icahn Enterprises Holdings is itself recognized as a creditor of that Subsidiary, in which case the claims of the Issuers and Icahn Enterprises Holdings would still be subordinate in right of payment to any security in the assets of the Subsidiary and any Indebtedness of the Subsidiary senior to that held by the Issuers or Icahn Enterprises Holdings. As of December 31, 2013, after giving effect to the issuance of the existing notes, Icahn Enterprises’ Subsidiaries (other than Icahn Enterprises Holdings) had approximately $5.2 billion of Indebtedness and approximately $1.4 billion of accounts payable outstanding. The covenants of the Notes do not restrict the ability of Icahn Enterprises’ Subsidiaries, other than Icahn Enterprises Holdings, from incurring additional Indebtedness or creating liens, nor do the covenants of the Notes restrict the ability of Icahn Enterprises Holdings, Icahn Enterprises or its Subsidiaries from making investments or entering into sale and leaseback transactions. See “Risk Factors — Risks Related to the Exchange Notes — The Exchange Notes will be effectively subordinated to any secured indebtedness, and all the indebtedness and liabilities of our subsidiaries other than Icahn Enterprises Holdings” and “Risk Factors — Risks Related to the Exchange Notes — Our subsidiaries, other than Icahn Enterprises Holdings, will not be subject to any of the covenants in the Indenture and only Icahn Enterprises Holdings will guarantee the Exchange Notes. We may not be able to rely on the cash flow or assets of our subsidiaries to pay our indebtedness.”

Principal, Maturity and Interest

The 2017 Notes and the 2019 Notes are each a separate series of Notes under the Indenture and do not vote together as a single class under the Indenture for any reason. The Issuers may issue additional 2017 Notes (“Additional 2017 Notes”) and additional 2019 notes (“Additional 2019 Notes” and, together with the Additional 2017 Notes, the “Additional Notes”) from time to time after this exchange offer. Any offering of Additional Notes is subject to the covenant described under the heading “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” The Notes of an applicable series and any Additional Notes of the applicable series of such Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemption and offers to purchase. The Issuers will issue the exchange notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2017 Notes will mature on March 15, 2017. The 2019 Notes will mature on March 15, 2019.

The 2017 Notes will pay interest at the rate of 3.500% per annum and the 2019 Notes will pay interest at the rate of 4.875% per annum, which, in each case will be payable semi-annually in arrears on March 15 and September 15. Interest on the Notes will be payable commencing on September 15, 2014. The Issuers will make each interest payment to the holders of record on the immediately preceding March 1 and September 1.

Interest on the Notes will accrue from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a noteholder holds at least $2.0 million aggregate principal amount of Notes, such holder may give wire transfer instructions to Icahn Enterprises and the Issuers will instruct the trustee to pay all principal, interest and premium and Special Interest, if any, on that holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar unless the Issuers elect to make interest payments by check mailed to the noteholders at their address set forth in the register of holders. In addition, all payments will be subject to the applicable rules and procedures of the settlement systems (including, if applicable, those of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”)), which may change from time to time.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of the Notes, and the Issuers or any of their Subsidiaries (including Icahn Enterprises Holdings) may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the provisions of the Indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuers will not be required to transfer or exchange any note selected for redemption. Also, the Issuers will not be required to transfer or exchange any note for a period of 15 days before a selection of Notes to be redeemed.

Note Guarantee

The Notes will be guaranteed by Icahn Enterprises Holdings. Icahn Enterprises may, at its option, add subsidiary Guarantors to the Notes. Each Guarantor’s obligations under its Note Guarantee will be limited as necessary to prevent the Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — A court could void the exchange notes or the guarantee under fraudulent conveyance laws.”

Any Guarantor’s Note Guarantee will be released:

(1)	upon the substitution of a successor to Icahn Enterprises Holdings or other release as described under the heading “— Certain Covenants — Merger, Consolidation or Sale of Assets”; and
(2)	upon legal defeasance, covenant defeasance or satisfaction and discharge of the Indenture as provided below under the captions “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge.”

Optional Redemption

2017 Notes

The 2017 Notes will not be redeemable at the Issuers’ option prior to February 15, 2017 (one month prior to the maturity date of the 2017 Notes). At any time on or after February 15, 2017 (one month prior to the maturity date of the 2017 Notes), we may redeem all or a part of the 2017 Notes at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest and Special Interest, if any, on the 2017 Notes redeemed, to the applicable redemption date.

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the 2017 Notes or portions thereof called for redemption on the applicable redemption date.

2019 Notes

At any time prior to July 15, 2016, the Issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of 2019 Notes (including Additional 2019 Notes) issued under the Indenture at a redemption price of 104.8750% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided, however, that:

(1)	at least 65% of the aggregate principal amount of 2019 Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding 2019 Notes held by Icahn Enterprises and its Subsidiaries (including any Guarantor)); and
(2)	the redemption occurs within 90 days of the date of the closing of such Equity Offering.

At any time prior to July 15, 2016, the Issuers may on any one or more occasions redeem all or a part of the 2019 Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the 2019 Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the date of redemption, subject to the rights of holders of 2019 Notes on the relevant record date to receive interest due on the relevant interest payment date.

Except pursuant to the preceding paragraphs, the 2019 Notes will not be redeemable at the Issuers’ option prior to July 15, 2016.

On or after July 15, 2016, the Issuers may redeem all or a part of the 2019 Notes upon not less than 30 nor more than 60 days’ notice, (1) at a redemption price equal to 103.6563% of the principal amount of the 2019 Notes redeemed plus accrued and unpaid interest and Special Interest, if any, to the applicable redemption date during the period on or after July 15, 2016 and prior to January 15, 2017, and (2) thereafter at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the 2019 Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year	Percentage
2017	102.4375%
2018 and thereafter	100.0000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the 2019 Notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Disposition Pursuant to Gaming Laws

If any Gaming Authority requires that a holder or Beneficial Owner of Notes be licensed, qualified or found suitable under any applicable Gaming Law and such holder or Beneficial Owner:

(1)	fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority; or
(2)	is denied such license or qualification or not found suitable, the Issuers shall then have the right, at its option:
a)	to require each such holder or Beneficial Owner to dispose of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of the occurrence of the event described in clause (1) or (2) above, or
b)	to redeem the Notes of each such holder or Beneficial Owner, in accordance with Rule 14e-1 of the Exchange Act, if applicable, at a redemption price equal to the lowest of:
(i)	the principal amount thereof, together with accrued and unpaid interest and Special Interest, if any, to the earlier of the date of redemption, the date 30 days after such holder or Beneficial Owner is required to apply for a license, qualification or finding of suitability (or such shorter period that may be required by any applicable Gaming Authority) if such holder or Beneficial Owner fails to do so (“Application Date”) or of the date of denial of license or qualification or of the finding of unsuitability by such Gaming Authority;
(ii)	the price at which such holder or Beneficial Owner acquired the Notes, together with accrued and unpaid interest and Special Interest, if any, to the earlier of the date of redemption, the Application Date or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority; and
(iii)	such other lesser amount as may be required by any Gaming Authority.

Immediately upon a determination by a Gaming Authority that a holder or Beneficial Owner of the Notes will not be licensed, qualified or found suitable and must dispose of the Notes, the holder or Beneficial Owner will, to the extent required by applicable Gaming Laws, have no further right:

(1)	to exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any right conferred by the Notes, the Note Guarantee or the Indenture; or
(2)	to receive any interest, Special Interest, dividends, economic interests or any other distributions or payments with respect to the Notes and the Note Guarantee or any remuneration in any form with respect to the Notes and the Note Guarantee from the Issuers, any Note Guarantor or the trustee, except the redemption price referred to above.

The Issuers shall notify the trustee in writing of any such request, denial or other determination by a Gaming Authority and of any such redemption as soon as practicable. Any holder or Beneficial Owner that is required to apply for a license, qualification or a finding of suitability will be responsible for all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the applicable Gaming Authorities and the Issuers and any Note Guarantor will not reimburse any holder or Beneficial Owner for such expense.

Mandatory Redemption

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Issuers will offer a Change of Control payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased, to the date of purchase. Within 30 days following any Change of Control, unless, prior to the occurrence of such Change of Control, the Issuers have exercised their right to redeem all of the Notes by sending a notice of redemption to the holders as described under “— Optional Redemption,” the Issuers will send a notice to each holder, by mail or electronically in accordance with the procedures of the depositary, describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the Indenture and described in such notice.

On the Change of Control payment date, the Issuers will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;
(2)	deposit with the paying agent an amount equal to the Change of Control payment in respect of all Notes or portions of Notes properly tendered; and
(3)	deliver or cause to be delivered to the trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

The paying agent will promptly mail to each holder of Notes properly tendered the Change of Control payment for such Notes, and subject to the requirements set forth in the Indenture, the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control payment date.

The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition by Icahn Enterprises or Icahn Enterprises Holdings of “all or substantially all” of its properties or assets. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuers to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Icahn Enterprises or Icahn Enterprises Holdings to another Person or group may be uncertain. In addition, under certain circumstances the definition of Change of Control excludes certain sales, leases, transfers, conveyances or other dispositions even if they constitute “all or substantially all” of the properties or assets of Icahn Enterprises or Icahn Enterprises Holdings.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, Notes will be selected for redemption on a pro rata basis (or, in the case of Notes issued in global form as discussed under “— Book-Entry, Delivery and Form,” in accordance with the procedures of the depositary) unless otherwise required by law or applicable stock exchange requirements.

No Notes of $2,000 or less can be redeemed in part. Notices of redemption will be sent by mail or electronically in accordance with the procedures of the depositary at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Any redemption may, at the Issuers’ option, be subject to the satisfaction of one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of Notes upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption (unless the Issuers default in the payment of the redemption price and accrued interest, if any).

Certain Covenants

Restricted Payments

Icahn Enterprises will not, and will not permit any of its Subsidiaries (including any Guarantor) to:

(1)	declare or pay any dividend or make any other distribution on account of Icahn Enterprises’ or any of its Subsidiaries’ (including any Guarantor’s) Equity Interests or to the holders of Icahn Enterprises’ or any of its Subsidiaries’ (including Icahn Enterprises Holdings’) Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Icahn Enterprises or to Icahn Enterprises or a Subsidiary of Icahn Enterprises (including Icahn Enterprises Holdings));
(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Icahn Enterprises) any Equity Interests of Icahn Enterprises; or
(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Icahn Enterprises or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Icahn Enterprises and any of its Subsidiaries (including any Guarantor)), except a payment of interest, Other Liquidated Damages or principal at the Stated Maturity on such subordinated Indebtedness (all such payments and other actions set forth in these clauses (1) through (3) (except as excluded therein) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
(2)	Icahn Enterprises or any Guarantor would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period for which financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”; and
(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Icahn Enterprises and its Subsidiaries (including any Guarantor) since January 15, 2010 (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (8) and (9) of the next succeeding paragraph), is less than the sum, without duplication, of:
a)	50% of the difference of (x) the Consolidated Net Income of Icahn Enterprises for the period (taken as one accounting period) from April 1, 2010 to the end of Icahn Enterprises’ most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit) minus (y) all dividends and distributions paid pursuant to clause (8) of the next succeeding paragraph; provided, however, that to the extent any payments of Tax Amounts were not deducted in the calculation of Consolidated Net Income during the applicable period, for purposes of this clause (a), such payments of Tax Amounts will be deducted from Consolidated Net Income, plus
b)	100% of the aggregate net cash proceeds received by Icahn Enterprises since January 15, 2010 as a contribution to its equity capital or from the issue or sale of Equity Interests of Icahn Enterprises (excluding Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Icahn Enterprises that have been converted into or exchanged for such Equity Interests (other than Equity Interests or Disqualified Stock or debt securities sold to a Subsidiary of Icahn Enterprises (including Icahn Enterprises Holdings)).

As of December 31, 2013 the amount available for Restricted Payments pursuant to this clause (3) was approximately $2.4 billion.

So long as no Default or Event of Default has occurred and is continuing or would be caused thereby (except with respect to clauses (4) and (6), which payments will be permitted notwithstanding a Default or an Event of Default), the preceding provisions will not prohibit:

(1)	the payment of any dividend or the consummation of any irrevocable redemption or payment within 60 days after the date of declaration of the dividend or giving of the redemption notice or becoming irrevocably obligated to make such payment, as the case may be, if at the date of declaration or notice or becoming irrevocably obligated to make such payment, the dividend or payment would have complied with the provisions of the Indenture;
(2)	the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Icahn Enterprises (including any Guarantor)) of, Equity Interests (other than Disqualified Stock) or from the substantially concurrent contribution of equity capital to Icahn Enterprises; provided, however, that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;
(3)	the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Icahn Enterprises or any Guarantor that is contractually subordinated to the Notes with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4)	the declaration or payment of any dividend or distribution by a Subsidiary of Icahn Enterprises (including any Guarantor) to the holders of its Equity Interests; provided, that if any such dividend or distribution is paid to an Affiliate of the Principal (other than Icahn Enterprises or any of its Subsidiaries (including any Guarantor)), that any such dividend or distribution is paid on a pro rata basis to all holders (including Icahn Enterprises or any of its Subsidiaries (including any Guarantor)) that hold securities whose terms (either contractually or by law) entitle them to the same distribution upon which such dividend or distribution is paid;
(5)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Icahn Enterprises held by any member of Icahn Enterprises’ (or any of its Subsidiaries’ (including any Guarantor’s)) management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million (other than with respect to Former Employees) in any calendar year;
(6)	for so long as Icahn Enterprises is a partnership or otherwise a pass-through entity for federal income tax purposes for any period, Icahn Enterprises may make cash distributions to its equity holders or partners in an amount not to exceed the Tax Amount for such period; provided that a distribution of the Tax Amount shall be made no earlier than 20 days prior to the due date for such tax (or the date that quarterly estimated taxes are required to be paid) that would be payable by Icahn Enterprises if it were a Delaware corporation;
(7)	the purchase, redemption or retirement for value of Capital Stock of Icahn Enterprises not owned by the Principal, a Related Party or any Affiliate of the Principal or a Related Party, provided that (a) Icahn Enterprises would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period for which financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) after giving effect to such purchase, redemption or retirement, the Partners’ Equity is at least $1.0 billion;
(8)	the payment of dividends on the Common Units; provided, however, that such dividends or distributions may not exceed an annual amount equal to $1.00 per Common Unit (as adjusted for any Common Unit split, subdivision, consolidation, reclassification or similar occurrence); and
(9)	other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (9), not to exceed $50.0 million since the Issuance Date.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (9) above, or is permitted to be made pursuant to the first paragraph of this covenant, Icahn Enterprises shall, in its sole discretion, classify (or later reclassify, in whole or in part, in its sole discretion) such Restricted Payment in any manner that complies with this covenant.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets, property or securities proposed to be transferred or issued by Icahn Enterprises or such Subsidiary (including Icahn Enterprises Holdings), as the case may be, pursuant to the Restricted Payment.

Incurrence of Indebtedness and Issuance of Preferred Stock

Neither Icahn Enterprises nor any Guarantor will create, incur, issue, assume, guarantee or otherwise become liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and neither Icahn Enterprises nor any Guarantor will issue any Disqualified Stock; provided, however, that Icahn Enterprises or any Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if immediately after giving effect to the incurrence of additional Indebtedness (including Acquired Debt) or issuance of Disqualified Stock (including a pro forma application of the net proceeds therefrom), the ratio of the aggregate principal amount of all outstanding Indebtedness (excluding

Indebtedness incurred pursuant to clauses (4), (7) and (8) of the following paragraph) of Icahn Enterprises and any Guarantor, determined on a consolidated basis between Icahn Enterprises and any Guarantor but on a non-consolidated basis with the Subsidiaries of Icahn Enterprises (other than any Guarantor) and otherwise in accordance with GAAP, (including an amount of Indebtedness equal to the principal amount of any Guarantees by Icahn Enterprises or any Guarantor of any Indebtedness of a Person (that is not Icahn Enterprises or a Subsidiary) to the extent such Guarantees were not included in computing Icahn Enterprises’ or any Guarantor’s outstanding Indebtedness) to the Adjusted Controlled Entity Net Worth, would have been less than 1.15 to 1.

The preceding paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)	the incurrence by Icahn Enterprises or any Guarantor of Indebtedness represented by the Notes to be issued on the Issuance Date and the exchange Notes to be issued pursuant to the registration rights agreement;
(2)	the incurrence by Icahn Enterprises or any Guarantor of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under the first paragraph of this covenant or clauses (1), (2) or (9) of this paragraph or any Existing Indebtedness;
(3)	the incurrence by Icahn Enterprises or any Guarantor of intercompany Indebtedness between or among Icahn Enterprises and any of its Subsidiaries (including Icahn Enterprises Holdings) or the issuance of Disqualified Stock by any Guarantor to Icahn Enterprises;
(4)	the incurrence by Icahn Enterprises or any Guarantor of Hedging Obligations that are incurred in the normal course of business;
(5)	the incurrence by Icahn Enterprises or any Guarantor of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;
(6)	the incurrence by Icahn Enterprises or any Guarantor of the Existing Indebtedness;
(7)	Indebtedness arising from any agreement entered into by Icahn Enterprises or Icahn Enterprises Holdings providing for indemnification, purchase price adjustment or similar obligations, in each case, incurred or assumed in connection with an asset sale;
(8)	Indebtedness of Icahn Enterprises or any Guarantor attributable to Bad Boy Guarantees; and
(9)	the incurrence by Icahn Enterprises or any Guarantor of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (9), not to exceed $10.0 million at any one time outstanding.

Neither Icahn Enterprises nor any Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Icahn Enterprises or any Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the Note Guarantee, as applicable, on substantially identical terms; provided, however, that no Indebtedness of Icahn Enterprises or any Guarantor shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of Icahn Enterprises or any Guarantor for purposes of this paragraph solely by virtue of being unsecured or secured to a lesser extent or on a junior Lien basis.

To the extent Icahn Enterprises or any Guarantor incurs any intercompany Indebtedness, (a) if Icahn Enterprises or any Guarantor is the obligor on such Indebtedness, such Indebtedness (other than intercompany Indebtedness of any Guarantor to or from Icahn Enterprises or another Guarantor) must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Icahn Enterprises or a Subsidiary of Icahn Enterprises (including any Guarantor) and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Icahn Enterprises or a

Subsidiary of Icahn Enterprises (including any Guarantor) shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Icahn Enterprises or any Guarantor, that is not intercompany Indebtedness; provided that in the case of clause (a), that no restriction on the payment of principal, interest or other obligations in connection with such intercompany Indebtedness shall be required by such subordinated terms except during the occurrence and continuation of a Default or Event of Default.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (9) above or is entitled to be incurred pursuant to the first paragraph of this covenant, in each case, as of the date of incurrence thereof, Icahn Enterprises shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Indebtedness in any manner that complies with this covenant and such Indebtedness will be treated as having been incurred pursuant to such clauses or the first paragraph hereof, as the case may be, designated by Icahn Enterprises.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest or Other Liquidated Damages on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Icahn Enterprises or any Guarantor may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
a)	the Fair Market Value of such assets at the date of determination; and
b)	the amount of the Indebtedness of the other Person.

Limitation on Liens

Neither Icahn Enterprises nor any Guarantor will, (a) issue, assume or guarantee any Indebtedness if such Indebtedness is secured by a Lien upon, or (b) secure any then outstanding Indebtedness by granting a Lien upon, any Principal Property of Icahn Enterprises or any Guarantor, now owned or hereafter acquired by Icahn Enterprises or any Guarantor, without effectively providing that the Notes and the Note Guarantee shall be secured equally and ratably with such Indebtedness, except that the foregoing restrictions shall not apply to:

(1)	Liens on any Principal Property acquired after the Issuance Date to secure or provide for the payment of the purchase price or acquisition cost thereof;
(2)	Liens on Principal Property acquired after the Issuance Date existing at the time such Principal Property is acquired;
(3)	Liens on any Principal Property acquired from a corporation merged with or into Icahn Enterprises or any Guarantor;
(4)	Liens in favor of Icahn Enterprises or any Guarantor;
(5)	Liens in existence on any Principal Property on the Issuance Date;
(6)	Liens on any Principal Property constituting unimproved real property constructed or improved after the Issuance Date to secure or provide for the payment or cost of such construction or improvement;
(7)	Liens in favor of, or required by, governmental authorities;

(8)	pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insure carriers under insurance arrangements;
(9)	Liens for taxes, assessments or governmental charges or statutory liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business or in the improvement or repair of any Principal Property not yet due or which are being contested in good faith by appropriate proceedings;
(10)	any judgment attachment or judgment Lien not constituting an Event of Default;
(11)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business and in the improvement or repair of any Principal Property and which obligations are not expressly prohibited by the Indenture;
(12)	Liens to secure Indebtedness of Icahn Enterprises or any Guarantor attributable to Bad Boy Guarantees;
(13)	Liens in favor of the trustee and required by the covenant “Maintenance of Interest Coverage”;
(14)	Liens to secure Margin Indebtedness; provided that such Liens are secured solely by the applicable margin securities;
(15)	Liens securing Hedging Obligations in the ordinary course of business and not for speculative purposes; provided that such Liens do not extend to any asset of the Issuers or any Guarantor other than the asset subject to the Hedging Obligations; and
(16)	any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (1) through (15), inclusive;

provided that in the case of clauses (1), (2) and (3) such Liens shall only extend to the Principal Property so acquired (including through any merger or consolidation) and not to any other Principal Property of Icahn Enterprises or any Guarantor.

Maintenance of Interest Coverage

On each Quarterly Determination Date, the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors will be at least 1.5 to 1.0 for the four consecutive fiscal quarters most recently completed prior to such Quarterly Determination Date; provided that, in the event that the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors is less than 1.5 to 1.0 for such four consecutive fiscal quarters, the Issuers shall be deemed to have satisfied this maintenance test if there is deposited, within two (2) Business Days of such Quarterly Determination Date, an amount in cash such that the deposited funds, together with any funds previously deposited pursuant to this covenant (and that have not been paid out or otherwise released) are in an amount equal to the Issuers’ obligations to pay interest on the Notes for one year; provided further, that the Issuers shall grant to the trustee, on behalf of the holders of the Notes, a first priority security interest in such deposited funds pursuant to an account control agreement satisfactory to the trustee. At any subsequent Quarterly Determination Date, if the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors is at least 1.5 to 1.0 for the four consecutive fiscal quarters most recently completed prior to such Quarterly Determination Date, Icahn Enterprises shall notify the trustee of the foregoing and pursuant to the terms of the account control agreement, such deposited funds will be released from the security interest granted to the trustee and paid at the direction of Icahn Enterprises.

Maintenance of Total Unencumbered Assets

On each Quarterly Determination Date, the ratio of Total Unencumbered Assets to the then outstanding principal amount of the Unsecured Indebtedness will be greater than 1.5 to 1.0 as of the last day of the fiscal quarter most recently completed.

Compliance with Law

Each of Icahn Enterprises and any Guarantor will comply in all material respects with all applicable laws, rules and regulations.

No Investment Company

Neither Icahn Enterprises nor any Guarantor will register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, except as required in order to comply with law.

Merger, Consolidation or Sale of Assets

Icahn Enterprises will not: (1) consolidate or merge with or into another Person (whether or not Icahn Enterprises, is the surviving entity) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Icahn Enterprises in one or more related transactions, to another Person, unless:

(1)	either: (a) Icahn Enterprises is the surviving entity, or (b) the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(2)	the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Icahn Enterprises under the Notes, the Indenture and the registration rights agreement and upon such assumption such Person will become the successor to, and be substituted for, Icahn Enterprises thereunder and all references to Icahn Enterprises in each thereof shall then become references to such Person and such Person shall thereafter be able to exercise every right and power of Icahn Enterprises thereunder;
(3)	immediately after such transaction no Default or Event of Default exists;
(4)	Icahn Enterprises or the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”; and
(5)	Icahn Enterprises has delivered to the trustee an Officers’ Certificate and opinion of counsel, which may be an opinion of in-house counsel of Icahn Enterprises or a Guarantor, each stating that such transaction complies with the terms of the Indenture.

Clauses (1), (2) or (4) above will not apply to or be required to be complied with in connection with any merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of Icahn Enterprises’ properties or assets to:

(1)	an Affiliate that has no material assets or liabilities where the primary purpose of such transaction is to change Icahn Enterprises into a corporation or other form of business entity or to change the jurisdiction of formation of Icahn Enterprises and such transaction does not cause the realization of any material federal or state tax liability that will be paid by Icahn Enterprises or any of its Subsidiaries (including Icahn Enterprises Holdings). For purposes of this paragraph, the term material refers to any assets, liabilities or tax liabilities that are greater than 5.0% of the Adjusted Net Worth of Icahn Enterprises and its Subsidiaries (including Icahn Enterprises Holdings) on a consolidated basis; or
(2)	any Person; provided that the sum of (x) the Fair Market Value of properties or assets of Icahn Enterprises not sold, assigned, transferred, conveyed or otherwise disposed of plus (y) Cash Equivalents and marketable securities received by Icahn Enterprises as consideration (measured at aggregate Fair Market Value), determined at the time of the execution of such relevant agreement, for such merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of Icahn Enterprises’ properties or assets, is at least 1.50 times the aggregate principal amount of all outstanding Indebtedness of Icahn Enterprises and any Guarantor (including the Notes). In any transaction referred to in this clause (2), and subject to the terms and conditions thereof, without the need of any action by the noteholders, (x) confirm that such Person shall not be liable for and shall be released from, any obligation of Icahn Enterprises’ under the Indenture and the Notes and (y) any Guarantor shall be released, in accordance with the provisions of the Indenture, from all obligations under its Note Guarantee if such Guarantor was directly or indirectly sold, assigned, transferred, conveyed or otherwise disposed of to such Person in such transaction.

Icahn Enterprises or the Person formed by or surviving any merger or consolidation will not have to comply with clause (4) above in connection with any merger or consolidation if the effect of the merger or consolidation is to cause the Capital Stock of Icahn Enterprises not owned by the Principal, a Related Party or any Affiliate of the Principal to be retired or extinguished for consideration that was provided by the Principal, a Related Party or an Affiliate of the Principal (other than Icahn Enterprises or its Subsidiaries (including Icahn Enterprises Holdings) or the Person formed by or surviving any merger or consolidation) and the Partners’ Equity immediately after giving effect to the merger or consolidation is not less than the Partners’ Equity immediately prior to such merger or consolidation.

In addition, Icahn Enterprises may not lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. In the case of a lease of all or substantially all of the assets of Icahn Enterprises, Icahn Enterprises will not be released from its obligations under the Notes or the Indenture, as applicable.

Icahn Enterprises Holdings will not: (1) consolidate or merge with or into another Person (whether or not Icahn Enterprises Holdings, is the surviving entity) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Icahn Enterprises Holdings in one or more related transactions, to another Person; unless:

(1)	either: (a) Icahn Enterprises Holdings is the surviving entity, or (b) the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises Holdings) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(2)	the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises Holdings) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Icahn Enterprises Holdings under the Note Guarantee (and becomes a Guarantor), the Notes, the Indenture and the registration rights agreement, and upon such assumption such Person will become the successor to, and be substituted for, Icahn Enterprises Holdings thereunder, and all references to Icahn Enterprises Holdings in each thereof shall than become references to such Person and such Person shall thereafter be able to exercise every right and power of Icahn Enterprises Holdings thereunder;
(3)	immediately after such transaction no Default or Event of Default exists;
(4)	Icahn Enterprises Holdings or the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”; and
(5)	Icahn Enterprises Holdings has delivered to the trustee an Officers’ Certificate and opinion of counsel which may be an opinion of in-house counsel of Icahn Enterprises or a Guarantor, each stating that such transaction complies with the terms of the Indenture.

Clauses (1), (2) or (4) above will not apply to or be required to be complied with in connection with any merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of Icahn Enterprises Holdings’ properties or assets to:

(1)	an Affiliate that has no material assets or liabilities where the primary purpose of such transaction is to change Icahn Enterprises Holdings into a corporation or other form of business entity or to change the jurisdiction of formation of Icahn Enterprises Holdings and such transaction does not cause the realization of any material federal or state tax liability that will be paid by Icahn Enterprises Holdings or any of its Subsidiaries. For purposes of this paragraph, the term material refers to any assets, liabilities or tax liabilities that are greater than 5.0% of the Adjusted Net Worth of Icahn Enterprises and its Subsidiaries (including Icahn Enterprises Holdings) on a consolidated basis;
(2)	any Person; provided that the sum of (x) the Fair Market Value of properties or assets of Icahn Enterprises not sold, assigned, transferred, conveyed or otherwise disposed of plus (y) Cash Equivalents and marketable securities received by Icahn Enterprises as consideration (measured at aggregate Fair Market Value), determined at the time of the execution of such relevant agreement, for such merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of Icahn Enterprises Holdings’ properties or assets, is at least 1.50 times the aggregate principal amount of all outstanding Indebtedness of Icahn Enterprises and any Guarantor (including the Notes); or
(3)	any Person; provided that (x) the sum of (i) the Fair Market Value of properties or assets of Icahn Enterprises not sold, assigned, transferred, conveyed or otherwise disposed of plus (ii) Cash Equivalents and marketable securities received by Icahn Enterprises Holdings as consideration (measured at aggregate Fair Market Value), determined at the time of the execution of such relevant agreement, for such merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of Icahn Enterprises Holdings’ properties or assets, is at least 1.50 times the aggregate principal amount of all outstanding Indebtedness of Icahn Enterprises and any Guarantor (including the Notes), and (y) Icahn Enterprises Holdings remains a Subsidiary of Icahn Enterprises.

In any transaction referred to in clause (2) or (3) above, and subject to the terms and conditions thereof, without the need of any action by the noteholders, (x) such other Person shall not be liable for and shall be released from any obligation of Icahn Enterprises’ or Icahn Enterprises Holdings’ under the Indenture, the Notes and the Note Guarantees, and (y) any Guarantor shall be released, in accordance with the provisions of the Indenture, from all obligations under its Note Guarantee if such Guarantor was directly or indirectly sold, assigned, transferred, conveyed or otherwise disposed of to such Person in such transaction.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1)	any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Icahn Enterprises, Icahn Enterprises Holdings or any one or more Guarantors; or
(2)	any sale, assignment, transfer, conveyance or other disposition of Cash Equivalents, including, without limitation, any investment or capital contribution of Cash Equivalents, or any purchase of property and assets, including, without limitation, securities, debt obligations or Capital Stock, with Cash Equivalents.

Transactions with Affiliates

Icahn Enterprises will not, and will not permit any of its Subsidiaries (including any Guarantor) to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, any Affiliate of Icahn Enterprises (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $15.0 million, unless:

(1)	the Affiliate Transaction is on terms that are not materially less favorable to Icahn Enterprises or the relevant Subsidiary (including any Guarantor) than those that would have been obtained in a comparable transaction by Icahn Enterprises or such Subsidiary (including any Guarantor) with an unrelated Person as determined in good faith by the Board of Directors of Icahn Enterprises; and
(2)	Icahn Enterprises delivers to the trustee:
a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors of Icahn Enterprises set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Icahn Enterprises; and
b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate exchange of consideration in excess of $100.0 million, an opinion as to the fairness to Icahn Enterprises or such Subsidiary (including any Guarantor) of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of recognized standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Icahn Enterprises or any of its Subsidiaries (including any Guarantor) in the ordinary course of business and payments pursuant thereto including payments or reimbursement of payments by Icahn Enterprises GP with respect to any such agreement, plan or arrangement entered into by Icahn Enterprises GP with respect to or for the benefit of officers or directors of Icahn Enterprises GP (other than any such agreements, plans or arrangements entered into by Icahn Enterprises or any of its Subsidiaries (including Icahn Enterprises Holdings) with Carl Icahn (other than employee benefit plans and officer or director indemnification agreements generally applicable to officers and directors of Icahn Enterprises GP, Icahn Enterprises or its Subsidiaries (including Icahn Enterprises Holdings));
(2)	transactions between or among Icahn Enterprises, any Guarantor and/or their respective Subsidiaries (except any Subsidiaries of which Carl Icahn or Affiliates of Carl Icahn (other than Icahn Enterprises, Icahn Enterprises Holdings or their Subsidiaries) own more than 10% of the Voting Stock) other than as a result of Mr. Icahn and/or Affiliates of Mr. Icahn having made one or more investments in such Subsidiary at or about the same time and at such time on substantially the same terms as investments that were made in such Person by one or more of the investment vehicles (commonly known as “hedge funds” or “controlled” or “managed” accounts, “pooled investment vehicles” or similar investment vehicles), directly or indirectly, advised, operated, controlled or managed by the Issuers, the Guarantor or any of their Subsidiaries;
(3)	transactions between or among Icahn Enterprises, any Guarantor and/or their respective Subsidiaries, on the one hand, with any Person that is a Portfolio Company, on the other hand;
(4)	payment (or reimbursement of payments by Icahn Enterprises GP) of directors’ fees to Persons who are not otherwise Affiliates of Icahn Enterprises;
(5)	any issuance of Equity Interests (other than Disqualified Stock) of Icahn Enterprises to Affiliates of Icahn Enterprises;
(6)	Restricted Payments that do not violate the provisions of the Indenture described above under the caption “— Restricted Payments”;
(7)	transactions between Icahn Enterprises and/or any of its Subsidiaries (including any Guarantor), on the one hand, and other Affiliates, on the other hand, for the provision of goods or services in the ordinary course of business to or from such Affiliates; provided that such provider of the goods or services is in the business of providing such goods or services in the ordinary course of business to unaffiliated third parties and the terms and pricing for such goods and services overall are not less favorable to Icahn Enterprises and/or its Subsidiaries (including Icahn Enterprises Holdings) than the terms and pricing upon which such goods and services are provided to unaffiliated third parties;
(8)	the provision or receipt of accounting, financial, management, information technology and other ancillary services to or from Affiliates, provided that Icahn Enterprises or its Subsidiaries (including any Guarantor), in the case of the provision of such services, are paid a fee not less than its out of pocket costs and allocated overhead (including a portion of salaries and benefits) and in the case of the receipt of such services, paid a fee not more than such Person’s out-of-pocket costs and allocated overhead (including a portion of salaries and benefits), in each case, as determined by Icahn Enterprises in its reasonable judgment;
(9)	the license of a portion of office space pursuant to an amended and restated license agreement, dated as of August 8, 2007, between Icahn Enterprises Holdings and Icahn Associates LLC and any renewal thereof;
(10)	the payment to Icahn Enterprises GP and reimbursements of payments made by Icahn Enterprises GP of expenses relating to Icahn Enterprises’, Icahn Enterprises Holdings’ or any Guarantors’ status as a public company;
(11)	payments by Icahn Enterprises Holdings, Icahn Enterprises or any Subsidiary to Icahn Enterprises GP in connection with services provided to Icahn Enterprises Holdings, Icahn Enterprises or any Subsidiary in accordance with the Icahn Enterprises Partnership Agreement;
(12)	any agreement or arrangement in effect on the Issuance Date and any amendment or replacement thereof and, in each case, the transactions pursuant thereto; provided, however, that any such amendment or replacement is not less favorable in any material respect to Icahn Enterprises or any Guarantor than that in effect on the Issuance Date; and
(13)	payments pursuant to the Shared Services Agreement dated as of August 8, 2007, among Icahn & Co. LLC, Icahn Enterprises Holdings and Icahn Capital Management.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuers will furnish to the trustee and to the holders of Notes or cause the trustee to furnish to the holders of Notes, within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Issuers were required to file such reports; and
(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Issuers’ consolidated financial statements by the Issuers’ certified independent accountants. In addition, the Issuers will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and, if the SEC will not accept such a filing, will post the reports on its website within those time periods.

If, at any time, the Issuers are no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuers will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Issuers will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Issuers’ filings for any reason, the Issuers will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Issuers were required to file those reports with the SEC.

In addition, the Issuers agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, if the Issuers file with the SEC the reports required by the preceding paragraphs electronically via the EDGAR filing system (or any successor filing system) within such specified time periods and such reports are publicly available, the Issuers shall not be required under the Indenture to furnish such reports to the trustee or the holders of the Notes, provided that the trustee shall have no obligation whatsoever to determine whether or not such information or reports have been filed with the SEC or have been made publicly available.

Events of Default and Remedies

Each of the following is an Event of Default with respect to each series of Notes:

(1)	default in payment when due and payable, upon redemption or otherwise, of principal or premium, if any, on the Notes of that series;
(2)	default for 30 days or more in the payment when due of interest or Special Interest on the Notes of that series;
(3)	failure by the Issuers to call or cause to be called for redemption or to purchase or cause to be called any Notes of that series, in each case when required under the Indenture;
(4)	failure by Icahn Enterprises or any Guarantor for 30 days after written notice from the trustee to comply with the provisions described under the captions “— Restricted Payments” or “— Incurrence of Indebtedness and Issuance of Preferred Stock”;
(5)	failure by Icahn Enterprises or any Guarantor for 30 days after written notice from the trustee to comply with the provisions described under the captions “— Maintenance of Interest Coverage” or “— Maintenance of Total Unencumbered Assets”;
(6)	failure by the Issuers or any Guarantor for 60 days after notice from the trustee or the holders of at least 25% in aggregate principal amount of the Notes of any particular series then outstanding to comply with any of their other agreements in the Indenture or the Notes or the Note Guarantee;
(7)	default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuers or any Guarantor or default on any Guarantee (excluding any Bad-Boy Guarantee) by the Issuers or Icahn Enterprises Holdings of Indebtedness for money borrowed, whether such Indebtedness or Guarantee now exists or is created after the Issuance Date, which default (a) is caused by a failure to pay when due at final maturity (giving effect to any grace period or waiver related thereto) the principal of such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness as to which Icahn Enterprises or any Guarantor is obligated to pay, together with the principal amount of any other such Indebtedness under which a Payment Default then exists or with respect to which the maturity thereof has been so accelerated or which has not been paid at maturity as to which Icahn Enterprises or any Guarantor is obligated to pay, aggregates $50.0 million or more;
(8)	failure by the Issuers or any Guarantor to pay final judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged or unstayed for a period of more than 60 days after such judgment becomes a final judgment;
(9)	except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or Icahn Enterprises Holdings or any other Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and
(10)	certain events of bankruptcy or insolvency with respect to Icahn Enterprises or any Guarantor that is a Significant Subsidiary.

If any Event of Default (other than by reason of bankruptcy or insolvency) occurs and is continuing, the Trustee or the holders of more than 25% in principal amount of the then outstanding Notes of the applicable series may declare the principal, premium, if any, interest, Special Interest, if any, and any other monetary obligations on all the Notes of that series to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuers or any Guarantor that is a Significant Subsidiary all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes with respect to a series of Notes may direct the trustee in its exercise of any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law or the Indenture or that the trustee determines may be unduly prejudicial to the rights of other holders of Notes of that series or that may involve the trustee in personal liability. The trustee may withhold from holders of Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in the interests of the holders of the Notes of the applicable series. In addition, the trustee shall have no obligation to accelerate the Notes with respect to a series of Notes if in the best judgment of the trustee acceleration is not in the best interest of the holders of the Notes of the applicable series.

At any time after a declaration of acceleration with respect to the Notes of the applicable series and subject to certain conditions, the holders of a majority in aggregate principal amount of Notes outstanding with respect to a series of Notes may rescind and cancel such acceleration and its consequences subject to the conditions set forth in the Indenture.

The holders of at least a majority in aggregate principal amount of the Notes then outstanding with respect to a series of Notes by notice to the trustee may on behalf of the holders of all of the Notes of that series waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of, any note.

The Issuers will be required to deliver to the trustee annually a statement regarding compliance with the Indenture, and the Issuers will be required, upon becoming aware of any Default or Event of Default to deliver to the trustee, within ten (10) Business Days, a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders

No director, officer, employee, incorporator, manager (or managing member) direct or indirect member, partner or stockholder of the Issuers, Icahn Enterprises Holdings, Icahn Enterprises GP or any additional Guarantor shall have any liability for any obligations of the Issuers, Icahn Enterprises Holdings, Icahn Enterprises GP or any additional Guarantor under the Notes, the Indenture, any Note Guarantee or for any claim based on, in respect of, or by reason of such obligations or its creation. Each holder of the Notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Legal Defeasance and Covenant Defeasance

The Issuers may at any time, at their option, elect to have all of its obligations discharged with respect to the outstanding Notes of that series and all obligations of the Guarantors discharged with respect to their Note Guarantees of that series (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding notes of the applicable series to receive payments in respect of the principal of, premium on, if any, or interest or Special Interest, if any, on, such notes of that series when such payments are due from the trust referred to below;
(2)	the Issuers’ obligations with respect to the Notes of the applicable series concerning issuing temporary Notes of that series, registration of Notes of that series, mutilated, destroyed, lost or stolen Notes of that series and the maintenance of an office or agency for payment and money for security payments held in trust;
(3)	the rights, powers, trusts, duties and immunities of the trustee under the Indenture, and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations and the obligations of any of their Subsidiaries or Icahn Enterprises Holdings released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and, thereafter, any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to any series of Notes or any Note Guarantee. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to such series of Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance, in addition to any other requirements specified in the Indenture:

(1)	the Issuers must irrevocably deposit, or cause to be deposited, with the trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient to pay the principal of, premium, if any, interest and Special Interest, if any, due on the outstanding Notes of such series on the stated maturity date or on the applicable redemption date, as the case may be, in accordance with the terms of the Indenture;
(2)	in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel, which may be an opinion of in-house counsel to Icahn Enterprises or a Guarantor, containing customary assumptions and exceptions, confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)	in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel, which may be an opinion of in-house counsel to Icahn Enterprises or a Guarantor, containing customary assumptions and exceptions, confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)	no Default or Event of Default shall have occurred and be continuing with respect to certain Events of Default on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);
(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuers or any of their Subsidiaries is a party or by which the Issuers or any of their Subsidiaries is bound;
(6)	the Issuers shall have delivered to the trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of Notes over other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of Icahn Enterprises or others; and
(7)	the Issuers shall have delivered to the trustee an Officers’ Certificate and an opinion of counsel in the United States, which may be an opinion of in-house counsel to Icahn Enterprises or a Guarantor each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The Indenture will be discharged with respect to any series of Notes and will cease to be of further effect as to all Notes of such series issued thereunder, when:

(1)	either:
a)	all Notes of such series that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to Icahn Enterprises, have been delivered to the trustee for cancellation; or
b)	all Notes of such series that have not been delivered to the trustee for cancellation (1) have become due and payable by reason of the sending of a notice of redemption or otherwise, (2) will become due and payable within one year or (3) are to be called for redemption within 12 months under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the reasonable expense of the Issuers, and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes of such series not delivered to the trustee for cancellation for principal and premium, if any, and accrued but unpaid interest to the date of maturity or redemption;
(2)	in respect of clause (1)(b) above, no Default of Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuers are a party or by which the Issuers are bound;
(3)	the Issuers have paid or caused to be paid all sums payable by it under the Indenture with respect to such series; and
(4)	the Issuers or any Guarantor have delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the Notes of such series at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers’ Certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, the Notes or the Note Guarantee may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding of each affected series (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the Indenture, the Notes or the Note Guarantee may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes of the affected series (including consents obtained in connection with a tender offer or exchange offer for Notes) in accordance with the requirements of the Indenture.

Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a nonconsenting holder of Notes):

(1)	reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;
(2)	reduce the principal of or change the fixed maturity of any Note or provide that any Note is redeemable at an earlier date or for a price less than provided in the Indenture;
(3)	reduce the rate of or change the time for payment of interest on any Note;
(4)	waive a Default or Event of Default in the payment of principal of, premium or interest on the

Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);
(5)	make any Note payable in money other than that stated in the Notes;
(6)	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;
(7)	release Icahn Enterprises Holdings or any other Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture; or
(8)	make any change in the foregoing amendment and waiver provisions.

Notwithstanding the foregoing, without the consent of any holder of Notes, the Issuers, the Guarantors and the trustee together may amend or supplement the Indenture, any Note Guarantee or the Notes to cure any ambiguity, defect or inconsistency, to comply with the covenant relating to mergers, consolidations and sales of assets, to provide for uncertificated Notes in addition to or in place of certificated Notes, to conform the text of the Indenture, the Note Guarantees or the Notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Notes, which intent may be evidenced by an Officers’ Certificate to that effect, to provide for the assumption of the Issuers’ or any Guarantor’s obligations to holders of the Notes and any Note Guarantee in the case of a merger, consolidation or asset sale, to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such holder.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment to the Indenture becomes effective, the Issuers will be required to provide to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of any such amendment.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the trustee, should it become a creditor (other than in connection with the Indenture) of the Issuers or Icahn Enterprises Holdings, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest under applicable law it must eliminate such conflict within 90 days or resign, or otherwise comply with applicable law.

The holders of a majority in aggregate principal amount of the then outstanding Notes of a particular series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. The trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture is, and the Notes will be, subject to certain exceptions, governed by and construed in accordance with the internal laws of the State of New York, without regard to the choice of law rules thereof. The issuance of the Notes and the Note Guarantee will also be subject to a certain extent to the laws of the jurisdiction of formation of Icahn Enterprises.

Additional Information

Any holder of the Notes or prospective investor may obtain a copy of the Indenture without charge by writing to SungHwan Cho, Chief Financial Officer at Icahn Enterprises L.P., 767 Fifth Avenue, 47th Floor, New York, New York, 10153.

Book-Entry, Delivery and Form

The exchange notes initially will be represented by one or more exchange notes in registered, global form without interest coupons (collectively, the “Global Notes”) in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Through and including the 40th day after the later of the commencement of this offering and the closing of this offering (such period through and including such 40th day, the “Restricted Period”), beneficial interests in the Regulation S Global Notes may be held only through Euroclear and Clearstream (as indirect participants in DTC), unless transferred to a person that takes delivery through a Rule 144A Global Note or an AI Global Note in accordance with the certification requirements described below. Except as set forth below, the exchange notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive Notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Depositary Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuers that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and
(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Rule 144A Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Rule 144A Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Notes through Participants in the DTC system other than Euroclear and Clearstream. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, and Special Interest, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuers and the trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the trustee nor any agent of the Issuers or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or
(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuers. Neither the Issuers nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Notes, and the Issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions set forth under “Notice to Investors,” transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Issuers that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Rule 144A Global Notes and the Regulation S Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuers, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

Subject to DTC’s applicable procedures, a Global Note is exchangeable for Certificated Notes if:

(1)	DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuers fail to appoint a successor depositary;
(2)	the Issuers, at their option, notify the trustee in writing that it elects to cause the issuance of the Certificated Notes; or
(3)	there has occurred and is continuing a Default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Notice to Investors,” unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See “Notice to Investors.”

Exchanges Between Regulation S Notes and Rule 144A Notes

Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if:

(1)	such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A; and
(2)	the transferor first delivers to the trustee a written certificate (in the form provided in the Indenture) to the effect that the Notes are being transferred to a Person:

a)	who the transferor reasonably believes to be a qualified institutional buyer within the meaning of Rule 144A;
b)	purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A; and
c)	in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 of the Securities Act (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

Transfers involving exchanges of beneficial interests between the Regulation S Global Notes and the Rule 144A Global Notes will be effected by DTC by means of an instruction originated by the trustee through the DTC Deposit/Withdraw at Custodian (DWAC) system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for so long as it remains such an interest. The policies and practices of DTC may prohibit transfers of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period.

Same Day Settlement and Payment

The Issuers will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Special Interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuers will make all payments of principal, interest and premium, if any, and Special Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Registration Rights; Special Interest

The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the proposed form of registration rights agreement in its entirety because it, and not this description, defines your registration rights as holders of these Notes. See “— Additional Information.”

The Issuers, Icahn Enterprises Holdings and the initial purchasers entered into the registration rights agreement on January 21, 2104. Pursuant to the registration rights agreement, the Issuers and Icahn Enterprises Holdings agreed to file with the SEC the Exchange Offer Registration Statement (as defined in the registration rights agreement) on the appropriate form under the Securities Act with respect to the exchange Notes. This prospectus forms a part of the Exchange Offer Registration Statement filed pursuant to the registration rights agreement. Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers and Icahn Enterprises Holdings will offer to the holders of Transfer Restricted Securities pursuant to this exchange offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for exchange Notes.

If:

(1)	the Issuers and Icahn Enterprises Holdings are not:
a)	required to file the Exchange Offer Registration Statement; or
b)	permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy; or
(2)	any holder of Transfer Restricted Securities notifies the Issuers prior to the 20th business day following consummation of the Exchange Offer that:
a)	it is prohibited by law or SEC policy from participating in the Exchange Offer;
b)	it may not resell the exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or
c)	it is a broker-dealer and owns Notes acquired directly from the Issuers or an Affiliate of the Issuers, then the Issuers and Icahn Enterprises Holdings will file with the SEC a Shelf Registration Statement (as defined in the registration rights agreement) to cover resales of the Notes by the holders of the Notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

For purposes of the preceding, “Transfer Restricted Securities” means each note until the earliest to occur of:

(1)	the date on which such note has been exchanged by a Person other than a broker-dealer for an exchange note in the Exchange Offer;
(2)	following the exchange by a broker-dealer in the Exchange Offer of a note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement; or
(3)	the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement.

The registration rights agreement provides that:

(1)	the Issuers and Icahn Enterprises Holdings will file an Exchange Offer Registration Statement with the SEC on or prior to May 21, 2014;
(2)	the Issuers and Icahn Enterprises Holdings will use all commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to August 19, 2014;
(3)	unless the Exchange Offer would not be permitted by applicable law or SEC policy, the Issuers and Icahn Enterprises Holdings will:
a)	commence the Exchange Offer; and
b)	use all commercially reasonable efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer; and
(4)	if obligated to file the Shelf Registration Statement, Icahn Enterprises will use all commercially reasonable efforts to file the Shelf Registration Statement with the SEC on or prior to 30 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the SEC on or prior to 90 days after such obligation arises.

If:

(1)	the Issuers and Icahn Enterprises Holdings fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing;
(2)	any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”);
(3)	the Issuers and Icahn Enterprises Holdings fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or
(4)	the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a “Registration Default”), then the Issuers and Icahn Enterprises Holdings will pay Special Interest to each holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of Notes held by such holder.

The amount of the Special Interest will increase by an additional $0.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Special Interest for all Registration Defaults of $0.50 per week per $1,000 principal amount of Notes.

All accrued Special Interest will be paid by the Issuers and Icahn Enterprises Holdings on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

Following the cure of all Registration Defaults, the accrual of Special Interest will cease.

Holders of Notes will be required to make certain representations to the Issuers and Icahn Enterprises Holdings (as described in the registration rights agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Special Interest set forth above. By acquiring Transfer Restricted Securities, a holder will be deemed to have agreed to indemnify the Issuers and Icahn Enterprises Holdings against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. Holders of Notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Issuers.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and
(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Adjusted Controlled Entity Net Worth,” as of any date, means the total shareholders’ equity (or if Icahn Enterprises were not a corporation, the equivalent account) of Icahn Enterprises and its Subsidiaries on a consolidated basis minus equity attributable to non-controlling interests, determined in conformity with GAAP reflected on the consolidated balance sheet of Icahn Enterprises as of the last day of the fiscal quarter most recently completed before the date of determination for which financial statements are then available, but taking into account any change in total shareholders’ equity (or the equivalent account) as a result of any (x) Restricted Payments made, (y) asset sales or (z) contributions to equity or from the issuance or sale of Equity Interests (excluding Disqualified Stock) or from the exchange or conversion (other than to Disqualified Stock) of Disqualified Stock or debt securities, completed since such fiscal quarter end; provided, however, that all acquisitions by Icahn Enterprises or any of its Subsidiaries after December 31, 2012 from an Affiliate that would be accounted for as a pooling of interest transaction under GAAP will instead be accounted for using the purchase method for purposes of calculating Adjusted Controlled Entity Net Worth.

“Adjusted Net Worth” of any specified Person, as of any date, means the total shareholders’ equity (or if such Person were not a corporation, the equivalent account) of such Person and its Subsidiaries on a consolidated basis determined in conformity with GAAP reflected on the consolidated balance sheet of such Person as of the last day of the fiscal quarter most recently completed before the date of determination for which financial statements are then available, but taking into account any change in total shareholders’ equity (or the equivalent account) as a result of any (x) Restricted Payments made, (y) asset sales or (z) contributions to equity or from the issuance or sale of Equity Interests (excluding Disqualified Stock) or from the exchange or conversion (other than to Disqualified Stock) of Disqualified Stock or debt securities, completed since such fiscal quarter end; provided, however, that all acquisitions by such Person after December 31, 2012 from an Affiliate that would be accounted for as a pooling of interest transaction under GAAP will instead be accounted for using the purchase method for purposes of calculating such Person’s Adjusted Net Worth.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any 2019 Note on any redemption date, the greater of:

(1)	1.0% of the principal amount of such 2019 Note; or
(2)	the excess of:
a)	the present value at such redemption date of (i) the redemption price of such 2019 Note at July 15, 2016 (such redemption price being set forth in the table appearing above under the caption “— Optional Redemption”) plus (ii) all required interest payments due on the 2019 Note through July 15, 2016 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
b)	the principal amount of such 2019 Note.

“Bad Boy Guarantees” means the Indebtedness of any specified Person attributable to “bad boy” indemnification or Guarantees, which Indebtedness would be non-recourse to Icahn Enterprises and Icahn

Enterprises Holdings other than recourse relating to the specific events specified therein, which such events shall be usual and customary exceptions typically found in non-recourse financings at such time as determined by management in its reasonable judgment.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or the Board of Directors of the managing member; and
(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or the place of payment on the Notes or is a day on which banking institutions located in such jurisdictions are authorized or required by law or other governmental action to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;
(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; but excluding from each of (1), (2), (3) and (4) above any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars;
(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;
(3)	certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)	commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and, in each case, maturing within one year after the date of acquisition; and
(6)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Cash Flow of Icahn Enterprises and the Guarantors” means, with respect to any period, the Net Income of Icahn Enterprises and the Guarantors for such period plus, without duplication:

(1)	provision for taxes based on income or profits of Icahn Enterprises and the Guarantors or any payments of Tax Amounts by Icahn Enterprises for such period, to the extent that such provision for taxes or such payments of Tax Amounts were deducted in computing such Net Income of Icahn Enterprises or any Guarantor; plus
(2)	the Fixed Charges of Icahn Enterprises or any Guarantor for such period, to the extent that such Fixed Charges of Icahn Enterprises and such Guarantor were deducted in computing such Net Income of Icahn Enterprises and such Guarantor; plus
(3)	depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of Icahn Enterprises and any Guarantor for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Net Income of Icahn Enterprises and any Guarantor; plus
(4)	Cash and Cash Equivalents received by or paid to Icahn Enterprises or any Guarantor from investments or from any of its Subsidiaries (other than from any Guarantor); minus
(5)	non-cash items increasing such Net Income of Icahn Enterprises and any Guarantor for such period, other than the accrual of revenue in the ordinary course of business, in each case, consolidating such amounts for Icahn Enterprises and any Guarantor but excluding any net income, provision for taxes, fixed charges, depreciation, amortization or other amounts of any of the Subsidiaries of Icahn Enterprises (other than any Guarantor) and otherwise determined in accordance with GAAP.

“Change of Control” means the occurrence of any of the following:

(1)	the sale, lease, transfer, conveyance or other disposition by Icahn Enterprises or Icahn Enterprises Holdings (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Icahn Enterprises or Icahn Enterprises Holdings to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than the Principal or a Related Party; provided, however, that (x) if the sum of (i) the Fair Market Value of properties or assets of Icahn Enterprises or Icahn Enterprises Holdings, as the case may be, not sold, transferred, conveyed or otherwise disposed of plus (ii) the Cash Equivalents and marketable securities received by Icahn Enterprises or Icahn Enterprises Holdings, as the case may be, as consideration (measured at aggregate Fair Market Value), determined at the time of execution of each relevant agreement, for such sale, lease, transfer, conveyance or other disposition of properties or assets, is at least 1.50 times the aggregate amount of all outstanding Indebtedness of Icahn Enterprises and any Guarantor (including the Notes), then such transaction shall not be deemed a Change of Control and (y) any sale, assignment, transfer or other disposition of Cash Equivalents, including, without limitation, any investment or capital contribution of Cash Equivalents or purchase of property, assets or Capital Stock with Cash Equivalents, will not constitute a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets for purposes of this clause (1);

(2)	the adoption of a plan relating to the liquidation or dissolution of Icahn Enterprises;
(3)	the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above), other than the Principal or the Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of a Controlling Entity of Icahn Enterprises, measured by voting power rather than number of shares;
(4)	the first day on which a majority of the members of the Board of Directors of the Controlling Entity are not Continuing Directors; or
(5)	for so long as Icahn Enterprises is a partnership, at such time that the general partner of Icahn Enterprises is no longer at least one of the following: (w) the Principal, (x) a Related Party, (y) an Affiliate of the Principal or (z) an Affiliate of a Related Party.

“Change of Control Offer” has the meaning assigned to that term in the Indenture governing the Notes.

“Common Units” means depositary units of Icahn Enterprises, representing its limited partner interests.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of net income (loss) of such Person, on a consolidated basis with its Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends or any dividends or distributions paid pursuant to clause (8) of the second paragraph of the covenant described under the caption “— Certain Covenants — Restricted Payments”; provided that:

(1)	the Net Income of any Person that is accounted for by the equity method of accounting or that is a Subsidiary will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Subsidiary of the Person;
(2)	the Net Income of any of its Subsidiaries will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; and
(3)	the cumulative effect of a change in accounting principles will be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Icahn Enterprises who:

(1)	was a member of such Board of Directors on the Issuance Date; or
(2)	was nominated for election or elected to such Board of Directors with the approval of the Principal or any of the Related Parties or with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of Voting Stock, by agreement or otherwise and “Controlled” has a corresponding meaning.

“Controlling Entity” means (1) for so long as Icahn Enterprises is a partnership, any general partner of Icahn Enterprises, (2) if Icahn Enterprises is a limited liability company, any managing member of Icahn Enterprises or (3) if Icahn Enterprises is a corporation, Icahn Enterprises.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Icahn Enterprises or any Guarantor to repurchase such Capital Stock upon the occurrence of a change of control, event of loss, an asset sale or other special redemption event will not constitute Disqualified Stock if the terms of such Capital Stock provide that Icahn Enterprises or any Guarantor may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments” or where the funds to pay for such repurchase was from the net cash proceeds of such Capital Stock and such net cash proceeds was set aside in a separate account to fund such repurchase. Furthermore, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Icahn Enterprises or any Guarantor to redeem such Capital Stock, including, without limitation, upon maturity will not constitute Disqualified Stock if the terms of such Capital Stock provide that Icahn Enterprises or any Guarantor may redeem such Capital Stock for other Capital Stock that is not Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that Icahn Enterprises and its Subsidiaries (including any Guarantor) may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means an offer and sale of Capital Stock (other than Disqualified Stock) of Icahn Enterprises (other than an offer and sale relating to equity securities issuable under any employee benefit plan of Icahn Enterprises) by Icahn Enterprises or a capital contribution in respect of Capital Stock (other than Disqualified Stock) of Icahn Enterprises.

“Exchange Act” means the Exchange Act of 1934, as amended.

“Existing Indebtedness” means all Indebtedness of Icahn Enterprises and any Guarantor, in existence on the Issuance Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Icahn Enterprises (unless otherwise provided in the Indenture).

“Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors” means the ratio of the Cash Flow of Icahn Enterprises and the Guarantors for such period to the Fixed Charges of Icahn Enterprises and the Guarantors for such period. In the event that Icahn Enterprises, the Guarantors or any Guarantor incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors is being calculated and on or prior to the Quarterly Determination Date for which the calculation of the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors is being made (the “Calculation Date”), then the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions that have been made by the specified Person, including through mergers or consolidations, or any Person acquired by the specified Person, and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2)	the Cash Flow of Icahn Enterprises and the Guarantors attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
(3)	the Fixed Charges of Icahn Enterprises and the Guarantors attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that such Fixed Charges of Icahn Enterprises and the Guarantors are equal to or less than the Cash Flow of Icahn Enterprises and the Guarantors from the related discontinued operation excluded under clause (3) for such period; and
(4)	if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges of Icahn Enterprises and the Guarantors” means, with respect to any period, the sum, without duplication, of:

(1)	the interest expense of Icahn Enterprises, and any Guarantor for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus
(2)	the interest expense of Icahn Enterprises and any Guarantor that was capitalized during such period; plus
(3)	any interest on Indebtedness of another Person that is guaranteed by Icahn Enterprises or any Guarantor (other than Bad Boy Guarantees unless such Bad Boy Guarantee is called upon) or secured by a Lien on assets of Icahn Enterprises or any additional Guarantor, whether or not such Guarantee or Lien is called upon; provided that for purposes of calculating interest with respect to Indebtedness that is Guaranteed or secured by a Lien, the principal amount of Indebtedness will be calculated in accordance with the last two paragraphs of the definition of Indebtedness; plus
(4)	the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred equity of Icahn Enterprises, other than dividends on preferred stock to the extent payable in Equity Interests of Icahn Enterprises (other than Disqualified Stock) or dividends on preferred equity payable to Icahn Enterprises, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of Icahn Enterprises (however, for so long as Icahn Enterprises is a partnership or otherwise a pass-through entity for federal income tax purposes, the combined federal, state and local income tax rate shall be the rate that was utilized to calculate the Tax Amount of Icahn Enterprises to the extent that the Tax Amount was actually distributed with respect to such period (and if less than the Tax Amount is distributed, such rate shall be proportionately reduced) and if no Tax Amount was actually distributed with respect to such period, such combined federal, state and local income tax rate shall be zero), expressed as a decimal, in each case, determined on a consolidated basis between Icahn Enterprises and any Guarantor but on a non-consolidated basis with the Subsidiaries of Icahn Enterprises (other than any Guarantor) and otherwise in accordance with GAAP.

“Former Employees” means a former member of management of Icahn Enterprises (or any of its Subsidiaries (including any Guarantors)), other than the Principal, who voluntarily or upon any other termination is no longer employed by any of Icahn Enterprises or any of its Subsidiaries (including any Guarantors) and who holds Equity Interests that are required to be redeemed or purchased pursuant to any contractual requirements upon such termination of employment.

“GAAP” means generally accepted accounting principles in the United States set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issuance Date. For the purposes of the Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Subsidiaries.

“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or other national government, any state, province or any city or other political subdivision, including, without limitation, the State of Nevada or the State of New Jersey, whether now or hereafter existing, or any officer or official thereof and any other agency with authority thereof to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Principal, its Related Parties, the Issuers or any of their respective Subsidiaries or Affiliates.

“Gaming Law” means any gaming law or regulation of any jurisdiction or jurisdictions to which the Issuers or any of their Subsidiaries (including Icahn Enterprises Holdings) is, or may at any time after the issue date be, subject.

“Government Securities” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means any Subsidiary of Icahn Enterprises (initially only Icahn Enterprises Holdings) that executes a Note Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and other agreements or arrangements, in each case designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Icahn Enterprises Holdings” means Icahn Enterprises Holdings L.P.

“Icahn Enterprises GP” means Icahn Enterprises G.P. Inc.

“Icahn Enterprises” means Icahn Enterprises L.P.

“Icahn Enterprises Finance” means Icahn Enterprises Finance Corp.

“Icahn Enterprises Partnership Agreement” means Icahn Enterprises’ Amended and Restated Agreement of Limited Partnership, dated May 12, 1987 as amended February 22, 1995, August 16, 1996, May 9, 2002, June 29, 2005, September 17, 2007 and December 17, 2007, as the same may be amended from time to time.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)	in respect of borrowed money;
(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)	in respect of banker’s acceptances;
(4)	representing Capital Lease Obligations;
(5)	representing the balance deferred and unpaid of the purchase price of any property due more than six months after such property is acquired; or
(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date attributable to a Guarantee shall be the maximum principal amount guaranteed by such specified Person as of such date; provided, however, that Guarantees non-recourse to such specified Person that are limited to Liens on the assets of the specified Person shall be the lesser of (x) the Fair Market Value of such assets at the date of determination and (y) maximum principal amount guaranteed by such specified Person.

The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness with original issue discount, (b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness and (c) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of (x) the Fair Market Value of such assets at the date of determination and (y) the amount of the Indebtedness of the other Person to the extent so secured. Notwithstanding anything in the Indenture to the contrary, Indebtedness of Icahn Enterprises, Icahn Enterprises Holdings or any Note Guarantor shall not include any Indebtedness that has been either satisfied and discharged or defeased through covenant defeasance or legal defeasance.

“Issuance Date” means the closing date for the sale and original issuance of the Notes.

“Issuers” means Icahn Enterprises and Icahn Enterprises Finance, collectively.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Net Income” means, with respect to any specified Person for any four consecutive fiscal quarter period, the net income (loss) of such Person determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Note Guarantee” means the Guarantee by any Subsidiary of Icahn Enterprises of the Issuers’ obligations under the Indenture and the Notes, executed pursuant to the provisions of the Indenture which initially will only be by Icahn Enterprises Holdings.

“Notes” means the Issuers’ 3.500% Senior Notes due 2017 and 4.875% Senior Notes due 2019.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of Icahn Enterprises GP or Icahn Enterprises Finance by two Officers (or if a limited liability company, two Officers of the managing member of such limited liability company) of Icahn Enterprises GP or Icahn Enterprises Finance, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Icahn Enterprises GP or Icahn Enterprises Finance that meets the requirements set forth in the Indenture.

“Other Liquidated Damages” means liquidated damages arising from a registration default under a registration rights agreement with respect to the registration of subordinated Indebtedness permitted to be incurred under the Indenture.

“Partners’ Equity” with respect to any Person means as of any date, the partners’ equity as of such date shown on the consolidated balance sheet of such Person and its Subsidiaries or if such Person is not a partnership, the comparable line-item on a balance sheet, each prepared in accordance with GAAP.

“Permitted Refinancing Indebtedness” means any Indebtedness of Icahn Enterprises or any Guarantor issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Icahn Enterprises or any Guarantor (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, and Other Liquidated Damages, incurred in connection therewith);
(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and
(3)	if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, estate, organization described in Section 501(c) of the Internal Revenue Code, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Portfolio Company” means any Person that (1) is not Icahn Enterprises or any Subsidiary of Icahn Enterprises and (2) is an Affiliate of Icahn Enterprises, if the Principal has no direct or indirect (x) Equity Interest in such Person or (y) other investment in such Person, other than, in the case of either (x) or (y), any direct or indirect Equity Interest or other investment due to (A) the direct or indirect interest of the Principal in the Issuers, the Guarantors or Icahn Enterprises GP or (B) as a result of the Principal or his Affiliates having made one or more investments in such Person at or about the same time and at such time on substantially the same terms as investments that were made in such Person by one or more of the investment vehicles (commonly known as “hedge funds” or “controlled” or “managed” accounts, “pooled investment vehicles” or similar investment vehicles), directly or indirectly, advised, operated, controlled or managed by the Issuers, the Guarantors or any of their Subsidiaries.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Principal” means Carl Icahn.

“Principal Property” of a specified Person means any property, assets or revenue of such Person now owned or hereafter acquired.

“Quarterly Determination Date” means, in connection with Icahn Enterprises’ first, second and third fiscal quarters, the earlier of (1) the date Icahn Enterprises would have been required to file a quarterly report with the SEC on Form 10-Q if Icahn Enterprises were required to file such reports and (2) the date Icahn Enterprises files its quarterly report with the SEC on Form 10-Q. In connection with Icahn Enterprises’ fourth fiscal quarter, the earlier of (x) the date Icahn Enterprises would have been required to file an annual report with the SEC on Form 10-K if Icahn Enterprises were required to file such a report and (y) the date Icahn Enterprises files its annual report with the SEC on Form 10-K.

“Related Party” or “Related Parties” means (1) Carl Icahn and his siblings, his and their respective spouses and descendants (including stepchildren and adopted children) and the spouses of such descendants (including stepchildren and adopted children) (collectively, the “Family Group”); (2) any trust, estate, partnership, corporation, company, limited liability company or unincorporated association or organization (each an “Entity” and collectively “Entities”) Controlled by one or more members of the Family Group; (3) any Entity over which one or more members of the Family Group, directly or indirectly, have rights that, either legally or in practical effect, enable them to make or veto significant management decisions with respect to such Entity, whether pursuant to the constituent documents of such Entity, by contract, through representation on a board of directors or other governing body of such Entity, through a management position with such Entity or in any other manner (such rights hereinafter referred to as “Veto Power”); (4) the estate of any member of the Family Group; (5) any trust created (in whole or in part) by any one or more members of the Family Group; (6) any individual or Entity who receives an interest in any estate or trust listed in clauses (4) or (5), to the extent of such interest; (7) any trust or estate, substantially all the beneficiaries of which (other than charitable organizations or foundations) consist of one or more members of the Family Group; (8) any organization described in Section 501(c) of the Internal Revenue Code of 1986, as amended (the “IRC”), over which any one or more members of the Family Group and the trusts and estates listed in clauses (4), (5) and (7) have direct or indirect Veto Power, or to which they are substantial contributors (as such term is defined in Section 507 of the IRC); (9) any organization described in Section 501(c) of the IRC of which a member of the Family Group is an officer, director or trustee; or (10) any Entity, directly or indirectly (a) owned or Controlled by or (b) a majority of the economic interests in which are owned by, or are for or accrue to the benefit of, in either case, any Person or Persons identified in clauses (1) through (9) above. For the purposes of this definition of Related Party, and for the avoidance of doubt, in addition to any other Person or Persons that may be considered to possess Control, (x) a partnership shall be considered Controlled by a general partner or managing general partner thereof, (y) a limited liability company shall be considered Controlled by a managing member of such limited liability company and (z) a trust or estate shall be considered Controlled by any trustee, executor, personal representative, administrator or any other Person or Persons having authority over the control, management or disposition of the income and assets therefrom.

“SEC” means the United States Securities and Exchange Commission.

“Secured Indebtedness” of any specified Person means any Indebtedness secured by a Lien upon the property of such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary which would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issuance Date.

“Special Interest” means all special interest then owing pursuant to the registration rights agreement.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, accreted value, or principal prior to the date originally scheduled for the payment or accretion thereof.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total Voting Stock is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

For the avoidance of doubt, Icahn Enterprises Holdings will be deemed to be a Subsidiary of Icahn Enterprises so long as Icahn Enterprises Holdings remains a Guarantor.

“Tax Amount” means, for any period beginning on or after January 1, 2010, the combined federal, state and local income taxes, including estimated taxes, that would be payable by Icahn Enterprises if it were a Delaware corporation filing separate tax returns with respect to its Taxable Income for such period and owned 100% of Icahn Enterprises Holdings; provided, that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that would have arisen if Icahn Enterprises were a Delaware corporation shall be taken into account, but only to the extent such carryforwards or attributes arise after January 1, 2010; provided, further that (i) if there is an adjustment in the amount of the Taxable Income for any period, an appropriate positive or negative adjustment shall be made in the Tax Amount, and if the Tax Amount is negative, then the Tax Amount for succeeding periods shall be reduced to take into account such negative amount until such negative amount is reduced to zero and (ii) any Tax Amount other than amounts relating to estimated taxes shall be computed by a nationally recognized accounting firm (but, including in any event, Icahn Enterprises’ auditors). Notwithstanding anything to the contrary, the Tax Amount shall not include taxes resulting from Icahn Enterprises’ change in the status to a corporation for tax purposes.

“Taxable Income” means, for any period, the taxable income or loss of Icahn Enterprises for such period for federal income tax purposes.

“Total Unencumbered Assets” means, as of any Quarterly Determination Date, the book value of all of the assets of Icahn Enterprises and any Guarantor (including, without limitation, the Capital Stock of their Subsidiaries, but excluding goodwill and intangibles) that do not secure, by a Lien, any portion of any Indebtedness (other than assets secured by a Lien in favor of the Notes and such assets are not secured by a Lien in favor of any other Indebtedness) as of such date (determined on a consolidated basis between Icahn Enterprises and any Guarantor but not on a consolidated basis with their Subsidiaries and otherwise in accordance with GAAP).

“Treasury Rate” means, as of any redemption date, the yield to maturity as of the earlier of (1) such redemption date or (2) the date on which such 2019 Notes are defeased or satisfied and discharged, of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to July 15, 2016; provided, however, that if the period from the redemption date to July 15, 2016, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. Any such Treasury Rate shall be obtained by the Issuers.

“Unsecured Indebtedness” of Icahn Enterprises, Icahn Enterprises Holdings and any additional Guarantor means any Indebtedness of such Person that is not Secured Indebtedness.

“Voting Stock” means, with respect to any Person that is (a) a corporation, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency, (b) a limited liability company, membership interests entitled to manage, or to elect or appoint the Persons that will manage the operations or business of the limited liability company, or (c) a partnership, partnership interests entitled to elect or replace the general partner thereof.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or liquidation preference, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness or Disqualified Stock, as the case may be.

DESCRIPTION OF 2020 NOTES

General

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the term “Icahn Enterprises” refers only to Icahn Enterprises L.P., the term “Icahn Enterprises Finance” refers only to Icahn Enterprises Finance Corp., the term “Icahn Enterprises Holdings” refers only to Icahn Enterprises Holdings L.P., and the term “Icahn Enterprises GP” refers only to Icahn Enterprises G.P. Inc. and not to any of their respective Subsidiaries. For the avoidance of doubt, Icahn Enterprises Holdings will be deemed to be a Subsidiary of Icahn Enterprises for so long as Icahn Enterprises Holdings remains a Guarantor. The term “Issuers” refers to Icahn Enterprises and Icahn Enterprises Finance, collectively.

The Issuers issued the existing notes on January 21, 2014 under an indenture, dated as of August 1, 2013 (the “Indenture”), by and among the Issuers, Icahn Enterprises Holdings, as guarantor, and Wilmington Trust, National Association, as trustee (the “trustee”), pursuant to which $500.0 million aggregate principal amount of 6.00% Senior Notes due 2020 were originally issued on August 1, 2013. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”), and the terms of the Notes will include those stated in the Indenture and those made part of the Indenture by reference to the TIA.

The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. Copies of the Indenture are available as set forth below under “— Additional Information.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the Indenture.

For the avoidance of doubt, the inclusion of exceptions to the provisions (including covenants and definitions) set forth herein will not be interpreted to imply that the matters permitted by the exception would be limited by the terms of such provisions but for such exceptions.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief Description of the Notes and the Note Guarantee

The Notes

The Notes:

•	are the general unsecured obligation of each of the Issuers;
•	are pari passu in right of payment to all existing and future senior Indebtedness of each of the Issuers;
•	are senior in right of payment to any future subordinated Indebtedness of each of the Issuers; and
•	are effectively subordinated to the secured indebtedness of the Issuers to the extent of the value of the collateral securing such Indebtedness. As of December 31, 2013, the Issuers did not have any secured Indebtedness.

The Note Guarantee

The guarantee of the Notes:

•	is the general unsecured obligation of Icahn Enterprises Holdings;
•	is pari passu in right of payment to all existing and future senior Indebtedness of Icahn Enterprises Holdings;
•	is senior in right of payment to any future subordinated Indebtedness of Icahn Enterprises Holdings; and
•	is effectively subordinated to the secured Indebtedness of Icahn Enterprises Holdings to the extent of the value of the collateral securing such Indebtedness. As of December 31, 2013, Icahn Enterprises Holdings had $41 million of secured Indebtedness.

The operations of Icahn Enterprises are conducted through its Subsidiaries (including Icahn Enterprises Holdings) and, therefore, Icahn Enterprises depends on the cash flow of Icahn Enterprises’ Subsidiaries and Icahn Enterprises Holdings to meet its obligations, including its obligations under the Notes. The Notes will not be guaranteed by any of Icahn Enterprises’ Subsidiaries other than Icahn Enterprises Holdings. The Notes and the guarantee will be effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of Icahn Enterprises’ Subsidiaries (other than Icahn Enterprises Holdings). Any right of the Issuers or Icahn Enterprises Holdings to receive assets of any of their Subsidiaries (other than Icahn Enterprises Holdings) upon that Subsidiary’s liquidation or reorganization (and the consequent right of the holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary’s creditors, except to the extent that any of the Issuers or Icahn Enterprises Holdings is itself recognized as a creditor of that Subsidiary, in which case the claims of the Issuers and Icahn Enterprises Holdings would still be subordinate in right of payment to any security in the assets of the Subsidiary and any Indebtedness of the Subsidiary senior to that held by the Issuers or Icahn Enterprises Holdings. As of December 31, 2013, after giving effect to the issuance of the existing notes, Icahn Enterprises’ Subsidiaries (other than Icahn Enterprises Holdings) had approximately $5.2 billion of Indebtedness and approximately $1.4 billion of accounts payable outstanding. The covenants of the Notes do not restrict the ability of Icahn Enterprises’ Subsidiaries, other than Icahn Enterprises Holdings, from incurring additional Indebtedness or creating liens, nor do the covenants of the Notes restrict the ability of Icahn Enterprises Holdings, Icahn Enterprises or its Subsidiaries from making investments or entering into sale and leaseback transactions. See “Risk Factors — Risks Related to the Exchange Notes — The Exchange Notes will be effectively subordinated to any secured indebtedness, and all the indebtedness and liabilities of our subsidiaries other than Icahn Enterprises Holdings” and “Risk Factors — Risks Related to the Exchange Notes — Our subsidiaries, other than Icahn Enterprises Holdings, will not be subject to any of the covenants in the Indenture and only Icahn Enterprises Holdings will guarantee the Exchange Notes. We may not be able to rely on the cash flow or assets of our subsidiaries to pay our indebtedness.”

Principal, Maturity and Interest

The Issuers may issue additional Notes (“Additional Notes”) from time to time after this exchange offer. Any offering of Additional Notes is subject to the covenant described under the heading “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” The Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemption and offers to purchase. The Issuers will issue the exchange notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on August 1, 2020.

The Notes will pay interest at the rate of 6.00% per annum, which will be payable semi-annually in arrears on February 1 and August 1. Interest on the Notes was payable commencing on February 1, 2014. The Issuers will make each interest payment to the holders of record on the immediately preceding January 15 and July 15.

Interest on the Notes will accrue from August 1, 2013. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a noteholder holds at least $2.0 million aggregate principal amount of Notes, such holder may give wire transfer instructions to Icahn Enterprises and the Issuers will instruct the trustee to pay all principal, interest and premium and Special Interest, if any, on that holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar unless the Issuers elect to make interest payments by check mailed to the noteholders at their address set forth in the register of holders. In addition, all payments will be subject to the applicable rules and procedures of the settlement systems (including, if applicable, those of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”)), which may change from time to time.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of the Notes, and the Issuers or any of their Subsidiaries (including Icahn Enterprises Holdings) may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the provisions of the Indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuers will not be required to transfer or exchange any note selected for redemption. Also, the Issuers will not be required to transfer or exchange any note for a period of 15 days before a selection of Notes to be redeemed.

Note Guarantee

The Notes will be guaranteed by Icahn Enterprises Holdings. Icahn Enterprises may, at its option, add subsidiary Guarantors to the Notes. Each Guarantor’s obligations under its Note Guarantee will be limited as necessary to prevent the Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — A court could void the exchange notes or the guarantee under fraudulent conveyance laws.”

Any Guarantor’s Note Guarantee will be released:

(1)	upon the substitution of a successor to Icahn Enterprises Holdings or other release as described under the heading “— Certain Covenants — Merger, Consolidation or Sale of Assets”; and
(2)	upon legal defeasance, covenant defeasance or satisfaction and discharge of the Indenture as provided below under the captions “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge.”

Optional Redemption

At any time prior to August 1, 2016, the Issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including Additional Notes) issued under the Indenture at a redemption price of 106.000% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided, however, that:

(1)	at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Icahn Enterprises and its Subsidiaries (including any Guarantor)); and
(2)	the redemption occurs within 90 days of the date of the closing of such Equity Offering.

At any time prior to February 1, 2017, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Issuers’ option prior to February 1, 2017.

On or after February 1, 2017, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, (1) at a redemption price equal to 104.500% of the principal amount of the Notes redeemed plus accrued and unpaid interest and Special Interest, if any, to the applicable redemption date during the period on or after February 1, 2017 and prior to August 1, 2017, and (2) thereafter at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

Year	Percentage
2017	103.000%
2018	101.500%
2019 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Disposition Pursuant to Gaming Laws

If any Gaming Authority requires that a holder or Beneficial Owner of Notes be licensed, qualified or found suitable under any applicable Gaming Law and such holder or Beneficial Owner:

(1)	fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority; or
(2)	is denied such license or qualification or not found suitable,

the Issuers shall then have the right, at its option:

(1)	to require each such holder or Beneficial Owner to dispose of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of the occurrence of the event described in clause (1) or (2) above, or
(2)	to redeem the Notes of each such holder or Beneficial Owner, in accordance with Rule 14e-1 of the Exchange Act, if applicable, at a redemption price equal to the lowest of:
a)	the principal amount thereof, together with accrued and unpaid interest and Special Interest, if any, to the earlier of the date of redemption, the date 30 days after such holder or Beneficial Owner is required to apply for a license, qualification or finding of suitability (or such shorter period that may be required by any applicable Gaming Authority) if such holder or Beneficial Owner fails to do so (“Application Date”) or of the date of denial of license or qualification or of the finding of unsuitability by such Gaming Authority;
b)	the price at which such holder or Beneficial Owner acquired the Notes, together with accrued and unpaid interest and Special Interest, if any, to the earlier of the date of redemption, the Application Date or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority; and
c)	such other lesser amount as may be required by any Gaming Authority.

Immediately upon a determination by a Gaming Authority that a holder or Beneficial Owner of the Notes will not be licensed, qualified or found suitable and must dispose of the Notes, the holder or Beneficial Owner will, to the extent required by applicable Gaming Laws, have no further right:

(1)	to exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any right conferred by the Notes, the Note Guarantee or the Indenture; or
(2)	to receive any interest, Special Interest, dividends, economic interests or any other distributions or payments with respect to the Notes and the Note Guarantee or any remuneration in any form with respect to the Notes and the Note Guarantee from the Issuers, any Note Guarantor or the trustee, except the redemption price referred to above.

The Issuers shall notify the trustee in writing of any such request, denial or other determination by a Gaming Authority and of any such redemption as soon as practicable. Any holder or Beneficial Owner that is required to apply for a license, qualification or a finding of suitability will be responsible for all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the applicable Gaming Authorities and the Issuers and any Note Guarantor will not reimburse any holder or Beneficial Owner for such expense.

Mandatory Redemption

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Issuers will offer a Change of Control payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased, to the date of purchase. Within 30 days following any Change of Control, unless, prior to the occurrence of such Change of Control, the Issuers have exercised their right to redeem all of the Notes by sending a notice of redemption to the holders as described under “— Optional Redemption,” the Issuers will send a notice to each holder, by mail or electronically in accordance with the procedures of the depositary, describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the Indenture and described in such notice.

On the Change of Control payment date, the Issuers will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;
(2)	deposit with the paying agent an amount equal to the Change of Control payment in respect of all Notes or portions of Notes properly tendered; and
(3)	deliver or cause to be delivered to the trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

The paying agent will promptly mail to each holder of Notes properly tendered the Change of Control payment for such Notes, and subject to the requirements set forth in the Indenture, the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control payment date.

The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition by Icahn Enterprises or Icahn Enterprises Holdings of “all or substantially all” of its properties or assets. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuers to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Icahn Enterprises or Icahn Enterprises Holdings to another Person or group may be uncertain. In addition, under certain circumstances the definition of Change of Control excludes certain sales, leases, transfers, conveyances or other dispositions even if they constitute “all or substantially all” of the properties or assets of Icahn Enterprises or Icahn Enterprises Holdings.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, Notes will be selected for redemption on a pro rata basis (or, in the case of Notes issued in global form as discussed under “— Book-Entry, Delivery and Form,” in accordance with the procedures of the depositary) unless otherwise required by law or applicable stock exchange requirements.

No Notes of $2,000 or less can be redeemed in part. Notices of redemption will be sent by mail or electronically in accordance with the procedures of the depositary at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Any redemption may, at the Issuers’ option, be subject to the satisfaction of one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of Notes upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption (unless the Issuers default in the payment of the redemption price and accrued interest, if any).

Certain Covenants

Restricted Payments

Icahn Enterprises will not, and will not permit any of its Subsidiaries (including any Guarantor) to:

(1)	declare or pay any dividend or make any other distribution on account of Icahn Enterprises’ or any of its Subsidiaries’ (including any Guarantor’s) Equity Interests or to the holders of Icahn Enterprises’ or any of its Subsidiaries’ (including Icahn Enterprises Holdings’) Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Icahn Enterprises or to Icahn Enterprises or a Subsidiary of Icahn Enterprises (including Icahn Enterprises Holdings));
(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Icahn Enterprises) any Equity Interests of Icahn Enterprises; or
(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Icahn Enterprises or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Icahn Enterprises and any of its Subsidiaries (including any Guarantor)), except a payment of interest, Other Liquidated Damages or principal at the Stated Maturity on such subordinated Indebtedness (all such payments and other actions set forth in these clauses (1) through (3) (except as excluded therein) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
(2)	Icahn Enterprises or any Guarantor would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period for which financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”; and
(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Icahn Enterprises and its Subsidiaries (including any Guarantor) since January 15, 2010 (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (8) and (9) of the next succeeding paragraph), is less than the sum, without duplication, of:
a)	50% of the difference of (x) the Consolidated Net Income of Icahn Enterprises for the period (taken as one accounting period) from April 1, 2010 to the end of Icahn Enterprises’ most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit) minus (y) all dividends and distributions paid pursuant to clause (8) of the next succeeding paragraph; provided, however, that to the extent any payments of Tax Amounts were not deducted in the calculation of Consolidated Net Income during the applicable period, for purposes of this clause (a), such payments of Tax Amounts will be deducted from Consolidated Net Income, plus
b)	100% of the aggregate net cash proceeds received by Icahn Enterprises since January 15, 2010 as a contribution to its equity capital or from the issue or sale of Equity Interests of Icahn Enterprises (excluding Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Icahn Enterprises that have been converted into or exchanged for such Equity Interests (other than Equity Interests or Disqualified Stock or debt securities sold to a Subsidiary of Icahn Enterprises (including Icahn Enterprises Holdings)).

As of December 31, 2013, the amount available for Restricted Payments pursuant to this clause (3) was approximately $2.4 billion.

So long as no Default or Event of Default has occurred and is continuing or would be caused thereby (except with respect to clauses (4) and (6), which payments will be permitted notwithstanding a Default or an Event of Default), the preceding provisions will not prohibit:

(1)	the payment of any dividend or the consummation of any irrevocable redemption or payment within 60 days after the date of declaration of the dividend or giving of the redemption notice or becoming irrevocably obligated to make such payment, as the case may be, if at the date of declaration or notice or becoming irrevocably obligated to make such payment, the dividend or payment would have complied with the provisions of the Indenture;
(2)	the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Icahn Enterprises (including any Guarantor)) of, Equity Interests (other than Disqualified Stock) or from the substantially concurrent contribution of equity capital to Icahn Enterprises; provided, however, that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;
(3)	the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Icahn Enterprises or any Guarantor that is contractually subordinated to the Notes with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4)	the declaration or payment of any dividend or distribution by a Subsidiary of Icahn Enterprises (including any Guarantor) to the holders of its Equity Interests; provided, that if any such dividend or distribution is paid to an Affiliate of the Principal (other than Icahn Enterprises or any of its Subsidiaries (including any Guarantor)), that any such dividend or distribution is paid on a pro rata basis to all holders (including Icahn Enterprises or any of its Subsidiaries (including any Guarantor)) that hold securities whose terms (either contractually or by law) entitle them to the same distribution upon which such dividend or distribution is paid;
(5)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Icahn Enterprises held by any member of Icahn Enterprises’ (or any of its Subsidiaries’ (including any Guarantor’s)) management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million (other than with respect to Former Employees) in any calendar year;
(6)	for so long as Icahn Enterprises is a partnership or otherwise a pass-through entity for federal income tax purposes for any period, Icahn Enterprises may make cash distributions to its equity holders or partners in an amount not to exceed the Tax Amount for such period; provided that a distribution of the Tax Amount shall be made no earlier than 20 days prior to the due date for such tax (or the date that quarterly estimated taxes are required to be paid) that would be payable by Icahn Enterprises if it were a Delaware corporation;
(7)	the purchase, redemption or retirement for value of Capital Stock of Icahn Enterprises not owned by the Principal, a Related Party or any Affiliate of the Principal or a Related Party, provided that (a) Icahn Enterprises would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period for which financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) after giving effect to such purchase, redemption or retirement, the Partners’ Equity is at least $1.0 billion;
(8)	the payment of dividends on the Common Units; provided, however, that such dividends or distributions may not exceed an annual amount equal to $1.00 per Common Unit (as adjusted for any Common Unit split, subdivision, consolidation, reclassification or similar occurrence); and
(9)	other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (9), not to exceed $50.0 million since the Issuance Date.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (9) above, or is permitted to be made pursuant to the first paragraph of this covenant, Icahn Enterprises shall, in its sole discretion, classify (or later reclassify, in whole or in part, in its sole discretion) such Restricted Payment in any manner that complies with this covenant.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets, property or securities proposed to be transferred or issued by Icahn Enterprises or such Subsidiary (including Icahn Enterprises Holdings), as the case may be, pursuant to the Restricted Payment.

Incurrence of Indebtedness and Issuance of Preferred Stock

Neither Icahn Enterprises nor any Guarantor will create, incur, issue, assume, guarantee or otherwise become liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and neither Icahn Enterprises nor any Guarantor will issue any Disqualified Stock; provided, however, that Icahn Enterprises or any Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if immediately after giving effect to the incurrence of additional Indebtedness (including Acquired Debt) or issuance of Disqualified Stock (including a pro forma application of the net proceeds therefrom), the ratio of the aggregate principal amount of all outstanding Indebtedness (excluding

Indebtedness incurred pursuant to clauses (4), (7) and (8) of the following paragraph) of Icahn Enterprises and any Guarantor, determined on a consolidated basis between Icahn Enterprises and any Guarantor but on a non-consolidated basis with the Subsidiaries of Icahn Enterprises (other than any Guarantor) and otherwise in accordance with GAAP, (including an amount of Indebtedness equal to the principal amount of any Guarantees by Icahn Enterprises or any Guarantor of any Indebtedness of a Person (that is not Icahn Enterprises or a Subsidiary) to the extent such Guarantees were not included in computing Icahn Enterprises’ or any Guarantor’s outstanding Indebtedness) to the Adjusted Controlled Entity Net Worth, would have been less than 1.15 to 1.

The preceding paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)	the incurrence by Icahn Enterprises or any Guarantor of Indebtedness represented by the Notes to be issued on the Issuance Date and the exchange Notes to be issued pursuant to the registration rights agreement;
(2)	the incurrence by Icahn Enterprises or any Guarantor of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under the first paragraph of this covenant or clauses (1), (2) or (9) of this paragraph or any Existing Indebtedness;
(3)	the incurrence by Icahn Enterprises or any Guarantor of intercompany Indebtedness between or among Icahn Enterprises and any of its Subsidiaries (including Icahn Enterprises Holdings) or the issuance of Disqualified Stock by any Guarantor to Icahn Enterprises;
(4)	the incurrence by Icahn Enterprises or any Guarantor of Hedging Obligations that are incurred in the normal course of business;
(5)	the incurrence by Icahn Enterprises or any Guarantor of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;
(6)	the incurrence by Icahn Enterprises or any Guarantor of the Existing Indebtedness;
(7)	Indebtedness arising from any agreement entered into by Icahn Enterprises or Icahn Enterprises Holdings providing for indemnification, purchase price adjustment or similar obligations, in each case, incurred or assumed in connection with an asset sale;
(8)	Indebtedness of Icahn Enterprises or any Guarantor attributable to Bad Boy Guarantees; and
(9)	the incurrence by Icahn Enterprises or any Guarantor of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (9), not to exceed $10.0 million at any one time outstanding.

Neither Icahn Enterprises nor any Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Icahn Enterprises or any Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the Note Guarantee, as applicable, on substantially identical terms; provided, however, that no Indebtedness of Icahn Enterprises or any Guarantor shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of Icahn Enterprises or any Guarantor for purposes of this paragraph solely by virtue of being unsecured or secured to a lesser extent or on a junior Lien basis.

To the extent Icahn Enterprises or any Guarantor incurs any intercompany Indebtedness, (a) if Icahn Enterprises or any Guarantor is the obligor on such Indebtedness, such Indebtedness (other than intercompany Indebtedness of any Guarantor to or from Icahn Enterprises or another Guarantor) must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Icahn Enterprises or a Subsidiary of Icahn Enterprises (including any Guarantor) and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Icahn Enterprises or a

Subsidiary of Icahn Enterprises (including any Guarantor) shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Icahn Enterprises or any Guarantor, that is not intercompany Indebtedness; provided that in the case of clause (a), that no restriction on the payment of principal, interest or other obligations in connection with such intercompany Indebtedness shall be required by such subordinated terms except during the occurrence and continuation of a Default or Event of Default.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (9) above or is entitled to be incurred pursuant to the first paragraph of this covenant, in each case, as of the date of incurrence thereof, Icahn Enterprises shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Indebtedness in any manner that complies with this covenant and such Indebtedness will be treated as having been incurred pursuant to such clauses or the first paragraph hereof, as the case may be, designated by Icahn Enterprises.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest or Other Liquidated Damages on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Icahn Enterprises or any Guarantor may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
a)	the Fair Market Value of such assets at the date of determination; and
b)	the amount of the Indebtedness of the other Person.

Limitation on Liens

Neither Icahn Enterprises nor any Guarantor will, (a) issue, assume or guarantee any Indebtedness if such Indebtedness is secured by a Lien upon, or (b) secure any then outstanding Indebtedness by granting a Lien upon, any Principal Property of Icahn Enterprises or any Guarantor, now owned or hereafter acquired by Icahn Enterprises or any Guarantor, without effectively providing that the Notes and the Note Guarantee shall be secured equally and ratably with such Indebtedness, except that the foregoing restrictions shall not apply to:

(1)	Liens on any Principal Property acquired after the Issuance Date to secure or provide for the payment of the purchase price or acquisition cost thereof;
(2)	Liens on Principal Property acquired after the Issuance Date existing at the time such Principal Property is acquired;
(3)	Liens on any Principal Property acquired from a corporation merged with or into Icahn Enterprises or any Guarantor;
(4)	Liens in favor of Icahn Enterprises or any Guarantor;
(5)	Liens in existence on any Principal Property on the Issuance Date;
(6)	Liens on any Principal Property constituting unimproved real property constructed or improved after the Issuance Date to secure or provide for the payment or cost of such construction or improvement;
(7)	Liens in favor of, or required by, governmental authorities;

(8)	pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insure carriers under insurance arrangements;
(9)	Liens for taxes, assessments or governmental charges or statutory liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business or in the improvement or repair of any Principal Property not yet due or which are being contested in good faith by appropriate proceedings;
(10)	any judgment attachment or judgment Lien not constituting an Event of Default;
(11)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business and in the improvement or repair of any Principal Property and which obligations are not expressly prohibited by the Indenture;
(12)	Liens to secure Indebtedness of Icahn Enterprises or any Guarantor attributable to Bad Boy Guarantees;
(13)	Liens in favor of the trustee and required by the covenant “Maintenance of Interest Coverage”;
(14)	Liens to secure Margin Indebtedness; provided that such Liens are secured solely by the applicable margin securities;
(15)	Liens securing Hedging Obligations in the ordinary course of business and not for speculative purposes; provided that such Liens do not extend to any asset of the Issuers or any Guarantor other than the asset subject to the Hedging Obligations; and
(16)	any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (1) through (15), inclusive;

provided that in the case of clauses (1), (2) and (3) such Liens shall only extend to the Principal Property so acquired (including through any merger or consolidation) and not to any other Principal Property of Icahn Enterprises or any Guarantor.

Maintenance of Interest Coverage

On each Quarterly Determination Date, the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors will be at least 1.5 to 1.0 for the four consecutive fiscal quarters most recently completed prior to such Quarterly Determination Date; provided that, in the event that the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors is less than 1.5 to 1.0 for such four consecutive fiscal quarters, the Issuers shall be deemed to have satisfied this maintenance test if there is deposited, within two (2) Business Days of such Quarterly Determination Date, an amount in cash such that the deposited funds, together with any funds previously deposited pursuant to this covenant (and that have not been paid out or otherwise released) are in an amount equal to the Issuers’ obligations to pay interest on the Notes for one year; provided further, that the Issuers shall grant to the trustee, on behalf of the holders of the Notes, a first priority security interest in such deposited funds pursuant to an account control agreement satisfactory to the trustee. At any subsequent Quarterly Determination Date, if the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors is at least 1.5 to 1.0 for the four consecutive fiscal quarters most recently completed prior to such Quarterly Determination Date, Icahn Enterprises shall notify the trustee of the foregoing and pursuant to the terms of the account control agreement, such deposited funds will be released from the security interest granted to the trustee and paid at the direction of Icahn Enterprises.

Maintenance of Total Unencumbered Assets

On each Quarterly Determination Date, the ratio of Total Unencumbered Assets to the then outstanding principal amount of the Unsecured Indebtedness will be greater than 1.5 to 1.0 as of the last day of the fiscal quarter most recently completed.

Compliance with Law

Each of Icahn Enterprises and any Guarantor will comply in all material respects with all applicable laws, rules and regulations.

No Investment Company

Neither Icahn Enterprises nor any Guarantor will register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, except as required in order to comply with law.

Merger, Consolidation or Sale of Assets

Icahn Enterprises will not: (1) consolidate or merge with or into another Person (whether or not Icahn Enterprises, is the surviving entity) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Icahn Enterprises in one or more related transactions, to another Person, unless:

(1)	either: (a) Icahn Enterprises is the surviving entity, or (b) the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(2)	the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Icahn Enterprises under the Notes, the Indenture and the registration rights agreement and upon such assumption such Person will become the successor to, and be substituted for, Icahn Enterprises thereunder and all references to Icahn Enterprises in each thereof shall then become references to such Person and such Person shall thereafter be able to exercise every right and power of Icahn Enterprises thereunder;
(3)	immediately after such transaction no Default or Event of Default exists;
(4)	Icahn Enterprises or the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”; and
(5)	Icahn Enterprises has delivered to the trustee an Officers’ Certificate and opinion of counsel, which may be an opinion of in-house counsel of Icahn Enterprises or a Guarantor, each stating that such transaction complies with the terms of the Indenture.

Clauses (1), (2) or (4) above will not apply to or be required to be complied with in connection with any merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of Icahn Enterprises’ properties or assets to:

(1)	an Affiliate that has no material assets or liabilities where the primary purpose of such transaction is to change Icahn Enterprises into a corporation or other form of business entity or to change the jurisdiction of formation of Icahn Enterprises and such transaction does not cause the realization of any material federal or state tax liability that will be paid by Icahn Enterprises or any of its Subsidiaries (including Icahn Enterprises Holdings). For purposes of this paragraph, the term material refers to any assets, liabilities or tax liabilities that are greater than 5.0% of the Adjusted Net Worth of Icahn Enterprises and its Subsidiaries (including Icahn Enterprises Holdings) on a consolidated basis; or
(2)	any Person; provided that the sum of (x) the Fair Market Value of properties or assets of Icahn Enterprises not sold, assigned, transferred, conveyed or otherwise disposed of plus (y) Cash Equivalents and marketable securities received by Icahn Enterprises as consideration (measured at aggregate Fair Market Value), determined at the time of the execution of such relevant agreement, for such merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of Icahn Enterprises’ properties or assets, is at least 1.50 times the aggregate principal amount of all outstanding Indebtedness of Icahn Enterprises and any Guarantor (including the Notes). In any transaction referred to in this clause (2), and subject to the terms and conditions thereof, without the need of any action by the noteholders, (x) confirm that such Person shall not be liable for and shall be released from, any obligation of Icahn Enterprises’ under the Indenture and the Notes and (y) any Guarantor shall be released, in accordance with the provisions of the Indenture, from all obligations under its Note Guarantee if such Guarantor was directly or indirectly sold, assigned, transferred, conveyed or otherwise disposed of to such Person in such transaction.

Icahn Enterprises or the Person formed by or surviving any merger or consolidation will not have to comply with clause (4) above in connection with any merger or consolidation if the effect of the merger or consolidation is to cause the Capital Stock of Icahn Enterprises not owned by the Principal, a Related Party or any Affiliate of the Principal to be retired or extinguished for consideration that was provided by the Principal, a Related Party or an Affiliate of the Principal (other than Icahn Enterprises or its Subsidiaries (including Icahn Enterprises Holdings) or the Person formed by or surviving any merger or consolidation) and the Partners’ Equity immediately after giving effect to the merger or consolidation is not less than the Partners’ Equity immediately prior to such merger or consolidation.

In addition, Icahn Enterprises may not lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. In the case of a lease of all or substantially all of the assets of Icahn Enterprises, Icahn Enterprises will not be released from its obligations under the Notes or the Indenture, as applicable.

Icahn Enterprises Holdings will not: (1) consolidate or merge with or into another Person (whether or not Icahn Enterprises Holdings, is the surviving entity) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Icahn Enterprises Holdings in one or more related transactions, to another Person; unless:

(1)	either: (a) Icahn Enterprises Holdings is the surviving entity, or (b) the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises Holdings) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(2)	the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises Holdings) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Icahn Enterprises Holdings under the Note Guarantee (and becomes a Guarantor), the Notes, the Indenture and the registration rights agreement, and upon such assumption such Person will become the successor to, and be substituted for, Icahn Enterprises Holdings thereunder, and all references to Icahn Enterprises Holdings in each thereof shall than become references to such Person and such Person shall thereafter be able to exercise every right and power of Icahn Enterprises Holdings thereunder;
(3)	immediately after such transaction no Default or Event of Default exists;
(4)	Icahn Enterprises Holdings or the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”; and
(5)	Icahn Enterprises Holdings has delivered to the trustee an Officers’ Certificate and opinion of counsel which may be an opinion of in-house counsel of Icahn Enterprises or a Guarantor, each stating that such transaction complies with the terms of the Indenture.

Clauses (1), (2) or (4) above will not apply to or be required to be complied with in connection with any merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of Icahn Enterprises Holdings’ properties or assets to:

(1)	an Affiliate that has no material assets or liabilities where the primary purpose of such transaction is to change Icahn Enterprises Holdings into a corporation or other form of business entity or to change the jurisdiction of formation of Icahn Enterprises Holdings and such transaction does not cause the realization of any material federal or state tax liability that will be paid by Icahn Enterprises Holdings or any of its Subsidiaries. For purposes of this paragraph, the term material refers to any assets, liabilities or tax liabilities that are greater than 5.0% of the Adjusted Net Worth of Icahn Enterprises and its Subsidiaries (including Icahn Enterprises Holdings) on a consolidated basis;
(2)	any Person; provided that the sum of (x) the Fair Market Value of properties or assets of Icahn Enterprises not sold, assigned, transferred, conveyed or otherwise disposed of plus (y) Cash Equivalents and marketable securities received by Icahn Enterprises as consideration (measured at aggregate Fair Market Value), determined at the time of the execution of such relevant agreement, for such merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of Icahn Enterprises Holdings’ properties or assets, is at least 1.50 times the aggregate principal amount of all outstanding Indebtedness of Icahn Enterprises and any Guarantor (including the Notes); or
(3)	any Person; provided that (x) the sum of (i) the Fair Market Value of properties or assets of Icahn Enterprises not sold, assigned, transferred, conveyed or otherwise disposed of plus (ii) Cash Equivalents and marketable securities received by Icahn Enterprises Holdings as consideration (measured at aggregate Fair Market Value), determined at the time of the execution of such relevant agreement, for such merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of Icahn Enterprises Holdings’ properties or assets, is at least 1.50 times the aggregate principal amount of all outstanding Indebtedness of Icahn Enterprises and any Guarantor (including the Notes), and (y) Icahn Enterprises Holdings remains a Subsidiary of Icahn Enterprises.

In any transaction referred to in clause (2) or (3) above, and subject to the terms and conditions thereof, without the need of any action by the noteholders, (x) such other Person shall not be liable for and shall be released from any obligation of Icahn Enterprises’ or Icahn Enterprises Holdings’ under the Indenture, the Notes and the Note Guarantees, and (y) any Guarantor shall be released, in accordance with the provisions of the Indenture, from all obligations under its Note Guarantee if such Guarantor was directly or indirectly sold, assigned, transferred, conveyed or otherwise disposed of to such Person in such transaction.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1)	any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Icahn Enterprises, Icahn Enterprises Holdings or any one or more Guarantors; or
(2)	any sale, assignment, transfer, conveyance or other disposition of Cash Equivalents, including, without limitation, any investment or capital contribution of Cash Equivalents, or any purchase of property and assets, including, without limitation, securities, debt obligations or Capital Stock, with Cash Equivalents.

Transactions with Affiliates

Icahn Enterprises will not, and will not permit any of its Subsidiaries (including any Guarantor) to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, any Affiliate of Icahn Enterprises (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $15.0 million, unless:

(1)	the Affiliate Transaction is on terms that are not materially less favorable to Icahn Enterprises or the relevant Subsidiary (including any Guarantor) than those that would have been obtained in a comparable transaction by Icahn Enterprises or such Subsidiary (including any Guarantor) with an unrelated Person as determined in good faith by the Board of Directors of Icahn Enterprises; and
(2)	Icahn Enterprises delivers to the trustee:
a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors of Icahn Enterprises set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Icahn Enterprises; and
b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate exchange of consideration in excess of $100.0 million, an opinion as to the fairness to Icahn Enterprises or such Subsidiary (including any Guarantor) of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of recognized standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Icahn Enterprises or any of its Subsidiaries (including any Guarantor) in the ordinary course of business and payments pursuant thereto including payments or reimbursement of payments by Icahn Enterprises GP with respect to any such agreement, plan or arrangement entered into by Icahn Enterprises GP with respect to or for the benefit of officers or directors of Icahn Enterprises GP (other than any such agreements, plans or arrangements entered into by Icahn Enterprises or any of its Subsidiaries (including Icahn Enterprises Holdings) with Carl Icahn (other than employee benefit plans and officer or director indemnification agreements generally applicable to officers and directors of Icahn Enterprises GP, Icahn Enterprises or its Subsidiaries (including Icahn Enterprises Holdings));
(2)	transactions between or among Icahn Enterprises, any Guarantor and/or their respective Subsidiaries (except any Subsidiaries of which Carl Icahn or Affiliates of Carl Icahn (other than Icahn Enterprises, Icahn Enterprises Holdings or their Subsidiaries) own more than 10% of the Voting Stock) other than as a result of Mr. Icahn and/or Affiliates of Mr. Icahn having made one or more investments in such Subsidiary at or about the same time and at such time on substantially the same terms as investments that were made in such Person by one or more of the investment vehicles (commonly known as “hedge funds” or “controlled” or “managed” accounts, “pooled investment vehicles” or similar investment vehicles), directly or indirectly, advised, operated, controlled or managed by the Issuers, the Guarantor or any of their Subsidiaries;
(3)	transactions between or among Icahn Enterprises, any Guarantor and/or their respective Subsidiaries, on the one hand, with any Person that is a Portfolio Company, on the other hand;
(4)	payment (or reimbursement of payments by Icahn Enterprises GP) of directors’ fees to Persons who are not otherwise Affiliates of Icahn Enterprises;
(5)	any issuance of Equity Interests (other than Disqualified Stock) of Icahn Enterprises to Affiliates of Icahn Enterprises;

(6)	Restricted Payments that do not violate the provisions of the Indenture described above under the caption “— Restricted Payments”;
(7)	transactions between Icahn Enterprises and/or any of its Subsidiaries (including any Guarantor), on the one hand, and other Affiliates, on the other hand, for the provision of goods or services in the ordinary course of business to or from such Affiliates; provided that such provider of the goods or services is in the business of providing such goods or services in the ordinary course of business to unaffiliated third parties and the terms and pricing for such goods and services overall are not less favorable to Icahn Enterprises and/or its Subsidiaries (including Icahn Enterprises Holdings) than the terms and pricing upon which such goods and services are provided to unaffiliated third parties;
(8)	the provision or receipt of accounting, financial, management, information technology and other ancillary services to or from Affiliates, provided that Icahn Enterprises or its Subsidiaries (including any Guarantor), in the case of the provision of such services, are paid a fee not less than its out of pocket costs and allocated overhead (including a portion of salaries and benefits) and in the case of the receipt of such services, paid a fee not more than such Person’s out-of-pocket costs and allocated overhead (including a portion of salaries and benefits), in each case, as determined by Icahn Enterprises in its reasonable judgment;
(9)	the license of a portion of office space pursuant to an amended and restated license agreement, dated as of August 8, 2007, between Icahn Enterprises Holdings and Icahn Associates LLC and any renewal thereof;
(10)	the payment to Icahn Enterprises GP and reimbursements of payments made by Icahn Enterprises GP of expenses relating to Icahn Enterprises’, Icahn Enterprises Holdings’ or any Guarantors’ status as a public company;
(11)	payments by Icahn Enterprises Holdings, Icahn Enterprises or any Subsidiary to Icahn Enterprises GP in connection with services provided to Icahn Enterprises Holdings, Icahn Enterprises or any Subsidiary in accordance with the Icahn Enterprises Partnership Agreement;
(12)	any agreement or arrangement in effect on the Issuance Date and any amendment or replacement thereof and, in each case, the transactions pursuant thereto; provided, however, that any such amendment or replacement is not less favorable in any material respect to Icahn Enterprises or any Guarantor than that in effect on the Issuance Date; and
(13)	payments pursuant to the Shared Services Agreement dated as of August 8, 2007, among Icahn & Co. LLC, Icahn Enterprises Holdings and Icahn Capital Management.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuers will furnish to the trustee and to the holders of Notes or cause the trustee to furnish to the holders of Notes, within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Issuers were required to file such reports; and
(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Issuers’ consolidated financial statements by the Issuers’ certified independent accountants. In addition, the Issuers will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and, if the SEC will not accept such a filing, will post the reports on its website within those time periods.

If, at any time, the Issuers are no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuers will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Issuers will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Issuers’ filings for any reason, the Issuers will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Issuers were required to file those reports with the SEC.

In addition, the Issuers agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, if the Issuers file with the SEC the reports required by the preceding paragraphs electronically via the EDGAR filing system (or any successor filing system) within such specified time periods and such reports are publicly available, the Issuers shall not be required under the Indenture to furnish such reports to the trustee or the holders of the Notes, provided that the trustee shall have no obligation whatsoever to determine whether or not such information or reports have been filed with the SEC or have been made publicly available.

Events of Default and Remedies

Each of the following is an Event of Default with respect to the Notes:

(1)	default in payment when due and payable, upon redemption or otherwise, of principal or premium, if any, on the Notes;
(2)	default for 30 days or more in the payment when due of interest or Special Interest on the Notes;
(3)	failure by the Issuers to call or cause to be called for redemption or to purchase or cause to be called any Notes, in each case when required under the Indenture;
(4)	failure by Icahn Enterprises or any Guarantor for 30 days after written notice from the trustee to comply with the provisions described under the captions “— Restricted Payments” or “— Incurrence of Indebtedness and Issuance of Preferred Stock”;
(5)	failure by Icahn Enterprises or any Guarantor for 30 days after written notice from the trustee to comply with the provisions described under the captions “— Maintenance of Interest Coverage” or “— Maintenance of Total Unencumbered Assets”;
(6)	failure by the Issuers or any Guarantor for 60 days after notice from the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of their other agreements in the Indenture or the Notes or the Note Guarantee;
(7)	default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuers or any Guarantor or default on any Guarantee (excluding any Bad-Boy Guarantee) by the Issuers or Icahn Enterprises Holdings of Indebtedness for money borrowed, whether such Indebtedness or Guarantee now exists or is created after the Issuance Date, which default (a) is caused by a failure to pay when due at final maturity (giving effect to any grace period or waiver related thereto) the principal of such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness as to which Icahn Enterprises or any Guarantor is obligated to pay, together with the principal amount of any other such Indebtedness under which a Payment Default then exists or with respect to which the maturity thereof has been so accelerated or which has not been paid at maturity as to which Icahn Enterprises or any Guarantor is obligated to pay, aggregates $50.0 million or more;
(8)	failure by the Issuers or any Guarantor to pay final judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged or unstayed for a period of more than 60 days after such judgment becomes a final judgment;

(9)	except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or Icahn Enterprises Holdings or any other Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and
(10)	certain events of bankruptcy or insolvency with respect to Icahn Enterprises or any Guarantor that is a Significant Subsidiary.

If any Event of Default (other than by reason of bankruptcy or insolvency) occurs and is continuing, the Trustee or the holders of more than 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest, Special Interest, if any, and any other monetary obligations on all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuers or any Guarantor that is a Significant Subsidiary all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the trustee in its exercise of any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law or the Indenture or that the trustee determines may be unduly prejudicial to the rights of other holders of Notes or that may involve the trustee in personal liability. The trustee may withhold from holders of Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in the interests of the holders of the Notes. In addition, the trustee shall have no obligation to accelerate the Notes if in the best judgment of the trustee acceleration is not in the best interest of the holders of the Notes.

At any time after a declaration of acceleration with respect to the Notes and subject to certain conditions, the holders of a majority in aggregate principal amount of Notes outstanding may rescind and cancel such acceleration and its consequences subject to the conditions set forth in the Indenture.

The holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of, any note.

The Issuers will be required to deliver to the trustee annually a statement regarding compliance with the Indenture, and the Issuers will be required, upon becoming aware of any Default or Event of Default to deliver to the trustee, within ten (10) Business Days, a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders

No director, officer, employee, incorporator, manager (or managing member) direct or indirect member, partner or stockholder of the Issuers, Icahn Enterprises Holdings, Icahn Enterprises GP or any additional Guarantor shall have any liability for any obligations of the Issuers, Icahn Enterprises Holdings, Icahn Enterprises GP or any additional Guarantor under the Notes, the Indenture, any Note Guarantee or for any claim based on, in respect of, or by reason of such obligations or its creation. Each holder of the Notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Legal Defeasance and Covenant Defeasance

The Issuers may at any time, at their option, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, premium on, if any, or interest or Special Interest, if any, on, such notes when such payments are due from the trust referred to below;
(2)	the Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee under the Indenture, and the Issuers’ and the Guarantors’ obligations in connection therewith; and
(4)	the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations and the obligations of any of their Subsidiaries or Icahn Enterprises Holdings released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and, thereafter, any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes or any Note Guarantee. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance, in addition to any other requirements specified in the Indenture:

(1)	the Issuers must irrevocably deposit, or cause to be deposited, with the trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient to pay the principal of, premium, if any, interest and Special Interest, if any, due on the outstanding Notes on the stated maturity date or on the applicable redemption date, as the case may be, in accordance with the terms of the Indenture;
(2)	in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel, which may be an opinion of in-house counsel to Icahn Enterprises or a Guarantor, containing customary assumptions and exceptions, confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)	in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel, which may be an opinion of in-house counsel to Icahn Enterprises or a Guarantor, containing customary assumptions and exceptions, confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)	no Default or Event of Default shall have occurred and be continuing with respect to certain Events of Default on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);
(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuers or any of their Subsidiaries is a party or by which the Issuers or any of their Subsidiaries is bound;
(6)	the Issuers shall have delivered to the trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of Notes over other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of Icahn Enterprises or others; and
(7)	the Issuers shall have delivered to the trustee an Officers’ Certificate and an opinion of counsel in the United States, which may be an opinion of in-house counsel to Icahn Enterprises or a Guarantor each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1)	either:
a)	all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to Icahn Enterprises, have been delivered to the trustee for cancellation; or
b)	all Notes that have not been delivered to the trustee for cancellation (1) have become due and payable by reason of the sending of a notice of redemption or otherwise, (2) will become due and payable within one year or (3) are to be called for redemption within 12 months under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the reasonable expense of the Issuers, and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the trustee for cancellation for principal and premium, if any, and accrued but unpaid interest to the date of maturity or redemption;
(2)	in respect of clause (1)(b) above, no Default of Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuers are a party or by which the Issuers are bound;
(3)	the Issuers have paid or caused to be paid all sums payable by it under the Indenture; and
(4)	the Issuers or any Guarantor have delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers’ Certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, the Notes or the Note Guarantee may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the Indenture, the Notes or the Note Guarantee may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes) in accordance with the requirements of the Indenture.

Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a nonconsenting holder of Notes):

(1)	reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;
(2)	reduce the principal of or change the fixed maturity of any Note or provide that any Note is redeemable at an earlier date or for a price less than provided in the Indenture;
(3)	reduce the rate of or change the time for payment of interest on any Note;

(4)	waive a Default or Event of Default in the payment of principal of, premium or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);
(5)	make any Note payable in money other than that stated in the Notes;
(6)	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;
(7)	release Icahn Enterprises Holdings or any other Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture; or
(8)	make any change in the foregoing amendment and waiver provisions.

Notwithstanding the foregoing, without the consent of any holder of Notes, the Issuers, the Guarantors and the trustee together may amend or supplement the Indenture, any Note Guarantee or the Notes to cure any ambiguity, defect or inconsistency, to comply with the covenant relating to mergers, consolidations and sales of assets, to provide for uncertificated Notes in addition to or in place of certificated Notes, to conform the text of the Indenture, the Note Guarantees or the Notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Notes, which intent may be evidenced by an Officers’ Certificate to that effect, to provide for the assumption of the Issuers’ or any Guarantor’s obligations to holders of the Notes and any Note Guarantee in the case of a merger, consolidation or asset sale, to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such holder.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment to the Indenture becomes effective, the Issuers will be required to provide to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of any such amendment.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the trustee, should it become a creditor (other than in connection with the Indenture) of the Issuers or Icahn Enterprises Holdings, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest under applicable law it must eliminate such conflict within 90 days or resign, or otherwise comply with applicable law.

The holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. The trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture is, and the Notes will be, subject to certain exceptions, governed by and construed in accordance with the internal laws of the State of New York, without regard to the choice of law rules thereof. The issuance of the Notes and the Note Guarantee will also be subject to a certain extent to the laws of the jurisdiction of formation of Icahn Enterprises.

Additional Information

Any holder of the Notes or prospective investor may obtain a copy of the Indenture without charge by writing to SungHwan Cho, Chief Financial Officer at Icahn Enterprises L.P., 767 Fifth Avenue, 47th Floor, New York, New York, 10153.

Book-Entry, Delivery and Form

The exchange notes initially will be represented by one or more exchange notes in registered, global form without interest coupons (collectively, the “Global Notes”) in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Through and including the 40th day after the later of the commencement of this offering and the closing of this offering (such period through and including such 40th day, the “Restricted Period”), beneficial interests in the Regulation S Global Notes may be held only through Euroclear and Clearstream (as indirect participants in DTC), unless transferred to a person that takes delivery through a Rule 144A Global Note or an AI Global Note in accordance with the certification requirements described below. Except as set forth below, the exchange notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive Notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Depositary Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuers that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchaser with portions of the principal amount of the Global Notes; and
(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Rule 144A Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Rule 144A Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Notes through Participants in the DTC system other than Euroclear and Clearstream. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, and Special Interest, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuers and the trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the trustee nor any agent of the Issuers or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or
(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuers. Neither the Issuers nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Notes, and the Issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions set forth under “Notice to Investors,” transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Issuers that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Rule 144A Global Notes and the Regulation S Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuers, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

Subject to DTC’s applicable procedures, a Global Note is exchangeable for Certificated Notes if:

(1)	DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuers fail to appoint a successor depositary;
(2)	the Issuers, at their option, notify the trustee in writing that it elects to cause the issuance of the Certificated Notes; or
(3)	there has occurred and is continuing a Default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Notice to Investors,” unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See “Notice to Investors.”

Exchanges Between Regulation S Notes and Rule 144A Notes

Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if:

(1)	such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A; and

(2)	the transferor first delivers to the trustee a written certificate (in the form provided in the Indenture) to the effect that the Notes are being transferred to a Person:
a)	who the transferor reasonably believes to be a qualified institutional buyer within the meaning of Rule 144A;
b)	purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A; and
c)	in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 of the Securities Act (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

Transfers involving exchanges of beneficial interests between the Regulation S Global Notes and the Rule 144A Global Notes will be effected by DTC by means of an instruction originated by the trustee through the DTC Deposit/Withdraw at Custodian (DWAC) system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for so long as it remains such an interest. The policies and practices of DTC may prohibit transfers of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period.

Same Day Settlement and Payment

The Issuers will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Special Interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuers will make all payments of principal, interest and premium, if any, and Special Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Registration Rights; Special Interest

The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the proposed form of registration rights agreement in its entirety because it, and not this description, defines your registration rights as holders of these Notes.

See “— Additional Information.”

The Issuers, Icahn Enterprises Holdings and the initial purchasers entered into the registration rights agreement on January 21, 2014. Pursuant to the registration rights agreement, the Issuers and Icahn Enterprises Holdings agreed to file with the SEC the Exchange Offer Registration Statement (as defined in the registration rights agreement) on the appropriate form under the Securities Act with respect to the exchange Notes. This prospectus forms a part of the Exchange Offer Registration Statement filed pursuant to the registration rights agreement. Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers and Icahn Enterprises Holdings will offer to the holders of Transfer Restricted Securities pursuant to this exchange offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for exchange Notes.

If:

(1)	the Issuers and Icahn Enterprises Holdings are not:
a)	required to file the Exchange Offer Registration Statement; or
b)	permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy; or
(2)	any holder of Transfer Restricted Securities notifies the Issuers prior to the 20th business day following consummation of the Exchange Offer that:
a)	it is prohibited by law or SEC policy from participating in the Exchange Offer;
b)	it may not resell the exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or
c)	it is a broker-dealer and owns Notes acquired directly from the Issuers or an Affiliate of the Issuers,

then the Issuers and Icahn Enterprises Holdings will file with the SEC a Shelf Registration Statement (as defined in the registration rights agreement) to cover resales of the Notes by the holders of the Notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

For purposes of the preceding, “Transfer Restricted Securities” means each note until the earliest to occur of:

(1)	the date on which such note has been exchanged by a Person other than a broker-dealer for an exchange note in the Exchange Offer;
(2)	following the exchange by a broker-dealer in the Exchange Offer of a note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement; or
(3)	the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement.

The registration rights agreement provides that:

(1)	the Issuers and Icahn Enterprises Holdings will file an Exchange Offer Registration Statement with the SEC on or prior to May 21, 2014;
(2)	the Issuers and Icahn Enterprises Holdings will use all commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to August 19, 2014;
(3)	unless the Exchange Offer would not be permitted by applicable law or SEC policy, the Issuers and Icahn Enterprises Holdings will:
a)	commence the Exchange Offer; and
b)	use all commercially reasonable efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer; and
(4)	if obligated to file the Shelf Registration Statement, Icahn Enterprises will use all commercially reasonable efforts to file the Shelf Registration Statement with the SEC on or prior to 30 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the SEC on or prior to 90 days after such obligation arises.

If:

(1)	the Issuers and Icahn Enterprises Holdings fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing;
(2)	any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”);
(3)	the Issuers and Icahn Enterprises Holdings fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or
(4)	the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a “Registration Default”), then the Issuers and Icahn Enterprises Holdings will pay Special Interest to each holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of Notes held by such holder.

The amount of the Special Interest will increase by an additional $0.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Special Interest for all Registration Defaults of $0.50 per week per $1,000 principal amount of Notes.

All accrued Special Interest will be paid by the Issuers and Icahn Enterprises Holdings on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

Following the cure of all Registration Defaults, the accrual of Special Interest will cease.

Holders of Notes will be required to make certain representations to the Issuers and Icahn Enterprises Holdings (as described in the registration rights agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Special Interest set forth above. By acquiring Transfer Restricted Securities, a holder will be deemed to have agreed to indemnify the Issuers and Icahn Enterprises Holdings against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. Holders of Notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Issuers.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and
(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Adjusted Controlled Entity Net Worth,” as of any date, means the total shareholders’ equity (or if Icahn Enterprises were not a corporation, the equivalent account) of Icahn Enterprises and its Subsidiaries on a consolidated basis minus equity attributable to non-controlling interests, determined in conformity with GAAP reflected on the consolidated balance sheet of Icahn Enterprises as of the last day of the fiscal quarter most recently completed before the date of determination for which financial statements are then available, but taking into account any change in total shareholders’ equity (or the equivalent account) as a result of any (x) Restricted Payments made, (y) asset sales or (z) contributions to equity or from the issuance or sale of Equity Interests (excluding Disqualified Stock) or from the exchange or conversion (other than to Disqualified Stock) of Disqualified Stock or debt securities, completed since such fiscal quarter end; provided, however, that all acquisitions by Icahn Enterprises or any of its Subsidiaries after December 31, 2012 from an Affiliate that would be accounted for as a pooling of interest transaction under GAAP will instead be accounted for using the purchase method for purposes of calculating Adjusted Controlled Entity Net Worth.

“Adjusted Net Worth” of any specified Person, as of any date, means the total shareholders’ equity (or if such Person were not a corporation, the equivalent account) of such Person and its Subsidiaries on a consolidated basis determined in conformity with GAAP reflected on the consolidated balance sheet of such Person as of the last day of the fiscal quarter most recently completed before the date of determination for which financial statements are then available, but taking into account any change in total shareholders’ equity (or the equivalent account) as a result of any (x) Restricted Payments made, (y) asset sales or (z) contributions to equity or from the issuance or sale of Equity Interests (excluding Disqualified Stock) or from the exchange or conversion (other than to Disqualified Stock) of Disqualified Stock or debt securities, completed since such fiscal quarter end; provided, however, that all acquisitions by such Person after December 31, 2012 from an Affiliate that would be accounted for as a pooling of interest transaction under GAAP will instead be accounted for using the purchase method for purposes of calculating such Person’s Adjusted Net Worth.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1)	1.0% of the principal amount of the note; or
(2)	the excess of:
a)	the present value at such redemption date of (i) the redemption price of the note at February 1, 2017 (such redemption price being set forth in the table appearing above under the caption “— Optional Redemption”) plus (ii) all required interest payments due on the note through February 1, 2017 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
b)	the principal amount of the note.

“Bad Boy Guarantees” means the Indebtedness of any specified Person attributable to “bad boy” indemnification or Guarantees, which Indebtedness would be non-recourse to Icahn Enterprises and Icahn Enterprises Holdings other than recourse relating to the specific events specified therein, which such events shall be usual and customary exceptions typically found in non-recourse financings at such time as determined by management in its reasonable judgment.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or the Board of Directors of the managing member; and
(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or the place of payment on the Notes or is a day on which banking institutions located in such jurisdictions are authorized or required by law or other governmental action to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;
(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; but excluding from each of (1), (2), (3) and (4) above any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars;
(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;
(3)	certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;
(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)	commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and, in each case, maturing within one year after the date of acquisition; and
(6)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Cash Flow of Icahn Enterprises and the Guarantors” means, with respect to any period, the Net Income of Icahn Enterprises and the Guarantors for such period plus, without duplication:

(1)	provision for taxes based on income or profits of Icahn Enterprises and the Guarantors or any payments of Tax Amounts by Icahn Enterprises for such period, to the extent that such provision for taxes or such payments of Tax Amounts were deducted in computing such Net Income of Icahn Enterprises or any Guarantor; plus
(2)	the Fixed Charges of Icahn Enterprises or any Guarantor for such period, to the extent that such Fixed Charges of Icahn Enterprises and such Guarantor were deducted in computing such Net Income of Icahn Enterprises and such Guarantor; plus
(3)	depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of Icahn Enterprises and any Guarantor for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Net Income of Icahn Enterprises and any Guarantor; plus
(4)	Cash and Cash Equivalents received by or paid to Icahn Enterprises or any Guarantor from investments or from any of its Subsidiaries (other than from any Guarantor); minus
(5)	non-cash items increasing such Net Income of Icahn Enterprises and any Guarantor for such period, other than the accrual of revenue in the ordinary course of business, in each case, consolidating such amounts for Icahn Enterprises and any Guarantor but excluding any net income, provision for taxes, fixed charges, depreciation, amortization or other amounts of any of the Subsidiaries of Icahn Enterprises (other than any Guarantor) and otherwise determined in accordance with GAAP.

“Change of Control” means the occurrence of any of the following:

(1)	the sale, lease, transfer, conveyance or other disposition by Icahn Enterprises or Icahn Enterprises Holdings (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Icahn Enterprises or Icahn Enterprises Holdings to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than the Principal or a Related Party; provided, however, that (x) if the sum of (i) the Fair Market Value of properties or assets of Icahn Enterprises or Icahn Enterprises Holdings, as the case may be, not sold, transferred, conveyed or otherwise disposed of plus (ii) the Cash Equivalents and marketable securities received by Icahn Enterprises or Icahn Enterprises Holdings, as the case may be, as consideration (measured at aggregate Fair Market Value), determined at the time of execution of each relevant agreement, for such sale, lease, transfer, conveyance or other disposition of properties or assets, is at least 1.50 times the aggregate amount of all outstanding Indebtedness of Icahn Enterprises and any Guarantor (including the Notes), then such transaction shall not be deemed a Change of Control and (y) any sale, assignment, transfer or other disposition of Cash Equivalents, including, without limitation, any investment or capital contribution of Cash Equivalents or purchase of property, assets or Capital Stock with Cash Equivalents, will not constitute a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets for purposes of this clause (1);
(2)	the adoption of a plan relating to the liquidation or dissolution of Icahn Enterprises;
(3)	the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above), other than the Principal or the Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of a Controlling Entity of Icahn Enterprises, measured by voting power rather than number of shares;
(4)	the first day on which a majority of the members of the Board of Directors of the Controlling Entity are not Continuing Directors; or
(5)	for so long as Icahn Enterprises is a partnership, at such time that the general partner of Icahn Enterprises is no longer at least one of the following: (w) the Principal, (x) a Related Party, (y) an Affiliate of the Principal or (z) an Affiliate of a Related Party.

“Change of Control Offer” has the meaning assigned to that term in the Indenture governing the Notes.

“Common Units” means depositary units of Icahn Enterprises, representing its limited partner interests.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of net income (loss) of such Person, on a consolidated basis with its Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends or any dividends or distributions paid pursuant to clause (8) of the second paragraph of the covenant described under the caption “— Certain Covenants — Restricted Payments”; provided that:

(1)	the Net Income of any Person that is accounted for by the equity method of accounting or that is a Subsidiary will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Subsidiary of the Person;
(2)	the Net Income of any of its Subsidiaries will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; and
(3)	the cumulative effect of a change in accounting principles will be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Icahn Enterprises who:

(1)	was a member of such Board of Directors on the Issuance Date; or
(2)	was nominated for election or elected to such Board of Directors with the approval of the Principal or any of the Related Parties or with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of Voting Stock, by agreement or otherwise and “Controlled” has a corresponding meaning.

“Controlling Entity” means (1) for so long as Icahn Enterprises is a partnership, any general partner of Icahn Enterprises, (2) if Icahn Enterprises is a limited liability company, any managing member of Icahn Enterprises or (3) if Icahn Enterprises is a corporation, Icahn Enterprises.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Icahn Enterprises or any Guarantor to repurchase such Capital Stock upon the occurrence of a change of control, event of loss, an asset sale or other special redemption event will not constitute Disqualified Stock if the terms of such Capital Stock provide that Icahn Enterprises or any Guarantor may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments” or where the funds to pay for such repurchase was from the net cash proceeds of such Capital Stock and such net cash proceeds was set aside in a separate account to fund such repurchase. Furthermore, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Icahn Enterprises or any Guarantor to redeem such Capital Stock, including, without limitation, upon maturity will not constitute Disqualified Stock if the terms of such Capital Stock provide that Icahn Enterprises or any Guarantor may redeem such Capital Stock for other Capital Stock that is not Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that Icahn Enterprises and its Subsidiaries (including any Guarantor) may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means an offer and sale of Capital Stock (other than Disqualified Stock) of Icahn Enterprises (other than an offer and sale relating to equity securities issuable under any employee benefit plan of Icahn Enterprises) by Icahn Enterprises or a capital contribution in respect of Capital Stock (other than Disqualified Stock) of Icahn Enterprises.

“Exchange Act” means the Exchange Act of 1934, as amended.

“Existing Indebtedness” means all Indebtedness of Icahn Enterprises and any Guarantor, in existence on the Issuance Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Icahn Enterprises (unless otherwise provided in the Indenture).

“Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors” means the ratio of the Cash Flow of Icahn Enterprises and the Guarantors for such period to the Fixed Charges of Icahn Enterprises and the Guarantors for such period. In the event that Icahn Enterprises, the Guarantors or any Guarantor incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors is being calculated and on or prior to the Quarterly Determination Date for which the calculation of the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors is being made (the “Calculation

Date”), then the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions that have been made by the specified Person, including through mergers or consolidations, or any Person acquired by the specified Person, and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;
(2)	the Cash Flow of Icahn Enterprises and the Guarantors attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
(3)	the Fixed Charges of Icahn Enterprises and the Guarantors attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that such Fixed Charges of Icahn Enterprises and the Guarantors are equal to or less than the Cash Flow of Icahn Enterprises and the Guarantors from the related discontinued operation excluded under clause (3) for such period; and
(4)	if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges of Icahn Enterprises and the Guarantors” means, with respect to any period, the sum, without duplication, of:

(1)	the interest expense of Icahn Enterprises, and any Guarantor for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus
(2)	the interest expense of Icahn Enterprises and any Guarantor that was capitalized during such period; plus
(3)	any interest on Indebtedness of another Person that is guaranteed by Icahn Enterprises or any Guarantor (other than Bad Boy Guarantees unless such Bad Boy Guarantee is called upon) or secured by a Lien on assets of Icahn Enterprises or any additional Guarantor, whether or not such Guarantee or Lien is called upon; provided that for purposes of calculating interest with respect to Indebtedness that is Guaranteed or secured by a Lien, the principal amount of Indebtedness will be calculated in accordance with the last two paragraphs of the definition of Indebtedness; plus
(4)	the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred equity of Icahn Enterprises, other than dividends on preferred stock to the extent payable in Equity Interests of Icahn Enterprises (other than Disqualified Stock) or dividends on preferred equity payable to Icahn Enterprises, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of Icahn Enterprises (however, for so long as Icahn Enterprises is a partnership or otherwise a pass-through entity for federal income tax purposes, the combined federal, state and local income tax rate shall be the rate that was utilized to calculate the Tax Amount of

Icahn Enterprises to the extent that the Tax Amount was actually distributed with respect to such period (and if less than the Tax Amount is distributed, such rate shall be proportionately reduced) and if no Tax Amount was actually distributed with respect to such period, such combined federal, state and local income tax rate shall be zero), expressed as a decimal, in each case, determined on a consolidated basis between Icahn Enterprises and any Guarantor but on a non-consolidated basis with the Subsidiaries of Icahn Enterprises (other than any Guarantor) and otherwise in accordance with GAAP.

“Former Employees” means a former member of management of Icahn Enterprises (or any of its Subsidiaries (including any Guarantors)), other than the Principal, who voluntarily or upon any other termination is no longer employed by any of Icahn Enterprises or any of its Subsidiaries (including any Guarantors) and who holds Equity Interests that are required to be redeemed or purchased pursuant to any contractual requirements upon such termination of employment.

“GAAP” means generally accepted accounting principles in the United States set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issuance Date. For the purposes of the Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Subsidiaries.

“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or other national government, any state, province or any city or other political subdivision, including, without limitation, the State of Nevada or the State of New Jersey, whether now or hereafter existing, or any officer or official thereof and any other agency with authority thereof to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Principal, its Related Parties, the Issuers or any of their respective Subsidiaries or Affiliates.

“Gaming Law” means any gaming law or regulation of any jurisdiction or jurisdictions to which the Issuers or any of their Subsidiaries (including Icahn Enterprises Holdings) is, or may at any time after the issue date be, subject.

“Government Securities” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means any Subsidiary of Icahn Enterprises (initially only Icahn Enterprises Holdings) that executes a Note Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and other agreements or arrangements, in each case designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Icahn Enterprises Holdings” means Icahn Enterprises Holdings L.P.

“Icahn Enterprises GP” means Icahn Enterprises G.P. Inc.

“Icahn Enterprises” means Icahn Enterprises L.P.

“Icahn Enterprises Finance” means Icahn Enterprises Finance Corp.

“Icahn Enterprises Partnership Agreement” means Icahn Enterprises’ Amended and Restated Agreement of Limited Partnership, dated May 12, 1987 as amended February 22, 1995, August 16, 1996, May 9, 2002, June 29, 2005, September 17, 2007 and December 17, 2007, as the same may be amended from time to time.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)	in respect of borrowed money;
(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)	in respect of banker’s acceptances;
(4)	representing Capital Lease Obligations;
(5)	representing the balance deferred and unpaid of the purchase price of any property due more than six months after such property is acquired; or
(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date attributable to a Guarantee shall be the maximum principal amount guaranteed by such specified Person as of such date; provided, however, that Guarantees non-recourse to such specified Person that are limited to Liens on the assets of the specified Person shall be the lesser of (x) the Fair Market Value of such assets at the date of determination and (y) maximum principal amount guaranteed by such specified Person.

The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness with original issue discount, (b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness and (c) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of (x) the Fair Market Value of such assets at the date of determination and (y) the amount of the Indebtedness of the other Person to the extent so secured. Notwithstanding anything in the Indenture to the contrary, Indebtedness of Icahn Enterprises, Icahn Enterprises Holdings or any Note Guarantor shall not include any Indebtedness that has been either satisfied and discharged or defeased through covenant defeasance or legal defeasance.

“Issuance Date” means the closing date for the sale and original issuance of the Notes.

“Issuers” means Icahn Enterprises and Icahn Enterprises Finance, collectively.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Net Income” means, with respect to any specified Person for any four consecutive fiscal quarter period, the net income (loss) of such Person determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Note Guarantee” means the Guarantee by any Subsidiary of Icahn Enterprises of the Issuers’ obligations under the Indenture and the Notes, executed pursuant to the provisions of the Indenture which initially will only be by Icahn Enterprises Holdings.

“Notes” means the Issuers’ 6.000% senior notes due 2020.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of Icahn Enterprises GP or Icahn Enterprises Finance by two Officers (or if a limited liability company, two Officers of the managing member of such limited liability company) of Icahn Enterprises GP or Icahn Enterprises Finance, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Icahn Enterprises GP or Icahn Enterprises Finance that meets the requirements set forth in the Indenture.

“Other Liquidated Damages” means liquidated damages arising from a registration default under a registration rights agreement with respect to the registration of subordinated Indebtedness permitted to be incurred under the Indenture.

“Partners’ Equity” with respect to any Person means as of any date, the partners’ equity as of such date shown on the consolidated balance sheet of such Person and its Subsidiaries or if such Person is not a partnership, the comparable line-item on a balance sheet, each prepared in accordance with GAAP.

“Permitted Refinancing Indebtedness” means any Indebtedness of Icahn Enterprises or any Guarantor issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Icahn Enterprises or any Guarantor (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, and Other Liquidated Damages, incurred in connection therewith);
(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and
(3)	if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, estate, organization described in Section 501(c) of the Internal Revenue Code, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Portfolio Company” means any Person that (1) is not Icahn Enterprises or any Subsidiary of Icahn Enterprises and (2) is an Affiliate of Icahn Enterprises, if the Principal has no direct or indirect (x) Equity Interest in such Person or (y) other investment in such Person, other than, in the case of either (x) or (y), any direct or indirect Equity Interest or other investment due to (A) the direct or indirect interest of the Principal in the Issuers, the Guarantors or Icahn Enterprises GP or (B) as a result of the Principal or his Affiliates having made one or more investments in such Person at or about the same time and at such time on substantially the same terms as investments that were made in such Person by one or more of the investment vehicles (commonly known as “hedge funds” or “controlled” or “managed” accounts, “pooled investment vehicles” or similar investment vehicles), directly or indirectly, advised, operated, controlled or managed by the Issuers, the Guarantors or any of their Subsidiaries.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Principal” means Carl Icahn.

“Principal Property” of a specified Person means any property, assets or revenue of such Person now owned or hereafter acquired.

“Quarterly Determination Date” means, in connection with Icahn Enterprises’ first, second and third fiscal quarters, the earlier of (1) the date Icahn Enterprises would have been required to file a quarterly report with the SEC on Form 10-Q if Icahn Enterprises were required to file such reports and (2) the date Icahn Enterprises files its quarterly report with the SEC on Form 10-Q. In connection with Icahn Enterprises’ fourth fiscal quarter, the earlier of (x) the date Icahn Enterprises would have been required to file an annual report with the SEC on Form 10-K if Icahn Enterprises were required to file such a report and (y) the date Icahn Enterprises files its annual report with the SEC on Form 10-K.

“Related Party” or “Related Parties” means (1) Carl Icahn and his siblings, his and their respective spouses and descendants (including stepchildren and adopted children) and the spouses of such descendants (including stepchildren and adopted children) (collectively, the “Family Group”); (2) any trust, estate, partnership, corporation, company, limited liability company or unincorporated association or organization (each an “Entity” and collectively “Entities”) Controlled by one or more members of the Family Group; (3) any Entity over which one or more members of the Family Group, directly or indirectly, have rights that, either legally or in practical effect, enable them to make or veto significant management decisions with respect to such Entity, whether pursuant to the constituent documents of such Entity, by contract, through representation on a board of directors or other governing body of such Entity, through a management position with such Entity or in any other manner (such rights hereinafter referred to as “Veto Power”); (4) the estate of any member of the Family Group; (5) any trust created (in whole or in part) by any one or more members of the Family Group; (6) any individual or Entity who receives an interest in any estate or trust listed in clauses (4) or (5), to the extent of such interest; (7) any trust or estate, substantially all the beneficiaries of which (other than charitable organizations or foundations) consist of one or more members of the Family Group; (8) any organization described in Section 501(c) of the Internal Revenue Code of 1986, as amended (the “IRC”), over which any one or more members of the Family Group and the trusts and estates listed in clauses (4), (5) and (7) have direct or indirect Veto Power, or to which they are substantial contributors (as such term is defined in Section 507 of the IRC); (9) any organization described in Section 501(c) of the IRC of which a member of the Family Group is an officer, director or trustee; or (10) any Entity, directly or indirectly (a) owned or Controlled by or (b) a majority of the economic interests in which are owned by, or are for or accrue to the benefit of, in either case, any Person or Persons identified in clauses (1) through (9) above. For the purposes of this definition of Related Party, and for the avoidance of doubt, in addition to any other Person or Persons that may be considered to possess Control, (x) a partnership shall be considered Controlled by a general partner or managing general partner thereof, (y) a limited liability company shall be considered Controlled by a managing member of such limited liability company and (z) a trust or estate shall be considered Controlled by any trustee, executor, personal representative, administrator or any other Person or Persons having authority over the control, management or disposition of the income and assets therefrom.

“SEC” means the United States Securities and Exchange Commission.

“Secured Indebtedness” of any specified Person means any Indebtedness secured by a Lien upon the property of such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary which would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issuance Date.

“Special Interest” means all special interest then owing pursuant to the registration rights agreement.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, accreted value, or principal prior to the date originally scheduled for the payment or accretion thereof.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total Voting Stock is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

For the avoidance of doubt, Icahn Enterprises Holdings will be deemed to be a Subsidiary of Icahn Enterprises so long as Icahn Enterprises Holdings remains a Guarantor.

“Tax Amount” means, for any period beginning on or after January 1, 2010, the combined federal, state and local income taxes, including estimated taxes, that would be payable by Icahn Enterprises if it were a Delaware corporation filing separate tax returns with respect to its Taxable Income for such period and owned 100% of Icahn Enterprises Holdings; provided, that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that would have arisen if Icahn Enterprises were a Delaware corporation shall be taken into account, but only to the extent such carryforwards or attributes arise after January 1, 2010; provided, further that (i) if there is an adjustment in the amount of the Taxable Income for any period, an appropriate positive or negative adjustment shall be made in the Tax Amount, and if the Tax Amount is negative, then the Tax Amount for succeeding periods shall be reduced to take into account such negative amount until such negative amount is reduced to zero and (ii) any Tax Amount other than amounts relating to estimated taxes shall be computed by a nationally recognized accounting firm (but, including in any event, Icahn Enterprises’ auditors). Notwithstanding anything to the contrary, the Tax Amount shall not include taxes resulting from Icahn Enterprises’ change in the status to a corporation for tax purposes.

“Taxable Income” means, for any period, the taxable income or loss of Icahn Enterprises for such period for federal income tax purposes.

“Total Unencumbered Assets” means, as of any Quarterly Determination Date, the book value of all of the assets of Icahn Enterprises and any Guarantor (including, without limitation, the Capital Stock of their Subsidiaries, but excluding goodwill and intangibles) that do not secure, by a Lien, any portion of any Indebtedness (other than assets secured by a Lien in favor of the Notes and such assets are not secured by a Lien in favor of any other Indebtedness) as of such date (determined on a consolidated basis between Icahn Enterprises and any Guarantor but not on a consolidated basis with their Subsidiaries and otherwise in accordance with GAAP).

“Treasury Rate” means, as of any redemption date, the yield to maturity as of the earlier of (1) such redemption date or (2) the date on which such Notes are defeased or satisfied and discharged, of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 1, 2017; provided, however, that if the period from the redemption date to February 1, 2017, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. Any such Treasury Rate shall be obtained by the Issuers.

“Unsecured Indebtedness” of Icahn Enterprises, Icahn Enterprises Holdings and any additional Guarantor means any Indebtedness of such Person that is not Secured Indebtedness.

“Voting Stock” means, with respect to any Person that is (a) a corporation, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency, (b) a limited liability company, membership interests entitled to manage, or to elect or appoint the Persons that will manage the operations or business of the limited liability company, or (c) a partnership, partnership interests entitled to elect or replace the general partner thereof.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or liquidation preference, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness or Disqualified Stock, as the case may be.

DESCRIPTION OF 2022 NOTES

General

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the term “Icahn Enterprises” refers only to Icahn Enterprises L.P., the term “Icahn Enterprises Finance” refers only to Icahn Enterprises Finance Corp., the term “Icahn Enterprises Holdings” refers only to Icahn Enterprises Holdings L.P., and the term “Icahn Enterprises GP” refers only to Icahn Enterprises G.P. Inc. and not to any of their respective Subsidiaries. For the avoidance of doubt, Icahn Enterprises Holdings will be deemed to be a Subsidiary of Icahn Enterprises for so long as Icahn Enterprises Holdings remains a Guarantor. The term “Issuers” refers to Icahn Enterprises and Icahn Enterprises Finance, collectively.

The Issuers issued the existing notes under an indenture dated as of January 29, 2014 (the “Indenture”), among the Issuers, Icahn Enterprises Holdings, as guarantor, and Wilmington Trust, National Association, as trustee (the “trustee”). The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”), and the terms of the Notes will include those stated in the Indenture and those made part of the Indenture by reference to the TIA.

The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. Copies of the Indenture are available as set forth below under “— Additional Information.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the Indenture.

For the avoidance of doubt, the inclusion of exceptions to the provisions (including covenants and definitions) set forth herein will not be interpreted to imply that the matters permitted by the exception would be limited by the terms of such provisions but for such exceptions.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief Description of the Notes and the Note Guarantee

The Notes

The Notes:

•	are the general unsecured obligation of each of the Issuers;
•	are pari passu in right of payment to all existing and future senior Indebtedness of each of the Issuers;
•	are senior in right of payment to any future subordinated Indebtedness of each of the Issuers; and
•	are effectively subordinated to the secured indebtedness of the Issuers to the extent of the value of the collateral securing such Indebtedness. As of December 31, 2013, the Issuers did not have any secured Indebtedness.

The Note Guarantee

The guarantee of the Notes:

•	is the general unsecured obligation of Icahn Enterprises Holdings;
•	is pari passu in right of payment to all existing and future senior Indebtedness of Icahn Enterprises Holdings;
•	is senior in right of payment to any future subordinated Indebtedness of Icahn Enterprises Holdings; and
•	is effectively subordinated to the secured Indebtedness of Icahn Enterprises Holdings to the extent of the value of the collateral securing such Indebtedness. As of December 31, 2013, Icahn Enterprises Holdings had $41 million of secured Indebtedness.

The operations of Icahn Enterprises are conducted through its Subsidiaries (including Icahn Enterprises Holdings) and, therefore, Icahn Enterprises depends on the cash flow of Icahn Enterprises’ Subsidiaries and Icahn Enterprises Holdings to meet its obligations, including its obligations under the Notes. The Notes will not be guaranteed by any of Icahn Enterprises’ Subsidiaries other than Icahn Enterprises Holdings. The Notes and the guarantee will be effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of Icahn Enterprises’ Subsidiaries (other than Icahn Enterprises Holdings). Any right of the Issuers or Icahn Enterprises Holdings to receive assets of any of their Subsidiaries (other than Icahn Enterprises Holdings) upon that Subsidiary’s liquidation or reorganization (and the consequent right of the holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary’s creditors, except to the extent that any of the Issuers or Icahn Enterprises Holdings is itself recognized as a creditor of that Subsidiary, in which case the claims of the Issuers and Icahn Enterprises Holdings would still be subordinate in right of payment to any security in the assets of the Subsidiary and any Indebtedness of the Subsidiary senior to that held by the Issuers or Icahn Enterprises Holdings. As of December 31, 2013, Icahn Enterprises’ Subsidiaries (other than Icahn Enterprises Holdings) had approximately $5.2 billion of Indebtedness and approximately $1.4 billion of accounts payable outstanding. The covenants of the Notes do not restrict the ability of Icahn Enterprises’ Subsidiaries, other than Icahn Enterprises Holdings, from incurring additional Indebtedness or creating liens, nor do the covenants of the Notes restrict the ability of Icahn Enterprises Holdings, Icahn Enterprises or its Subsidiaries from making investments or entering into sale and leaseback transactions. See “Risk Factors — Risks Related to the Exchange Notes — The Exchange Notes will be effectively subordinated to any secured indebtedness, and all the indebtedness and liabilities of our subsidiaries other than Icahn Enterprises Holdings” and “Risk Factors — Risks Related to the Exchange Notes — Our subsidiaries, other than Icahn Enterprises Holdings, will not be subject to any of the covenants in the Indenture and only Icahn Enterprises Holdings will guarantee the Exchange Notes. We may not be able to rely on the cash flow or assets of our subsidiaries to pay our indebtedness.”

Principal, Maturity and Interest

The Issuers may issue additional Notes (“Additional Notes”) from time to time after this exchange offer. Any offering of Additional Notes is subject to the covenant described under the heading “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” The Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemption and offers to purchase. The Issuers will issue the exchange notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on February 1, 2022.

The Notes will pay interest at the rate of 5.875% per annum, which will be payable semi-annually in arrears on February 1 and August 1. Interest on the Notes will be payable commencing on August 1, 2014. The Issuers will make each interest payment to the holders of record on the immediately preceding January 15 and July 15.

Interest on the Notes will accrue from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a noteholder holds at least $2.0 million aggregate principal amount of Notes, such holder may give wire transfer instructions to Icahn Enterprises and the Issuers will instruct the trustee to pay all principal, interest and premium and Special Interest, if any, on that holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar unless the Issuers elect to make interest payments by check mailed to the noteholders at their address set forth in the register of holders. In addition, all payments will be subject to the applicable rules and procedures of the settlement systems (including, if applicable, those of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”)), which may change from time to time.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of the Notes, and the Issuers or any of their Subsidiaries (including Icahn Enterprises Holdings) may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the provisions of the Indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuers will not be required to transfer or exchange any note selected for redemption. Also, the Issuers will not be required to transfer or exchange any note for a period of 15 days before a selection of Notes to be redeemed.

Note Guarantee

The Notes will be guaranteed by Icahn Enterprises Holdings. Icahn Enterprises may, at its option, add subsidiary Guarantors to the Notes. Each Guarantor’s obligations under its Note Guarantee will be limited as necessary to prevent the Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — A court could void the exchange notes or the guarantee under fraudulent conveyance laws.” Any Guarantor’s Note Guarantee will be released:

(1)	upon the substitution of a successor to Icahn Enterprises Holdings or other release as described under the heading “— Certain Covenants — Merger, Consolidation or Sale of Assets”; and
(2)	upon legal defeasance, covenant defeasance or satisfaction and discharge of the Indenture as provided below under the captions “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge.”

Optional Redemption

At any time prior to February 1, 2017, the Issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including Additional Notes) issued under the Indenture at a redemption price of 5.875% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided, however, that:

(1)	at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Icahn Enterprises and its Subsidiaries (including any Guarantor)); and
(2)	the redemption occurs within 90 days of the date of the closing of such Equity Offering.

At any time prior to August 1, 2017, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Issuers’ option prior to August 1, 2017.

On or after August 1, 2017, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice (1) at a redemption price equal to 104.406% of the principal amount of the Notes redeemed plus accrued and unpaid interest and Special Interest, if any, to the applicable redemption date during the period on or after August 1, 2017 and prior to February 1, 2018, and (2) thereafter at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

Year	Percentage
2018	102.938%
2019	101.469%
2020 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Disposition Pursuant to Gaming Laws

If any Gaming Authority requires that a holder or Beneficial Owner of Notes be licensed, qualified or found suitable under any applicable Gaming Law and such holder or Beneficial Owner:

(1)	fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority; or
(2)	is denied such license or qualification or not found suitable, the Issuers shall then have the right, at its option:
a)	to require each such holder or Beneficial Owner to dispose of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of the occurrence of the event described in clause (1) or (2) above, or
b)	to redeem the Notes of each such holder or Beneficial Owner, in accordance with Rule 14e-1 of the Exchange Act, if applicable, at a redemption price equal to the lowest of:
(i)	the principal amount thereof, together with accrued and unpaid interest and Special Interest, if any, to the earlier of the date of redemption, the date 30 days after such holder or Beneficial Owner is required to apply for a license, qualification or finding of suitability (or such shorter period that may be required by any applicable Gaming Authority) if such holder or Beneficial Owner fails to do so (“Application Date”) or of the date of denial of license or qualification or of the finding of unsuitability by such Gaming Authority;
(ii)	the price at which such holder or Beneficial Owner acquired the Notes, together with accrued and unpaid interest and Special Interest, if any, to the earlier of the date of redemption, the Application Date or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority; and
(iii)	such other lesser amount as may be required by any Gaming Authority.

Immediately upon a determination by a Gaming Authority that a holder or Beneficial Owner of the Notes will not be licensed, qualified or found suitable and must dispose of the Notes, the holder or Beneficial Owner will, to the extent required by applicable Gaming Laws, have no further right:

(1)	to exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any right conferred by the Notes, the Note Guarantee or the Indenture; or
(2)	to receive any interest, Special Interest, dividends, economic interests or any other distributions or payments with respect to the Notes and the Note Guarantee or any remuneration in any form with respect to the Notes and the Note Guarantee from the Issuers, any Note Guarantor or the trustee, except the redemption price referred to above.

The Issuers shall notify the trustee in writing of any such request, denial or other determination by a Gaming Authority and of any such redemption as soon as practicable. Any holder or Beneficial Owner that is required to apply for a license, qualification or a finding of suitability will be responsible for all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the applicable Gaming Authorities and the Issuers and any Note Guarantor will not reimburse any holder or Beneficial Owner for such expense.

Mandatory Redemption

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Issuers will offer a Change of Control payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased, to the date of purchase. Within 30 days following any Change of Control, unless, prior to the occurrence of such Change of Control, the Issuers have exercised their right to redeem all of the Notes by sending a notice of redemption to the holders as described under “— Optional Redemption,” the Issuers will send a notice to each holder, by mail or electronically in accordance with the procedures of the depositary, describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the Indenture and described in such notice.

On the Change of Control payment date, the Issuers will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;
(2)	deposit with the paying agent an amount equal to the Change of Control payment in respect of all Notes or portions of Notes properly tendered; and
(3)	deliver or cause to be delivered to the trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

The paying agent will promptly mail to each holder of Notes properly tendered the Change of Control payment for such Notes, and subject to the requirements set forth in the Indenture, the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control payment date.

The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition by Icahn Enterprises or Icahn Enterprises Holdings of “all or substantially all” of its properties or assets. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuers to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Icahn Enterprises or Icahn Enterprises Holdings to another Person or group may be uncertain. In addition, under certain circumstances the definition of Change of Control excludes certain sales, leases, transfers, conveyances or other dispositions even if they constitute “all or substantially all” of the properties or assets of Icahn Enterprises or Icahn Enterprises Holdings.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, Notes will be selected for redemption on a pro rata basis (or, in the case of Notes issued in global form as discussed under “— Book-Entry, Delivery and Form,” in accordance with the procedures of the depositary) unless otherwise required by law or applicable stock exchange requirements.

No Notes of $2,000 or less can be redeemed in part. Notices of redemption will be sent by mail or electronically in accordance with the procedures of the depositary at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Any redemption may, at the Issuers’ option, be subject to the satisfaction of one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of Notes upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption (unless the Issuers default in the payment of the redemption price and accrued interest, if any).

Certain Covenants

Restricted Payments

Icahn Enterprises will not, and will not permit any of its Subsidiaries (including any Guarantor) to:

(1)	declare or pay any dividend or make any other distribution on account of Icahn Enterprises’ or any of its Subsidiaries’ (including any Guarantor’s) Equity Interests or to the holders of Icahn Enterprises’ or any of its Subsidiaries’ (including Icahn Enterprises Holdings’) Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Icahn Enterprises or to Icahn Enterprises or a Subsidiary of Icahn Enterprises (including Icahn Enterprises Holdings));
(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Icahn Enterprises) any Equity Interests of Icahn Enterprises; or

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Icahn Enterprises or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Icahn Enterprises and any of its Subsidiaries (including any Guarantor)), except a payment of interest, Other Liquidated Damages or principal at the Stated Maturity on such subordinated Indebtedness (all such payments and other actions set forth in these clauses (1) through (3) (except as excluded therein) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
(2)	Icahn Enterprises or any Guarantor would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period for which financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”; and
(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Icahn Enterprises and its Subsidiaries (including any Guarantor) since January 15, 2010 (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (8) and (9) of the next succeeding paragraph) is less than the sum, without duplication, of:
a)	50% of the difference of (x) the Consolidated Net Income of Icahn Enterprises for the period (taken as one accounting period) from April 1, 2010 to the end of Icahn Enterprises’ most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit) minus (y) all dividends and distributions paid pursuant to clause (8) of the next succeeding paragraph; provided, however, that to the extent any payments of Tax Amounts were not deducted in the calculation of Consolidated Net Income during the applicable period, for purposes of this clause (a), such payments of Tax Amounts will be deducted from Consolidated Net Income, plus
b)	100% of the aggregate net cash proceeds received by Icahn Enterprises since January 15, 2010 as a contribution to its equity capital or from the issue or sale of Equity Interests of Icahn Enterprises (excluding Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Icahn Enterprises that have been converted into or exchanged for such Equity Interests (other than Equity Interests or Disqualified Stock or debt securities sold to a Subsidiary of Icahn Enterprises (including Icahn Enterprises Holdings)).

As of December 31, 2013, the amount available for Restricted Payments pursuant to this clause (3) was approximately $2.4 billion.

So long as no Default or Event of Default has occurred and is continuing or would be caused thereby (except with respect to clauses (4) and (6), which payments will be permitted notwithstanding a Default or an Event of Default), the preceding provisions will not prohibit:

(1)	the payment of any dividend or the consummation of any irrevocable redemption or payment within 60 days after the date of declaration of the dividend or giving of the redemption notice or becoming irrevocably obligated to make such payment, as the case may be, if at the date of declaration or notice or becoming irrevocably obligated to make such payment, the dividend or payment would have complied with the provisions of the Indenture;
(2)	the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Icahn Enterprises (including any Guarantor)) of, Equity Interests (other than Disqualified Stock) or from the substantially concurrent contribution of equity capital to Icahn Enterprises; provided, however, that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;
(3)	the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Icahn Enterprises or any Guarantor that is contractually subordinated to the Notes with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;
(4)	the declaration or payment of any dividend or distribution by a Subsidiary of Icahn Enterprises (including any Guarantor) to the holders of its Equity Interests; provided, that if any such dividend or distribution is paid to an Affiliate of the Principal (other than Icahn Enterprises or any of its Subsidiaries (including any Guarantor)), that any such dividend or distribution is paid on a pro rata basis to all holders (including Icahn Enterprises or any of its Subsidiaries (including any Guarantor)) that hold securities whose terms (either contractually or by law) entitle them to the same distribution upon which such dividend or distribution is paid;
(5)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Icahn Enterprises held by any member of Icahn Enterprises’ (or any of its Subsidiaries’ (including any Guarantor’s)) management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million (other than with respect to Former Employees) in any calendar year;
(6)	for so long as Icahn Enterprises is a partnership or otherwise a pass-through entity for federal income tax purposes for any period, Icahn Enterprises may make cash distributions to its equity holders or partners in an amount not to exceed the Tax Amount for such period; provided that a distribution of the Tax Amount shall be made no earlier than 20 days prior to the due date for such tax (or the date that quarterly estimated taxes are required to be paid) that would be payable by Icahn Enterprises if it were a Delaware corporation;
(7)	the purchase, redemption or retirement for value of Capital Stock of Icahn Enterprises not owned by the Principal, a Related Party or any Affiliate of the Principal or a Related Party, provided that (a) Icahn Enterprises would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period for which financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) after giving effect to such purchase, redemption or retirement, the Partners’ Equity is at least $1.0 billion;
(8)	the payment of dividends on the Common Units; provided, however, that such dividends or distributions may not exceed an annual amount equal to $1.00 per Common Unit (as adjusted for any Common Unit split, subdivision, consolidation, reclassification or similar occurrence); and
(9)	other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (9), not to exceed $50.0 million since the Issuance Date.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (9) above, or is permitted to be made pursuant to the first paragraph of this covenant, Icahn Enterprises shall, in its sole discretion, classify (or later reclassify, in whole or in part, in its sole discretion) such Restricted Payment in any manner that complies with this covenant.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets, property or securities proposed to be transferred or issued by Icahn Enterprises or such Subsidiary (including Icahn Enterprises Holdings), as the case may be, pursuant to the Restricted Payment.

Incurrence of Indebtedness and Issuance of Preferred Stock

Neither Icahn Enterprises nor any Guarantor will create, incur, issue, assume, guarantee or otherwise become liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and neither Icahn Enterprises nor any Guarantor will issue any Disqualified Stock; provided, however, that Icahn Enterprises or any Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if immediately after giving effect to the incurrence of additional Indebtedness (including Acquired Debt) or issuance of Disqualified Stock (including a pro forma application of the net proceeds therefrom), the ratio of the aggregate principal amount of all outstanding Indebtedness (excluding Indebtedness incurred pursuant to clauses (4), (7) and (8) of the following paragraph) of Icahn Enterprises and any Guarantor, determined on a consolidated basis between Icahn Enterprises and any Guarantor but on a non-consolidated basis with the Subsidiaries of Icahn Enterprises (other than any Guarantor) and otherwise in accordance with GAAP, (including an amount of Indebtedness equal to the principal amount of any Guarantees by Icahn Enterprises or any Guarantor of any Indebtedness of a Person (that is not Icahn Enterprises or a Subsidiary) to the extent such Guarantees were not included in computing Icahn Enterprises’ or any Guarantor’s outstanding Indebtedness) to the Adjusted Controlled Entity Net Worth, would have been less than 1.15 to 1.

The preceding paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)	the incurrence by Icahn Enterprises or any Guarantor of Indebtedness represented by the Notes to be issued on the Issuance Date and the exchange Notes to be issued pursuant to the registration rights agreement;
(2)	the incurrence by Icahn Enterprises or any Guarantor of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under the first paragraph of this covenant or clauses (1), (2) or (9) of this paragraph or any Existing Indebtedness;
(3)	the incurrence by Icahn Enterprises or any Guarantor of intercompany Indebtedness between or among Icahn Enterprises and any of its Subsidiaries (including Icahn Enterprises Holdings) or the issuance of Disqualified Stock by any Guarantor to Icahn Enterprises;
(4)	the incurrence by Icahn Enterprises or any Guarantor of Hedging Obligations that are incurred in the normal course of business;
(5)	the incurrence by Icahn Enterprises or any Guarantor of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;
(6)	the incurrence by Icahn Enterprises or any Guarantor of the Existing Indebtedness;
(7)	Indebtedness arising from any agreement entered into by Icahn Enterprises or Icahn Enterprises Holdings providing for indemnification, purchase price adjustment or similar obligations, in each case, incurred or assumed in connection with an asset sale;
(8)	Indebtedness of Icahn Enterprises or any Guarantor attributable to Bad Boy Guarantees; and
(9)	the incurrence by Icahn Enterprises or any Guarantor of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (9), not to exceed $10.0 million at any one time outstanding.

Neither Icahn Enterprises nor any Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Icahn Enterprises or any Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the Note Guarantee, as applicable, on substantially identical terms; provided, however, that no Indebtedness of Icahn Enterprises or any Guarantor shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of Icahn Enterprises or any Guarantor for purposes of this paragraph solely by virtue of being unsecured or secured to a lesser extent or on a junior Lien basis.

To the extent Icahn Enterprises or any Guarantor incurs any intercompany Indebtedness, (a) if Icahn Enterprises or any Guarantor is the obligor on such Indebtedness, such Indebtedness (other than intercompany Indebtedness of any Guarantor to or from Icahn Enterprises or another Guarantor) must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Icahn Enterprises or a Subsidiary of Icahn Enterprises (including any Guarantor) and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Icahn Enterprises or a Subsidiary of Icahn Enterprises (including any Guarantor) shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Icahn Enterprises or any Guarantor, that is not intercompany Indebtedness; provided that in the case of clause (a), that no restriction on the payment of principal, interest or other obligations in connection with such intercompany Indebtedness shall be required by such subordinated terms except during the occurrence and continuation of a Default or Event of Default.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (9) above or is entitled to be incurred pursuant to the first paragraph of this covenant, in each case, as of the date of incurrence thereof, Icahn Enterprises shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Indebtedness in any manner that complies with this covenant and such Indebtedness will be treated as having been incurred pursuant to such clauses or the first paragraph hereof, as the case may be, designated by Icahn Enterprises.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest or Other Liquidated Damages on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Icahn Enterprises or any Guarantor may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
a)	the Fair Market Value of such assets at the date of determination; and
b)	the amount of the Indebtedness of the other Person.

Limitation on Liens

Neither Icahn Enterprises nor any Guarantor will, (a) issue, assume or guarantee any Indebtedness if such Indebtedness is secured by a Lien upon, or (b) secure any then outstanding Indebtedness by granting a Lien upon, any Principal Property of Icahn Enterprises or any Guarantor, now owned or hereafter acquired by Icahn Enterprises or any Guarantor, without effectively providing that the Notes and the Note Guarantee shall be secured equally and ratably with such Indebtedness, except that the foregoing restrictions shall not apply to:

(1)	Liens on any Principal Property acquired after the Issuance Date to secure or provide for the payment of the purchase price or acquisition cost thereof;
(2)	Liens on Principal Property acquired after the Issuance Date existing at the time such Principal Property is acquired;

(3)	Liens on any Principal Property acquired from a corporation merged with or into Icahn Enterprises or any Guarantor;
(4)	Liens in favor of Icahn Enterprises or any Guarantor;
(5)	Liens in existence on any Principal Property on the Issuance Date;
(6)	Liens on any Principal Property constituting unimproved real property constructed or improved after the Issuance Date to secure or provide for the payment or cost of such construction or improvement;
(7)	Liens in favor of, or required by, governmental authorities;
(8)	pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insure carriers under insurance arrangements;
(9)	Liens for taxes, assessments or governmental charges or statutory liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business or in the improvement or repair of any Principal Property not yet due or which are being contested in good faith by appropriate proceedings;
(10)	any judgment attachment or judgment Lien not constituting an Event of Default;
(11)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business and in the improvement or repair of any Principal Property and which obligations are not expressly prohibited by the Indenture;
(12)	Liens to secure Indebtedness of Icahn Enterprises or any Guarantor attributable to Bad Boy Guarantees;
(13)	Liens in favor of the trustee and required by the covenant “Maintenance of Interest Coverage”;
(14)	Liens to secure Margin Indebtedness; provided that such Liens are secured solely by the applicable margin securities;
(15)	Liens securing Hedging Obligations in the ordinary course of business and not for speculative purposes; provided that such Liens do not extend to any asset of the Issuers or any Guarantor other than the asset subject to the Hedging Obligations; and
(16)	any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (1) through (15), inclusive;

provided that in the case of clauses (1), (2) and (3) such Liens shall only extend to the Principal Property so acquired (including through any merger or consolidation) and not to any other Principal Property of Icahn Enterprises or any Guarantor.

Maintenance of Interest Coverage

On each Quarterly Determination Date, the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors will be at least 1.5 to 1.0 for the four consecutive fiscal quarters most recently completed prior to such Quarterly Determination Date; provided that, in the event that the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors is less than 1.5 to 1.0 for such four consecutive fiscal quarters, the Issuers shall be deemed to have satisfied this maintenance test if there is deposited, within two (2) Business Days of such Quarterly Determination Date, an amount in cash such that the deposited funds, together with any funds previously deposited pursuant to this covenant (and that have not been paid out or otherwise released) are in an amount equal to the Issuers’ obligations to pay interest on the Notes for one year; provided further, that the Issuers shall grant to the trustee, on behalf of the holders of the Notes, a first priority security interest in such deposited funds pursuant to an account control agreement satisfactory to the trustee. At any subsequent Quarterly Determination Date, if the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors is at least 1.5 to 1.0 for the four consecutive fiscal quarters most recently completed prior to such Quarterly

Determination Date, Icahn Enterprises shall notify the trustee of the foregoing and pursuant to the terms of the account control agreement, such deposited funds will be released from the security interest granted to the trustee and paid at the direction of Icahn Enterprises.

Maintenance of Total Unencumbered Assets

On each Quarterly Determination Date, the ratio of Total Unencumbered Assets to the then outstanding principal amount of the Unsecured Indebtedness will be greater than 1.5 to 1.0 as of the last day of the fiscal quarter most recently completed.

Compliance with Law

Each of Icahn Enterprises and any Guarantor will comply in all material respects with all applicable laws, rules and regulations.

No Investment Company

Neither Icahn Enterprises nor any Guarantor will register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, except as required in order to comply with law.

Merger, Consolidation or Sale of Assets

Icahn Enterprises will not: (1) consolidate or merge with or into another Person (whether or not Icahn Enterprises, is the surviving entity) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Icahn Enterprises in one or more related transactions, to another Person, unless:

(1)	either: (a) Icahn Enterprises is the surviving entity, or (b) the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(2)	the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Icahn Enterprises under the Notes, the Indenture and the registration rights agreement and upon such assumption such Person will become the successor to, and be substituted for, Icahn Enterprises thereunder and all references to Icahn Enterprises in each thereof shall then become references to such Person and such Person shall thereafter be able to exercise every right and power of Icahn Enterprises thereunder;
(3)	immediately after such transaction no Default or Event of Default exists;
(4)	Icahn Enterprises or the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”; and
(5)	Icahn Enterprises has delivered to the trustee an Officers’ Certificate and opinion of counsel, which may be an opinion of in-house counsel of Icahn Enterprises or a Guarantor, each stating that such transaction complies with the terms of the Indenture.

Clauses (1), (2) or (4) above will not apply to or be required to be complied with in connection with any merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of Icahn Enterprises’ properties or assets to:

(1)	an Affiliate that has no material assets or liabilities where the primary purpose of such transaction is to change Icahn Enterprises into a corporation or other form of business entity or to change the jurisdiction of formation of Icahn Enterprises and such transaction does not cause the realization of any material federal or state tax liability that will be paid by Icahn Enterprises or any of its Subsidiaries (including Icahn Enterprises Holdings). For purposes of this paragraph, the term material refers to any assets, liabilities or tax liabilities that are greater than 5.0% of the Adjusted Net Worth of Icahn Enterprises and its Subsidiaries (including Icahn Enterprises Holdings) on a consolidated basis; or
(2)	any Person; provided that the sum of (x) the Fair Market Value of properties or assets of Icahn Enterprises not sold, assigned, transferred, conveyed or otherwise disposed of plus (y) Cash Equivalents and marketable securities received by Icahn Enterprises as consideration (measured at aggregate Fair Market Value), determined at the time of the execution of such relevant agreement, for such merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of Icahn Enterprises’ properties or assets, is at least 1.50 times the aggregate principal amount of all outstanding Indebtedness of Icahn Enterprises and any Guarantor (including the Notes). In any transaction referred to in this clause (2), and subject to the terms and conditions thereof, without the need of any action by the noteholders, (x) confirm that such Person shall not be liable for and shall be released from, any obligation of Icahn Enterprises’ under the Indenture and the Notes and (y) any Guarantor shall be released, in accordance with the provisions of the Indenture, from all obligations under its Note Guarantee if such Guarantor was directly or indirectly sold, assigned, transferred, conveyed or otherwise disposed of to such Person in such transaction.

Icahn Enterprises or the Person formed by or surviving any merger or consolidation will not have to comply with clause (4) above in connection with any merger or consolidation if the effect of the merger or consolidation is to cause the Capital Stock of Icahn Enterprises not owned by the Principal, a Related Party or any Affiliate of the Principal to be retired or extinguished for consideration that was provided by the Principal, a Related Party or an Affiliate of the Principal (other than Icahn Enterprises or its Subsidiaries (including Icahn Enterprises Holdings) or the Person formed by or surviving any merger or consolidation) and the Partners’ Equity immediately after giving effect to the merger or consolidation is not less than the Partners’ Equity immediately prior to such merger or consolidation.

In addition, Icahn Enterprises may not lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. In the case of a lease of all or substantially all of the assets of Icahn Enterprises, Icahn Enterprises will not be released from its obligations under the Notes or the Indenture, as applicable.

Icahn Enterprises Holdings will not: (1) consolidate or merge with or into another Person (whether or not Icahn Enterprises Holdings, is the surviving entity) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Icahn Enterprises Holdings in one or more related transactions, to another Person; unless:

(1)	either: (a) Icahn Enterprises Holdings is the surviving entity, or (b) the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises Holdings) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(2)	the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises Holdings) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Icahn Enterprises Holdings under the Note Guarantee (and becomes a Guarantor), the Notes, the Indenture and the registration rights agreement, and upon such assumption such Person will become the successor to, and be substituted for, Icahn Enterprises

Holdings thereunder, and all references to Icahn Enterprises Holdings in each thereof shall than become references to such Person and such Person shall thereafter be able to exercise every right and power of Icahn Enterprises Holdings thereunder;
(3)	immediately after such transaction no Default or Event of Default exists;
(4)	Icahn Enterprises Holdings or the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”; and
(5)	Icahn Enterprises Holdings has delivered to the trustee an Officers’ Certificate and opinion of counsel which may be an opinion of in-house counsel of Icahn Enterprises or a Guarantor, each stating that such transaction complies with the terms of the Indenture.

Clauses (1), (2) or (4) above will not apply to or be required to be complied with in connection with any merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of Icahn Enterprises Holdings’ properties or assets to:

(1)	an Affiliate that has no material assets or liabilities where the primary purpose of such transaction is to change Icahn Enterprises Holdings into a corporation or other form of business entity or to change the jurisdiction of formation of Icahn Enterprises Holdings and such transaction does not cause the realization of any material federal or state tax liability that will be paid by Icahn Enterprises Holdings or any of its Subsidiaries. For purposes of this paragraph, the term material refers to any assets, liabilities or tax liabilities that are greater than 5.0% of the Adjusted Net Worth of Icahn Enterprises and its Subsidiaries (including Icahn Enterprises Holdings) on a consolidated basis;
(2)	any Person; provided that the sum of (x) the Fair Market Value of properties or assets of Icahn Enterprises not sold, assigned, transferred, conveyed or otherwise disposed of plus (y) Cash Equivalents and marketable securities received by Icahn Enterprises as consideration (measured at aggregate Fair Market Value), determined at the time of the execution of such relevant agreement, for such merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of Icahn Enterprises Holdings’ properties or assets, is at least 1.50 times the aggregate principal amount of all outstanding Indebtedness of Icahn Enterprises and any Guarantor (including the Notes); or
(3)	any Person; provided that (x) the sum of (i) the Fair Market Value of properties or assets of Icahn Enterprises not sold, assigned, transferred, conveyed or otherwise disposed of plus (ii) Cash Equivalents and marketable securities received by Icahn Enterprises Holdings as consideration (measured at aggregate Fair Market Value), determined at the time of the execution of such relevant agreement, for such merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of Icahn Enterprises Holdings’ properties or assets, is at least 1.50 times the aggregate principal amount of all outstanding Indebtedness of Icahn Enterprises and any Guarantor (including the Notes), and (y) Icahn Enterprises Holdings remains a Subsidiary of Icahn Enterprises.

In any transaction referred to in clause (2) or (3) above, and subject to the terms and conditions thereof, without the need of any action by the noteholders, (x) such other Person shall not be liable for and shall be released from any obligation of Icahn Enterprises’ or Icahn Enterprises Holdings’ under the Indenture, the Notes and the Note Guarantees, and (y) any Guarantor shall be released, in accordance with the provisions of the Indenture, from all obligations under its Note Guarantee if such Guarantor was directly or indirectly sold, assigned, transferred, conveyed or otherwise disposed of to such Person in such transaction.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1)	any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Icahn Enterprises, Icahn Enterprises Holdings or any one or more Guarantors; or
(2)	any sale, assignment, transfer, conveyance or other disposition of Cash Equivalents, including, without limitation, any investment or capital contribution of Cash Equivalents, or any purchase of property and assets, including, without limitation, securities, debt obligations or Capital Stock, with Cash Equivalents.

Transactions with Affiliates

Icahn Enterprises will not, and will not permit any of its Subsidiaries (including any Guarantor) to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, any Affiliate of Icahn Enterprises (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $15.0 million, unless:

(1)	the Affiliate Transaction is on terms that are not materially less favorable to Icahn Enterprises or the relevant Subsidiary (including any Guarantor) than those that would have been obtained in a comparable transaction by Icahn Enterprises or such Subsidiary (including any Guarantor) with an unrelated Person as determined in good faith by the Board of Directors of Icahn Enterprises; and
(2)	Icahn Enterprises delivers to the trustee:
a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors of Icahn Enterprises set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Icahn Enterprises; and
b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate exchange of consideration in excess of $100.0 million, an opinion as to the fairness to Icahn Enterprises or such Subsidiary (including any Guarantor) of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of recognized standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Icahn Enterprises or any of its Subsidiaries (including any Guarantor) in the ordinary course of business and payments pursuant thereto including payments or reimbursement of payments by Icahn Enterprises GP with respect to any such agreement, plan or arrangement entered into by Icahn Enterprises GP with respect to or for the benefit of officers or directors of Icahn Enterprises GP (other than any such agreements, plans or arrangements entered into by Icahn Enterprises or any of its Subsidiaries (including Icahn Enterprises Holdings) with Carl Icahn (other than employee benefit plans and officer or director indemnification agreements generally applicable to officers and directors of Icahn Enterprises GP, Icahn Enterprises or its Subsidiaries (including Icahn Enterprises Holdings));
(2)	transactions between or among Icahn Enterprises, any Guarantor and/or their respective Subsidiaries (except any Subsidiaries of which Carl Icahn or Affiliates of Carl Icahn (other than Icahn Enterprises, Icahn Enterprises Holdings or their Subsidiaries) own more than 10% of the Voting Stock) other than as a result of Mr. Icahn and/or Affiliates of Mr. Icahn having made one or more investments in such Subsidiary at or about the same time and at such time on substantially the same terms as investments that were made in such Person by one or more of the investment vehicles (commonly known as “hedge funds” or “controlled” or “managed” accounts, “pooled investment vehicles” or similar investment vehicles), directly or indirectly, advised, operated, controlled or managed by the Issuers, the Guarantor or any of their Subsidiaries;
(3)	transactions between or among Icahn Enterprises, any Guarantor and/or their respective Subsidiaries, on the one hand, with any Person that is a Portfolio Company, on the other hand;
(4)	payment (or reimbursement of payments by Icahn Enterprises GP) of directors’ fees to Persons who are not otherwise Affiliates of Icahn Enterprises;
(5)	any issuance of Equity Interests (other than Disqualified Stock) of Icahn Enterprises to Affiliates of Icahn Enterprises;
(6)	Restricted Payments that do not violate the provisions of the Indenture described above under the caption “— Restricted Payments”;
(7)	transactions between Icahn Enterprises and/or any of its Subsidiaries (including any Guarantor), on the one hand, and other Affiliates, on the other hand, for the provision of goods or services in the ordinary course of business to or from such Affiliates; provided that such provider of the goods or services is in the business of providing such goods or services in the ordinary course of business to unaffiliated third parties and the terms and pricing for such goods and services overall are not less favorable to Icahn Enterprises and/or its Subsidiaries (including Icahn Enterprises Holdings) than the terms and pricing upon which such goods and services are provided to unaffiliated third parties;
(8)	the provision or receipt of accounting, financial, management, information technology and other ancillary services to or from Affiliates, provided that Icahn Enterprises or its Subsidiaries (including any Guarantor), in the case of the provision of such services, are paid a fee not less than its out of pocket costs and allocated overhead (including a portion of salaries and benefits) and in the case of the receipt of such services, paid a fee not more than such Person’s out-of-pocket costs and allocated overhead (including a portion of salaries and benefits), in each case, as determined by Icahn Enterprises in its reasonable judgment;
(9)	the license of a portion of office space pursuant to an amended and restated license agreement, dated as of August 8, 2007, between Icahn Enterprises Holdings and Icahn Associates LLC and any renewal thereof;
(10)	the payment to Icahn Enterprises GP and reimbursements of payments made by Icahn Enterprises GP of expenses relating to Icahn Enterprises’, Icahn Enterprises Holdings’ or any Guarantors’ status as a public company;
(11)	payments by Icahn Enterprises Holdings, Icahn Enterprises or any Subsidiary to Icahn Enterprises GP in connection with services provided to Icahn Enterprises Holdings, Icahn Enterprises or any Subsidiary in accordance with the Icahn Enterprises Partnership Agreement;
(12)	any agreement or arrangement in effect on the Issuance Date and any amendment or replacement thereof and, in each case, the transactions pursuant thereto; provided, however, that any such amendment or replacement is not less favorable in any material respect to Icahn Enterprises or any Guarantor than that in effect on the Issuance Date; and
(13)	payments pursuant to the Shared Services Agreement dated as of August 8, 2007, among Icahn & Co. LLC, Icahn Enterprises Holdings and Icahn Capital Management.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuers will furnish to the trustee and to the holders of Notes or cause the trustee to furnish to the holders of Notes, within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Issuers were required to file such reports; and
(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Issuers’ consolidated financial statements by the Issuers’ certified independent accountants. In addition, the Issuers will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and, if the SEC will not accept such a filing, will post the reports on its website within those time periods.

If, at any time, the Issuers are no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuers will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Issuers will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Issuers’ filings for any reason, the Issuers will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Issuers were required to file those reports with the SEC.

In addition, the Issuers agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, if the Issuers file with the SEC the reports required by the preceding paragraphs electronically via the EDGAR filing system (or any successor filing system) within such specified time periods and such reports are publicly available, the Issuers shall not be required under the Indenture to furnish such reports to the trustee or the holders of the Notes, provided that the trustee shall have no obligation whatsoever to determine whether or not such information or reports have been filed with the SEC or have been made publicly available.

Events of Default and Remedies

Each of the following is an Event of Default with respect to the Notes:

(1)	default in payment when due and payable, upon redemption or otherwise, of principal or premium, if any, on the Notes;
(2)	default for 30 days or more in the payment when due of interest or Special Interest on the Notes;
(3)	failure by the Issuers to call or cause to be called for redemption or to purchase or cause to be called any Notes, in each case when required under the Indenture;
(4)	failure by Icahn Enterprises or any Guarantor for 30 days after written notice from the trustee to comply with the provisions described under the captions “— Restricted Payments” or “— Incurrence of Indebtedness and Issuance of Preferred Stock”;
(5)	failure by Icahn Enterprises or any Guarantor for 30 days after written notice from the trustee to comply with the provisions described under the captions “— Maintenance of Interest Coverage” or “— Maintenance of Total Unencumbered Assets”;
(6)	failure by the Issuers or any Guarantor for 60 days after notice from the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of their other agreements in the Indenture or the Notes or the Note Guarantee;
(7)	default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuers or any Guarantor or default on any Guarantee (excluding any Bad-Boy Guarantee) by the Issuers or Icahn Enterprises Holdings of Indebtedness for money borrowed, whether such Indebtedness or Guarantee now exists or is created after the Issuance Date, which default (a) is caused by a failure to pay when due at final maturity (giving effect to any grace period or waiver related thereto) the principal of such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness as to which

Icahn Enterprises or any Guarantor is obligated to pay, together with the principal amount of any other such Indebtedness under which a Payment Default then exists or with respect to which the maturity thereof has been so accelerated or which has not been paid at maturity as to which Icahn Enterprises or any Guarantor is obligated to pay, aggregates $50.0 million or more;
(8)	failure by the Issuers or any Guarantor to pay final judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged or unstayed for a period of more than 60 days after such judgment becomes a final judgment;
(9)	except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or Icahn Enterprises Holdings or any other Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and
(10)	certain events of bankruptcy or insolvency with respect to Icahn Enterprises or any Guarantor that is a Significant Subsidiary.

If any Event of Default (other than by reason of bankruptcy or insolvency) occurs and is continuing, the Trustee or the holders of more than 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest, Special Interest, if any, and any other monetary obligations on all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuers or any Guarantor that is a Significant Subsidiary all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the trustee in its exercise of any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law or the Indenture or that the trustee determines may be unduly prejudicial to the rights of other holders of Notes or that may involve the trustee in personal liability. The trustee may withhold from holders of Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in the interests of the holders of the Notes. In addition, the trustee shall have no obligation to accelerate the Notes if in the best judgment of the trustee acceleration is not in the best interest of the holders of the Notes.

At any time after a declaration of acceleration with respect to the Notes and subject to certain conditions, the holders of a majority in aggregate principal amount of Notes outstanding may rescind and cancel such acceleration and its consequences subject to the conditions set forth in the Indenture.

The holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of, any note.

The Issuers will be required to deliver to the trustee annually a statement regarding compliance with the Indenture, and the Issuers will be required, upon becoming aware of any Default or Event of Default to deliver to the trustee, within ten (10) Business Days, a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders

No director, officer, employee, incorporator, manager (or managing member) direct or indirect member, partner or stockholder of the Issuers, Icahn Enterprises Holdings, Icahn Enterprises GP or any additional Guarantor shall have any liability for any obligations of the Issuers, Icahn Enterprises Holdings, Icahn Enterprises GP or any additional Guarantor under the Notes, the Indenture, any Note Guarantee or for any claim based on, in respect of, or by reason of such obligations or its creation. Each holder of the Notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Legal Defeasance and Covenant Defeasance

The Issuers may at any time, at their option, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, premium on, if any, or interest or Special Interest, if any, on, such notes when such payments are due from the trust referred to below;
(2)	the Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
(3)	the rights, powers, trusts, duties and immunities of the trustee under the Indenture, and the Issuers’ and the Guarantors’ obligations in connection therewith; and
(4)	the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations and the obligations of any of their Subsidiaries or Icahn Enterprises Holdings released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and, thereafter, any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes or any Note Guarantee. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance, in addition to any other requirements specified in the Indenture:

(1)	the Issuers must irrevocably deposit, or cause to be deposited, with the trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient to pay the principal of, premium, if any, interest and Special Interest, if any, due on the outstanding Notes on the stated maturity date or on the applicable redemption date, as the case may be, in accordance with the terms of the Indenture;
(2)	in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel, which may be an opinion of in-house counsel to Icahn Enterprises or a Guarantor, containing customary assumptions and exceptions, confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)	in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel, which may be an opinion of in-house counsel to Icahn Enterprises or a Guarantor, containing customary assumptions and exceptions, confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)	no Default or Event of Default shall have occurred and be continuing with respect to certain Events of Default on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuers or any of their Subsidiaries is a party or by which the Issuers or any of their Subsidiaries is bound;
(6)	the Issuers shall have delivered to the trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of Notes over other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of Icahn Enterprises or others; and
(7)	the Issuers shall have delivered to the trustee an Officers’ Certificate and an opinion of counsel in the United States, which may be an opinion of in-house counsel to Icahn Enterprises or a Guarantor each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1)	either:
a)	all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to Icahn Enterprises, have been delivered to the trustee for cancellation; or
b)	all Notes that have not been delivered to the trustee for cancellation (1) have become due and payable by reason of the sending of a notice of redemption or otherwise, (2) will become due and payable within one year or (3) are to be called for redemption within 12 months under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the reasonable expense of the Issuers, and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the trustee for cancellation for principal and premium, if any, and accrued but unpaid interest to the date of maturity or redemption;
(2)	in respect of clause (1)(b) above, no Default of Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuers are a party or by which the Issuers are bound;
(3)	the Issuers have paid or caused to be paid all sums payable by it under the Indenture; and
(4)	the Issuers or any Guarantor have delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers’ Certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, the Notes or the Note Guarantee may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the Indenture, the Notes or the Note Guarantee may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes) in accordance with the requirements of the Indenture.

Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a nonconsenting holder of Notes):

(1)	reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;
(2)	reduce the principal of or change the fixed maturity of any Note or provide that any Note is redeemable at an earlier date or for a price less than provided in the Indenture;
(3)	reduce the rate of or change the time for payment of interest on any Note;
(4)	waive a Default or Event of Default in the payment of principal of, premium or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);
(5)	make any Note payable in money other than that stated in the Notes;
(6)	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;
(7)	release Icahn Enterprises Holdings or any other Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture; or
(8)	make any change in the foregoing amendment and waiver provisions.

Notwithstanding the foregoing, without the consent of any holder of Notes, the Issuers, the Guarantors and the trustee together may amend or supplement the Indenture, any Note Guarantee or the Notes to cure any ambiguity, defect or inconsistency, to comply with the covenant relating to mergers, consolidations and sales of assets, to provide for uncertificated Notes in addition to or in place of certificated Notes, to conform the text of the Indenture, the Note Guarantees or the Notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Notes, which intent may be evidenced by an Officers’ Certificate to that effect, to provide for the assumption of the Issuers’ or any Guarantor’s obligations to holders of the Notes and any Note Guarantee in the case of a merger, consolidation or asset sale, to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such holder.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment to the Indenture becomes effective, the Issuers will be required to provide to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of any such amendment.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the trustee, should it become a creditor (other than in connection with the Indenture) of the Issuers or Icahn Enterprises Holdings, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest under applicable law it must eliminate such conflict within 90 days or resign, or otherwise comply with applicable law.

The holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. The trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture is, and the Notes will be, subject to certain exceptions, governed by and construed in accordance with the internal laws of the State of New York, without regard to the choice of law rules thereof. The issuance of the Notes and the Note Guarantee will also be subject to a certain extent to the laws of the jurisdiction of formation of Icahn Enterprises.

Additional Information

Any holder of the Notes or prospective investor may obtain a copy of the Indenture without charge by writing to SungHwan Cho, Chief Financial Officer at Icahn Enterprises L.P., 767 Fifth Avenue, 47th Floor, New York, New York, 10153.

Book-Entry, Delivery and Form

The exchange notes initially will be represented by one or more exchange notes in registered, global form without interest coupons (collectively, the “Global Notes”) in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Through and including the 40th day after the later of the commencement of this offering and the closing of this offering (such period through and including such 40th day, the “Restricted Period”), beneficial interests in the Regulation S Global Notes may be held only through Euroclear and Clearstream (as indirect participants in DTC), unless transferred to a person that takes delivery through a Rule 144A Global Note or an AI Global Note in accordance with the certification requirements described below. Except as set forth below, the exchange notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive Notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Depositary Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuers that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchaser with portions of the principal amount of the Global Notes; and
(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Rule 144A Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Rule 144A Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Notes through Participants in the DTC system other than Euroclear and Clearstream. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, and Special Interest, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuers and the trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the trustee nor any agent of the Issuers or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or
(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuers. Neither the Issuers nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Notes, and the Issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions set forth under “Notice to Investors,” transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Issuers that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Rule 144A Global Notes and the Regulation S Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuers, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

Subject to DTC’s applicable procedures, a Global Note is exchangeable for Certificated Notes if:

(1)	DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuers fail to appoint a successor depositary;
(2)	the Issuers, at their option, notify the trustee in writing that it elects to cause the issuance of the Certificated Notes; or
(3)	there has occurred and is continuing a Default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Notice to Investors,” unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See “Notice to Investors.”

Exchanges Between Regulation S Notes and Rule 144A Notes

Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if:

(1)	such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A; and
(2)	the transferor first delivers to the trustee a written certificate (in the form provided in the Indenture) to the effect that the Notes are being transferred to a Person:
a)	who the transferor reasonably believes to be a qualified institutional buyer within the meaning of Rule 144A;
b)	purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A; and
c)	in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 of the Securities Act (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

Transfers involving exchanges of beneficial interests between the Regulation S Global Notes and the Rule 144A Global Notes will be effected by DTC by means of an instruction originated by the trustee through the DTC Deposit/Withdraw at Custodian (DWAC) system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for so long as it remains such an interest. The policies and practices of DTC may prohibit transfers of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period.

Same Day Settlement and Payment

The Issuers will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Special Interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuers will make all payments of principal, interest and premium, if any, and Special Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Registration Rights; Special Interest

The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the proposed form of registration rights agreement in its entirety because it, and not this description, defines your registration rights as holders of these Notes. See “— Additional Information.”

The Issuers, Icahn Enterprises Holdings and the initial purchaser entered into the registration rights agreement on January 29, 2014. Pursuant to the registration rights agreement, the Issuers and Icahn Enterprises Holdings agreed to file with the SEC the Exchange Offer Registration Statement (as defined in the registration rights agreement) on the appropriate form under the Securities Act with respect to the exchange Notes. This prospectus forms a part of the Exchange Offer Registration Statement filed pursuant to the registration rights agreement. Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers and Icahn Enterprises Holdings will offer to the holders of Transfer Restricted Securities pursuant to this exchange offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for exchange Notes.

If:

(1)	the Issuers and Icahn Enterprises Holdings are not:
a)	required to file the Exchange Offer Registration Statement; or
b)	permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy; or
(2)	any holder of Transfer Restricted Securities notifies the Issuers prior to the 20th business day following consummation of the Exchange Offer that:
a)	it is prohibited by law or SEC policy from participating in the Exchange Offer;
b)	it may not resell the exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or
c)	it is a broker-dealer and owns Notes acquired directly from the Issuers or an Affiliate of the Issuers,

then the Issuers and Icahn Enterprises Holdings will file with the SEC a Shelf Registration Statement (as defined in the registration rights agreement) to cover resales of the Notes by the holders of the Notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

For purposes of the preceding, “Transfer Restricted Securities” means each note until the earliest to occur of:

(1)	the date on which such note has been exchanged by a Person other than a broker-dealer for an exchange note in the Exchange Offer;
(2)	following the exchange by a broker-dealer in the Exchange Offer of a note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement; or
(3)	the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement.

The registration rights agreement provides that:

(1)	the Issuers and Icahn Enterprises Holdings will file an Exchange Offer Registration Statement with the SEC on or prior to May 29, 2014;
(2)	the Issuers and Icahn Enterprises Holdings will use all commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to August 27, 2014
(3)	unless the Exchange Offer would not be permitted by applicable law or SEC policy, the Issuers and Icahn Enterprises Holdings will:
a)	commence the Exchange Offer; and
b)	use all commercially reasonable efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer; and
(4)	if obligated to file the Shelf Registration Statement, Icahn Enterprises will use all commercially reasonable efforts to file the Shelf Registration Statement with the SEC on or prior to 30 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the SEC on or prior to 90 days after such obligation arises.

If:

(1)	the Issuers and Icahn Enterprises Holdings fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing;
(2)	any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”);
(3)	the Issuers and Icahn Enterprises Holdings fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or
(4)	the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a “Registration Default”), then the Issuers and Icahn Enterprises Holdings will pay Special Interest to each holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of Notes held by such holder.

The amount of the Special Interest will increase by an additional $0.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Special Interest for all Registration Defaults of $0.50 per week per $1,000 principal amount of Notes.

All accrued Special Interest will be paid by the Issuers and Icahn Enterprises Holdings on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

Following the cure of all Registration Defaults, the accrual of Special Interest will cease.

Holders of Notes will be required to make certain representations to the Issuers and Icahn Enterprises Holdings (as described in the registration rights agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Special Interest set forth above. By acquiring Transfer Restricted

Securities, a holder will be deemed to have agreed to indemnify the Issuers and Icahn Enterprises Holdings against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. Holders of Notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Issuers.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and
(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Adjusted Controlled Entity Net Worth” as of any date means, the total shareholders’ equity (or if Icahn Enterprises were not a corporation, the equivalent account) of Icahn Enterprises and its Subsidiaries on a consolidated basis minus equity attributable to non-controlling interests, determined in conformity with GAAP reflected on the consolidated balance sheet of Icahn Enterprises as of the last day of the fiscal quarter most recently completed before the date of determination for which financial statements are then available, but taking into account any change in total shareholders’ equity (or the equivalent account) as a result of any (x) Restricted Payments made, (y) asset sales or (z) contributions to equity or from the issuance or sale of Equity Interests (excluding Disqualified Stock) or from the exchange or conversion (other than to Disqualified Stock) of Disqualified Stock or debt securities, completed since such fiscal quarter end; provided, however, that all acquisitions by Icahn Enterprises or any of its Subsidiaries after December 31, 2012 from an Affiliate that would be accounted for as a pooling of interest transaction under GAAP will instead be accounted for using the purchase method for purposes of calculating Adjusted Controlled Entity Net Worth.

“Adjusted Net Worth” of any specified Person as of any date means, the total shareholders’ equity (or if such Person were not a corporation, the equivalent account) of such Person and its Subsidiaries on a consolidated basis determined in conformity with GAAP reflected on the consolidated balance sheet of such Person as of the last day of the fiscal quarter most recently completed before the date of determination for which financial statements are then available, but taking into account any change in total shareholders’ equity (or the equivalent account) as a result of any (x) Restricted Payments made, (y) asset sales or (z) contributions to equity or from the issuance or sale of Equity Interests (excluding Disqualified Stock) or from the exchange or conversion (other than to Disqualified Stock) of Disqualified Stock or debt securities, completed since such fiscal quarter end; provided, however, that all acquisitions by such Person after December 31, 2012 from an Affiliate that would be accounted for as a pooling of interest transaction under GAAP will instead be accounted for using the purchase method for purposes of calculating such Person’s Adjusted Net Worth.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)	1.0% of the principal amount of the note; or
(2)	the excess of:
a)	the present value at such redemption date of (i) the redemption price of the Note at August 1, 2017 (such redemption price being set forth in the table appearing above under the caption “— Optional Redemption”) plus (ii) all required interest payments due on the Note through August 1, 2017 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
b)	the principal amount of the Note.

“Bad Boy Guarantees” means the Indebtedness of any specified Person attributable to “bad boy” indemnification or Guarantees, which Indebtedness would be non-recourse to Icahn Enterprises and Icahn Enterprises Holdings other than recourse relating to the specific events specified therein, which such events shall be usual and customary exceptions typically found in non-recourse financings at such time as determined by management in its reasonable judgment.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or the Board of Directors of the managing member; and
(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or the place of payment on the Notes or is a day on which banking institutions located in such jurisdictions are authorized or required by law or other governmental action to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;
(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; but excluding from each of (1), (2),

(3) and (4) above any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars;
(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;
(3)	certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;
(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)	commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and, in each case, maturing within one year after the date of acquisition; and
(6)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Cash Flow of Icahn Enterprises and the Guarantors” means, with respect to any period, the Net Income of Icahn Enterprises and the Guarantors for such period plus, without duplication:

(1)	provision for taxes based on income or profits of Icahn Enterprises and the Guarantors or any payments of Tax Amounts by Icahn Enterprises for such period, to the extent that such provision for taxes or such payments of Tax Amounts were deducted in computing such Net Income of Icahn Enterprises or any Guarantor; plus
(2)	the Fixed Charges of Icahn Enterprises or any Guarantor for such period, to the extent that such Fixed Charges of Icahn Enterprises and such Guarantor were deducted in computing such Net Income of Icahn Enterprises and such Guarantor; plus
(3)	depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of Icahn Enterprises and any Guarantor for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Net Income of Icahn Enterprises and any Guarantor; plus
(4)	Cash and Cash Equivalents received by or paid to Icahn Enterprises or any Guarantor from investments or from any of its Subsidiaries (other than from any Guarantor); minus
(5)	non-cash items increasing such Net Income of Icahn Enterprises and any Guarantor for such period, other than the accrual of revenue in the ordinary course of business, in each case, consolidating such amounts for Icahn Enterprises and any Guarantor but excluding any net income, provision for taxes, fixed charges, depreciation, amortization or other amounts of any of the Subsidiaries of Icahn Enterprises (other than any Guarantor) and otherwise determined in accordance with GAAP.

“Change of Control” means the occurrence of any of the following:

(1)	the sale, lease, transfer, conveyance or other disposition by Icahn Enterprises or Icahn Enterprises Holdings (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Icahn Enterprises or Icahn Enterprises Holdings to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than the Principal or a Related Party; provided, however, that (x) if the sum of (i) the Fair Market Value of properties or assets of Icahn Enterprises or Icahn Enterprises Holdings, as the case may be, not sold, transferred, conveyed or otherwise disposed of plus (ii) the Cash Equivalents and marketable securities received by Icahn Enterprises or Icahn Enterprises Holdings, as the case may be, as consideration (measured at aggregate Fair Market Value), determined at the time of execution of each relevant agreement, for such sale, lease, transfer, conveyance or other disposition of properties or assets, is at least 1.50 times the aggregate amount of all outstanding Indebtedness of Icahn Enterprises and any Guarantor (including the Notes), then such transaction shall not be deemed a Change of Control and (y) any sale, assignment, transfer or other disposition of Cash Equivalents, including, without limitation, any investment or capital contribution of Cash Equivalents or purchase of property, assets or Capital Stock with Cash Equivalents, will not constitute a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets for purposes of this clause (1);
(2)	the adoption of a plan relating to the liquidation or dissolution of Icahn Enterprises;
(3)	the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above), other than the Principal or the Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of a Controlling Entity of Icahn Enterprises, measured by voting power rather than number of shares;
(4)	the first day on which a majority of the members of the Board of Directors of the Controlling Entity are not Continuing Directors; or
(5)	for so long as Icahn Enterprises is a partnership, at such time that the general partner of Icahn Enterprises is no longer at least one of the following: (w) the Principal, (x) a Related Party, (y) an Affiliate of the Principal or (z) an Affiliate of a Related Party.

“Change of Control Offer” has the meaning assigned to that term in the Indenture governing the Notes.

“Common Units” means depositary units of Icahn Enterprises, representing its limited partner interests.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of net income (loss) of such Person, on a consolidated basis with its Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends or any dividends or distributions paid pursuant to clause (8) of the second paragraph of the covenant described under the caption “— Certain Covenants — Restricted Payments”; provided that:

(1)	the Net Income of any Person that is accounted for by the equity method of accounting or that is a Subsidiary will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Subsidiary of the Person;
(2)	the Net Income of any of its Subsidiaries will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; and
(3)	the cumulative effect of a change in accounting principles will be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Icahn Enterprises who:

(1)	was a member of such Board of Directors on the Issuance Date; or
(2)	was nominated for election or elected to such Board of Directors with the approval of the Principal or any of the Related Parties or with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of Voting Stock, by agreement or otherwise and “Controlled” has a corresponding meaning.

“Controlling Entity” means (1) for so long as Icahn Enterprises is a partnership, any general partner of Icahn Enterprises, (2) if Icahn Enterprises is a limited liability company, any managing member of Icahn Enterprises or (3) if Icahn Enterprises is a corporation, Icahn Enterprises.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Icahn Enterprises or any Guarantor to repurchase such Capital Stock upon the occurrence of a change of control, event of loss, an asset sale or other special redemption event will not constitute Disqualified Stock if the terms of such Capital Stock provide that Icahn Enterprises or any Guarantor may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments” or where the funds to pay for such repurchase was from the net cash proceeds of such Capital Stock and such net cash proceeds was set aside in a separate account to fund such repurchase. Furthermore, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Icahn Enterprises or any Guarantor to redeem such Capital Stock, including, without limitation, upon maturity will not constitute Disqualified Stock if the terms of such Capital Stock provide that Icahn Enterprises or any Guarantor may redeem such Capital Stock for other Capital Stock that is not Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that Icahn Enterprises and its Subsidiaries (including any Guarantor) may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means an offer and sale of Capital Stock (other than Disqualified Stock) of Icahn Enterprises (other than an offer and sale relating to equity securities issuable under any employee benefit plan of Icahn Enterprises) by Icahn Enterprises or a capital contribution in respect of Capital Stock (other than Disqualified Stock) of Icahn Enterprises.

“Exchange Act” means the Exchange Act of 1934, as amended.

“Existing Indebtedness” means all Indebtedness of Icahn Enterprises and any Guarantor, in existence on the Issuance Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Icahn Enterprises (unless otherwise provided in the Indenture).

“Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors” means the ratio of the Cash Flow of Icahn Enterprises and the Guarantors for such period to the Fixed Charges of Icahn Enterprises and the Guarantors for such period. In the event that Icahn Enterprises, the Guarantors or any Guarantor incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors is being calculated and on or prior to the Quarterly Determination Date for which the calculation of the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors is being made (the “Calculation Date”), then the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions that have been made by the specified Person, including through mergers or consolidations, or any Person acquired by the specified Person, and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;
(2)	the Cash Flow of Icahn Enterprises and the Guarantors attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
(3)	the Fixed Charges of Icahn Enterprises and the Guarantors attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that such Fixed Charges of Icahn Enterprises and the Guarantors are equal to or less than the Cash Flow of Icahn Enterprises and the Guarantors from the related discontinued operation excluded under clause (3) for such period; and
(4)	if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges of Icahn Enterprises and the Guarantors” means, with respect to any period, the sum, without duplication, of:

(1)	the interest expense of Icahn Enterprises, and any Guarantor for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus
(2)	the interest expense of Icahn Enterprises and any Guarantor that was capitalized during such period; plus
(3)	any interest on Indebtedness of another Person that is guaranteed by Icahn Enterprises or any Guarantor (other than Bad Boy Guarantees unless such Bad Boy Guarantee is called upon) or secured by a Lien on assets of Icahn Enterprises or any additional Guarantor, whether or not such Guarantee or Lien is called upon; provided that for purposes of calculating interest with respect to Indebtedness that is Guaranteed or secured by a Lien, the principal amount of Indebtedness will be calculated in accordance with the last two paragraphs of the definition of Indebtedness; plus

(4)	the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred equity of Icahn Enterprises, other than dividends on preferred stock to the extent payable in Equity Interests of Icahn Enterprises (other than Disqualified Stock) or dividends on preferred equity payable to Icahn Enterprises, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of Icahn Enterprises (however, for so long as Icahn Enterprises is a partnership or otherwise a pass-through entity for federal income tax purposes, the combined federal, state and local income tax rate shall be the rate that was utilized to calculate the Tax Amount of Icahn Enterprises to the extent that the Tax Amount was actually distributed with respect to such period (and if less than the Tax Amount is distributed, such rate shall be proportionately reduced) and if no Tax Amount was actually distributed with respect to such period, such combined federal, state and local income tax rate shall be zero), expressed as a decimal, in each case, determined on a consolidated basis between Icahn Enterprises and any Guarantor but on a non-consolidated basis with the Subsidiaries of Icahn Enterprises (other than any Guarantor) and otherwise in accordance with GAAP.

“Former Employees” means a former member of management of Icahn Enterprises (or any of its Subsidiaries (including any Guarantors)), other than the Principal, who voluntarily or upon any other termination is no longer employed by any of Icahn Enterprises or any of its Subsidiaries (including any Guarantors) and who holds Equity Interests that are required to be redeemed or purchased pursuant to any contractual requirements upon such termination of employment.

“GAAP” means generally accepted accounting principles in the United States set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issuance Date. For the purposes of the Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Subsidiaries.

“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or other national government, any state, province or any city or other political subdivision, including, without limitation, the State of Nevada or the State of New Jersey, whether now or hereafter existing, or any officer or official thereof and any other agency with authority thereof to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Principal, its Related Parties, the Issuers or any of their respective Subsidiaries or Affiliates.

“Gaming Law” means any gaming law or regulation of any jurisdiction or jurisdictions to which the Issuers or any of their Subsidiaries (including Icahn Enterprises Holdings) is, or may at any time after the issue date be, subject.

“Government Securities” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means any Subsidiary of Icahn Enterprises (initially only Icahn Enterprises Holdings) that executes a Note Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and other agreements or arrangements, in each case designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Icahn Enterprises Holdings” means Icahn Enterprises Holdings L.P.

“Icahn Enterprises GP” means Icahn Enterprises G.P. Inc.

“Icahn Enterprises” means Icahn Enterprises L.P.

“Icahn Enterprises Finance” means Icahn Enterprises Finance Corp.

“Icahn Enterprises Partnership Agreement” means Icahn Enterprises’ Amended and Restated Agreement of Limited Partnership, dated May 12, 1987 as amended February 22, 1995, August 16, 1996, May 9, 2002, June 29, 2005, September 17, 2007 and December 17, 2007, as the same may be amended from time to time.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)	in respect of borrowed money;
(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)	in respect of banker’s acceptances;
(4)	representing Capital Lease Obligations;
(5)	representing the balance deferred and unpaid of the purchase price of any property due more than six months after such property is acquired; or
(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date attributable to a Guarantee shall be the maximum principal amount guaranteed by such specified Person as of such date; provided, however, that Guarantees non-recourse to such specified Person that are limited to Liens on the assets of the specified Person shall be the lesser of (x) the Fair Market Value of such assets at the date of determination and (y) maximum principal amount guaranteed by such specified Person.

The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness with original issue discount, (b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness and (c) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of (x) the Fair Market Value of such assets at the date of determination and (y) the amount of the Indebtedness of the other Person to the extent so secured. Notwithstanding anything in the Indenture to the contrary, Indebtedness of Icahn Enterprises, Icahn Enterprises Holdings or any Note Guarantor shall not include any Indebtedness that has been either satisfied and discharged or defeased through covenant defeasance or legal defeasance.

“Issuance Date” means the closing date for the sale and original issuance of the Notes.

“Issuers” means Icahn Enterprises and Icahn Enterprises Finance, collectively.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Net Income” means, with respect to any specified Person for any four consecutive fiscal quarter period, the net income (loss) of such Person determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Note Guarantee” means the Guarantee by any Subsidiary of Icahn Enterprises of the Issuers’ obligations under the Indenture and the Notes, executed pursuant to the provisions of the Indenture which initially will only be by Icahn Enterprises Holdings.

“Notes” means the Issuers’ 5.875% senior notes due 2022.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of Icahn Enterprises GP or Icahn Enterprises Finance by two Officers (or if a limited liability company, two Officers of the managing member of such limited liability company) of Icahn Enterprises GP or Icahn Enterprises Finance, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Icahn Enterprises GP or Icahn Enterprises Finance that meets the requirements set forth in the Indenture.

“Other Liquidated Damages” means liquidated damages arising from a registration default under a registration rights agreement with respect to the registration of subordinated Indebtedness permitted to be incurred under the Indenture.

“Partners’ Equity” with respect to any Person means as of any date, the partners’ equity as of such date shown on the consolidated balance sheet of such Person and its Subsidiaries or if such Person is not a partnership, the comparable line-item on a balance sheet, each prepared in accordance with GAAP.

“Permitted Refinancing Indebtedness” means any Indebtedness of Icahn Enterprises or any Guarantor issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Icahn Enterprises or any Guarantor (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, and Other Liquidated Damages, incurred in connection therewith);
(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(3)	if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, estate, organization described in Section 501(c) of the Internal Revenue Code, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Portfolio Company” means any Person that (1) is not Icahn Enterprises or any Subsidiary of Icahn Enterprises and (2) is an Affiliate of Icahn Enterprises, if the Principal has no direct or indirect (x) Equity Interest in such Person or (y) other investment in such Person, other than, in the case of either (x) or (y), any direct or indirect Equity Interest or other investment due to (A) the direct or indirect interest of the Principal in the Issuers, the Guarantors or Icahn Enterprises GP or (B) as a result of the Principal or his Affiliates having made one or more investments in such Person at or about the same time and at such time on substantially the same terms as investments that were made in such Person by one or more of the investment vehicles (commonly known as “hedge funds” or “controlled” or “managed” accounts, “pooled investment vehicles” or similar investment vehicles), directly or indirectly, advised, operated, controlled or managed by the Issuers, the Guarantors or any of their Subsidiaries.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Principal” means Carl Icahn.

“Principal Property” of a specified Person means any property, assets or revenue of such Person now owned or hereafter acquired.

“Quarterly Determination Date” means, in connection with Icahn Enterprises’ first, second and third fiscal quarters, the earlier of (1) the date Icahn Enterprises would have been required to file a quarterly report with the SEC on Form 10-Q if Icahn Enterprises were required to file such reports and (2) the date Icahn Enterprises files its quarterly report with the SEC on Form 10-Q. In connection with Icahn Enterprises’ fourth fiscal quarter, the earlier of (x) the date Icahn Enterprises would have been required to file an annual report with the SEC on Form 10-K if Icahn Enterprises were required to file such a report and (y) the date Icahn Enterprises files its annual report with the SEC on Form 10-K.

“Related Party” or “Related Parties” means (1) Carl Icahn and his siblings, his and their respective spouses and descendants (including stepchildren and adopted children) and the spouses of such descendants (including stepchildren and adopted children) (collectively, the “Family Group”); (2) any trust, estate, partnership, corporation, company, limited liability company or unincorporated association or organization (each an “Entity” and collectively “Entities”) Controlled by one or more members of the Family Group; (3) any Entity over which one or more members of the Family Group, directly or indirectly, have rights that, either legally or in practical effect, enable them to make or veto significant management decisions with respect to such Entity, whether pursuant to the constituent documents of such Entity, by contract, through representation on a board of directors or other governing body of such Entity, through a management position with such Entity or in any other manner (such rights hereinafter referred to as “Veto Power”); (4) the estate of any member of the Family Group; (5) any trust created (in whole or in part) by any one or more members of the Family Group; (6) any individual or Entity who receives an interest in any estate or trust listed in clauses (4) or (5), to the extent of such interest; (7) any trust or estate, substantially all the beneficiaries of which (other than charitable organizations or foundations) consist of one or more members of the Family Group; (8) any organization described in Section 501(c) of the Internal Revenue Code of 1986, as amended (the “IRC”), over which any one or more members of the Family Group and the trusts and estates listed in clauses (4), (5) and (7) have direct or indirect Veto Power, or to which they are substantial contributors (as such term is defined in Section 507 of the IRC); (9) any organization described in Section 501(c) of the IRC of which a member of the Family Group is an officer, director or trustee; or (10) any Entity, directly or indirectly (a) owned or Controlled by or (b) a majority of the economic interests in which are owned by, or are for or accrue to the benefit of, in either case, any Person or Persons identified in clauses (1) through (9) above. For the purposes of this definition of Related Party, and for the avoidance of doubt, in addition to any other Person or Persons that may be considered to possess Control, (x) a partnership shall be considered Controlled by a general partner or managing general partner thereof, (y) a limited liability company shall be considered Controlled by a managing member of such limited liability company and (z) a trust or estate shall be considered Controlled by any trustee, executor, personal representative, administrator or any other Person or Persons having authority over the control, management or disposition of the income and assets therefrom.

“SEC” means the United States Securities and Exchange Commission.

“Secured Indebtedness” of any specified Person means any Indebtedness secured by a Lien upon the property of such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary which would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issuance Date.

“Special Interest” means all special interest then owing pursuant to the registration rights agreement.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, accreted value, or principal prior to the date originally scheduled for the payment or accretion thereof.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total Voting Stock is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

For the avoidance of doubt, Icahn Enterprises Holdings will be deemed to be a Subsidiary of Icahn Enterprises so long as Icahn Enterprises Holdings remains a Guarantor.

“Tax Amount” means, for any period beginning on or after January 1, 2010, the combined federal, state and local income taxes, including estimated taxes, that would be payable by Icahn Enterprises if it were a Delaware corporation filing separate tax returns with respect to its Taxable Income for such period and owned 100% of Icahn Enterprises Holdings; provided, that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that would have arisen if Icahn Enterprises were a Delaware corporation shall be taken into account, but only to the extent such carryforwards or attributes arise after January 1, 2010; provided, further that (i) if there is an adjustment in the amount of the Taxable Income for any period, an appropriate positive or negative adjustment shall be made in the Tax Amount, and if the Tax Amount is negative, then the Tax Amount for succeeding periods shall be reduced to take into account such negative amount until such negative amount is reduced to zero and (ii) any Tax Amount other than amounts relating to estimated taxes shall be computed by a nationally recognized accounting firm (but, including in any event, Icahn Enterprises’ auditors). Notwithstanding anything to the contrary, the Tax Amount shall not include taxes resulting from Icahn Enterprises’ change in the status to a corporation for tax purposes.

“Taxable Income” means, for any period, the taxable income or loss of Icahn Enterprises for such period for federal income tax purposes.

“Total Unencumbered Assets” means, as of any Quarterly Determination Date, the book value of all of the assets of Icahn Enterprises and any Guarantor (including, without limitation, the Capital Stock of their Subsidiaries, but excluding goodwill and intangibles) that do not secure, by a Lien, any portion of any Indebtedness (other than assets secured by a Lien in favor of the Notes and such assets are not secured by a Lien in favor of any other Indebtedness) as of such date (determined on a consolidated basis between Icahn Enterprises and any Guarantor but not on a consolidated basis with their Subsidiaries and otherwise in accordance with GAAP).

“Treasury Rate” means, as of any redemption date, the yield to maturity as of the earlier of (1) such redemption date or (2) the date on which such Notes are defeased or satisfied and discharged, of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 1, 2017; provided, however, that if the period from the redemption date to August 1, 2017, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. Any such Treasury Rate shall be obtained by the Issuers.

“Unsecured Indebtedness” of Icahn Enterprises, Icahn Enterprises Holdings and any additional Guarantor means any Indebtedness of such Person that is not Secured Indebtedness.

“Voting Stock” means, with respect to any Person that is (a) a corporation, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency, (b) a limited liability company, membership interests entitled to manage, or to elect or appoint the Persons that will manage the operations or business of the limited liability company, or (c) a partnership, partnership interests entitled to elect or replace the general partner thereof.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or liquidation preference, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness or Disqualified Stock, as the case may be.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section describes the material U.S. federal income tax consequences that apply to U.S. Holders (as defined below) and Non-U.S. Holders (as defined below) that are beneficial owners of the existing notes who:

(1)	acquired the existing notes at the offering price for cash,
(2)	exchange the existing notes for exchange notes in this exchange offer, and
(3)	hold the existing notes and will hold the exchange notes as “capital assets” (generally, for investment) within the meaning of Section 1221 of the Code.

However, it does not purport to be a complete analysis of all potential tax consequences. Except where noted, this discussion does not apply to a holder that is subject to special rules, such as:

•	dealers in securities or currencies,
•	banks or other financial institutions,
•	regulated investment companies,
•	real estate investment trusts,
•	tax-exempt entities,
•	insurance companies,
•	persons holding exchange notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle,
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings,
•	persons liable for alternative minimum tax,
•	investors in pass-through entities, or
•	U.S. Holders of exchange notes whose “functional currency” is not the U.S. dollar.

In addition, this summary does not consider specific facts and circumstances that may be relevant to a particular holder’s tax position and does not consider the state, local, estate, gift or non-U.S. tax consequences of an investment in our exchange notes. Special rules may apply to certain Non-U.S. Holders, such as:

•	U.S. expatriates,
•	“controlled foreign corporations,” and
•	“passive foreign investment companies.”

Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to them.

Furthermore, the discussion below is based upon the current provisions of the Code, the Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. This discussion assumes that Icahn Enterprises Finance, for U.S. federal income tax purposes, is not considered to be the issuer of the exchange notes.

We cannot assure you that the IRS will not challenge one or more of the tax considerations described below. We have not obtained, and do not intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal tax considerations resulting from acquiring, holding or disposing of the exchange notes.

This summary is included herein as general information only. We urge you to consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the acquisition, ownership or disposition of our exchange notes, as well as any consequences to you arising under the laws of any other taxing jurisdiction, including the effect and applicability of state, local or non-U.S. or other tax laws, such as gift and estate taxes and any applicable tax treaty.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of an exchange note that is:

•	an individual who is a citizen or resident of the United States,
•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia,
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or
•	a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons, as described in Section 7701(a)(30) of the Code, have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

As used herein, the term “Non-U.S. Holder” means a beneficial owner of an exchange note that, for U.S. federal income tax purposes, is not a U.S. Holder.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our exchange notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our exchange notes, we urge you to consult your own tax advisor.

Exchange of Existing Notes for Exchange Notes

The exchange of the existing notes for the exchange notes pursuant to this exchange offer should not be a taxable event for U.S. federal income tax purposes. Accordingly, holders participating in this exchange offer should not recognize any income, gain or loss in connection with the exchange for U.S. federal income tax purposes. In addition, immediately after the exchange, any such holder should have the same adjusted issue price, adjusted tax basis and holding period in the exchange notes as it had in the existing notes immediately before the exchange.

Characterization of the Exchange Notes

As discussed above in the sections entitled “Description of 2017 and 2019 Notes — Optional Redemption — 2019 Notes,” “Description of 2017 and 2019 Notes — Repurchase at the Option of Holders — Change of Control,” “Description of 2020 Notes — Optional Redemption,” “Description of 2020 Notes — Repurchase at the Option of Holders — Change of Control,” “Description of 2022 Notes — Optional Redemption” and “Description of 2022 Notes — Repurchase at the Option of Holders — Change of Control,” we may be required to make payments of additional amounts if we call the exchange notes for redemption or if we repurchase the exchange notes at the option of the holders upon the occurrence of a change of control.

We intend to take the position that the exchange notes should not be treated as contingent payment debt instruments because of such additional payments, and this disclosure assumes that our position will be respected. This position is based in part on assumptions regarding the possibility, as of the date of issuance of the existing notes that were exchanged for exchange notes, that such additional amounts will have to be paid. Assuming such position is respected, it is binding on a U.S. holder, and any additional amounts paid to a U.S. Holder pursuant to any redemption or repurchase would be taxable as described below in “— Sale, Redemption or Other Taxable Disposition of the Exchange Notes” (unless such holder of the exchange notes discloses its contrary position in the manner required by the applicable Treasury Regulations). However, our position is not binding on the IRS and if the IRS successfully challenged this position, and the exchange notes were treated as contingent payment debt instruments, holders of the exchange notes could be required to accrue interest income at a rate higher than the rate that would otherwise apply and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, redemption or other taxable disposition of the exchange notes. Holders of the exchange notes are urged to consult their own tax advisers regarding the potential application to the exchange notes of the contingent payment debt instrument rules and the consequences thereof.

Additional Tax on Net Investment Income

An additional 3.8% tax is imposed on the “net investment income” of certain U.S. Holders who are citizens and resident aliens, and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes interest on the exchange notes and certain net gain from the sale, redemption or other taxable disposition of the exchange notes, less certain deductions.

Considerations for U.S. Holders

Payments of Interest

Payments of stated interest on our exchange notes will be includible in the gross income of a U.S. Holder as ordinary interest income at the time that such payments are received or accrued in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Sale, Redemption or Other Taxable Disposition of the Exchange Notes

Upon the disposition of an exchange note by sale, redemption or other taxable disposition, you generally will recognize gain or loss equal to the difference between (i) the amount realized on the sale, redemption or other taxable disposition (other than amounts attributable to accrued but unpaid stated interest which, if not previously included in income, will be included in income as interest income on the exchange note) and (ii) your adjusted federal income tax basis in the exchange note. Your adjusted federal income tax basis in the exchange note generally will equal the cost of the existing note that was exchanged for the exchange note, decreased by any principal payments previously received by you.

Any gain or loss you recognize on a sale, redemption or other taxable disposition of an exchange note generally will constitute capital gain or loss and will be long-term capital gain or loss if your holding period for the exchange note is more than one year at the time of the sale, redemption or other taxable disposition, and such holding period will generally include your holding period in the existing notes that were exchanged for the exchange notes. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

Under the Code, you may be subject, under certain circumstances, to information reporting and/or backup withholding with respect to certain payments made on or with respect to the exchange notes. Backup withholding applies only if you are a U.S. Holder and you (i) fail to furnish your taxpayer identification number, or TIN, which if you are an individual is your social security number, within a reasonable time after a request therefor, (ii) furnish an incorrect TIN, (iii) are notified by the IRS that you failed to report interest or dividends properly or (iv) fail, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct and that you have not been notified by the IRS that you are subject to backup withholding. The application for exemption is available by providing a properly completed IRS Form W-9 (or suitable substitute). These requirements generally do not apply with respect to certain holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts, certain financial institutions and individual retirement accounts.

The backup withholding rate currently equals the fourth lowest rate of tax applicable under section 1(c) of the Code. The backup withholding rate is currently 28%. Backup withholding is not an additional tax. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, (and may entitle you to a refund), provided that the required information is timely furnished to the IRS. You should consult your tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Considerations for Non-U.S. Holders

Interest

Interest paid on our exchange notes to a Non-U.S. Holder that is not effectively connected with such holder’s U.S. trade or business will generally not be subject to a U.S. federal withholding tax of 30% (or, if applicable, a lower treaty rate) provided that:

•	such holder does not actually (or constructively) own 10% or more of the capital or profits interests in us;
•	such holder is not a “controlled foreign corporation” with respect to which we are a “related person” as such terms are defined in the Code;
•	such holder is not a bank whose receipt of interest on the exchange notes is pursuant to an extension of credit entered into in the ordinary course of its trade or business; and
•	such holder has fulfilled the certification requirements set forth in Section 871(h) or Section 881(c) of the Code, as discussed below.

The certification requirements referred to above will be fulfilled if you certify on IRS Form W-8BEN (or successor form), under penalties of perjury, that you are not a U.S. person for federal income tax purposes and provide your name and address, and (i) you file IRS Form W-8BEN (or successor form) with the withholding agent or (ii) in the case of an exchange note held on your behalf by a securities clearing organization, bank or other financial institution holding customers’ securities in the ordinary course of its trade or business, the financial institution files with the withholding agent a statement that it has received the IRS Form W-8BEN (or successor form) from you and furnishes the withholding agent with a copy thereof; provided that a foreign financial institution will fulfill the certification requirement by filing IRS Form W-8IMY (or successor form) if it has entered into an agreement with the IRS to be treated as a qualified intermediary. With respect to an exchange note held by a non-U.S. partnership and certain other non-U.S. entities, certain other requirements under the applicable Treasury Regulations must be satisfied, and the non-U.S. partnership or entity generally will be required to provide on IRS Form W-8IMY (or successor form) and (unless the non-U.S. partnership or entity has entered into a withholding agreement with the IRS) to associate with such form an appropriate certification or other appropriate documentation from each partner, other member or beneficial owner of the exchange note. You should consult your tax advisor regarding possible additional certification requirements.

If you cannot satisfy the requirements described above, payments of interest on our exchange notes made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from (or a reduction of) withholding under the benefit of an applicable tax treaty and stating your taxpayer identification number or (2) IRS Form W-8ECI (or successor form) stating that payments on the exchange notes are not subject to withholding tax because such payments are effectively connected with your conduct of a trade or business in the United States, as discussed below.

United States Trade or Business

If interest or gain on the exchange notes is effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business and, if an applicable tax treaty applies, is attributable to a permanent establishment or fixed base in the United States, the Non-U.S. Holder will be subject to U.S. federal income tax on the interest and gain on a net income basis in the same manner as if the Non-U.S. Holder were a U.S. Holder. See the section above under “— Considerations for U.S. Holders.” In that case, the Non-U.S. Holder would not be subject to the 30% U.S. federal withholding tax and would be required in lieu of the certifications described above to provide to the withholding agent a properly executed IRS Form W-8ECI (or successor form). In addition, a foreign corporation that is a holder of the exchange notes may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For this purpose, interest and any gain on the exchange notes will be included in earnings and profits if so effectively connected.

Sale, Redemption or Other Taxable Disposition of the Exchange Notes

Any gain realized on the sale, redemption or other taxable disposition of the exchange notes generally will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States); or
•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

Any gain described in the first bullet point above will be taxed as described above under “— United States Trade or Business,” and any gain described in the second bullet point will be subject to tax at a 30% rate (unless an applicable tax treaty provides otherwise) but may be offset by certain U.S. source capital losses.

Information Reporting and Backup Withholding

If you are a Non-U.S. Holder and you provide the applicable IRS Form W-8BEN, IRS Form W-8IMY or other applicable form, together with all appropriate attachments, signed under penalties of perjury, and stating that you are not a U.S. person, you will not be subject to IRS reporting requirements and U.S. backup withholding, provided that we do not have actual knowledge or reason to know that you are a U.S. person.

Under current Treasury Regulations, payments on the sale, redemption or other taxable disposition of an exchange note made to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding unless the holder either certifies its status as a Non-U.S. Holder under penalties of perjury on the applicable IRS Form W-8BEN, IRS Form W-8IMY or other applicable form (as described above) and the broker has no actual knowledge to the contrary, or the holder otherwise establishes an exemption. The payment of the proceeds on the disposition of an exchange note by a Non-U.S. Holder to or through a non-U.S. office of a non-U.S. broker will not be subject to backup withholding or information reporting unless the non-U.S. broker is a “U.S. Related Person” (as defined below). The payment of proceeds on the disposition of an exchange note by a Non-U.S. Holder to or through a non-U.S. office of a U.S. broker or a U.S. Related Person generally will not be subject to backup withholding, but will be subject to information reporting, unless the holder certifies its status as a Non-U.S. Holder under penalties of perjury or the broker has certain documentary evidence in its files as to the Non-U.S. Holder’s foreign status and the broker has no actual knowledge to the contrary.

For this purpose, a “U.S. Related Person” is (i) a “controlled foreign corporation” for U.S. federal income tax purposes, (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business or (iii) a foreign partnership if at any time during its tax year one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interest of the partnership or if, at any time during its taxable year, the partnership is engaged in the conduct of a U.S. trade or business.

Backup withholding is not an additional tax. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any (and may entitle you to a refund), provided that the required information or appropriate claim form is timely furnished to the IRS.

Information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE EACH PROSPECTIVE INVESTOR TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF OUR NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for existing notes where such existing notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business 270 days after the expiration date (or such shorter period during which participating broker-dealers are required by law to deliver such prospectus), we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until            , 2014 (90 days after the date of this prospectus) all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver, and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 270 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offers (including the expenses of one counsel for the holder of the existing notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the existing notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the notes offered by this prospectus will be passed upon for us by Proskauer Rose LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Icahn Enterprises L.P. and Icahn Enterprises Holdings L.P. as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income, changes in equity, and cash flows for each of the three years in the period ended December 31, 2013 and the financial statement schedule, incorporated by reference in this prospectus and elsewhere in this registration statement have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their report with respect thereto. The reports of Grant Thornton LLP and the report of the other auditor, Ernst & Young LLP, independent registered public accounting firm, are incorporated by reference herein and upon the authority of said firms as experts in accounting and auditing. The report of KPMG, LLP, independent registered public accounting firm, is incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act. This prospectus is part of the registration statement. This prospectus does not contain all the information contained in the registration statement because we have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, which you may read and copy at the SEC’s Public Reference Room at 100 F Street, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may obtain copies at the prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding us. You may access the SEC’s website at www.sec.gov.

We are subject to the informational requirements of the Exchange Act. As a result, we are required to file reports and other information with the SEC. These materials can be copied and inspected at the locations described above. Copies of these materials can be obtained from the Public Reference Section of the SEC at 100 F Street, Washington, D.C. 20549, at prescribed rates. Our depositary units are listed on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “IEP.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, all filings made pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and any other future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K containing disclosure furnished under Items 2.02, 7.01 or 8.01 of Form 8-K, unless otherwise indicated therein):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 3, 2014 (SEC File Nos. 001-09516 and 333-118021-01);
•	Our Current Reports on Form 8-K, or 8-K/A, our Current Reports on Form 8-K filed with the SEC on January 6, 2014, January 21, 2014, January 29, 2014, January 30, 2014, February 6, 2014, February 21, 2014, March 3, 2014 and March 7, 2014. (SEC File Nos. 001-09516 and 333-118021-01).

You may request a copy of these filings (not including the exhibits to such documents unless the exhibits are specifically incorporated by reference in the information contained in this prospectus), at no cost, by writing or telephoning us at the following address:

Icahn Enterprises L.P. 767
Fifth Avenue, Suite 4700
New York, New York 10153
Attn: Chief Financial Officer
Telephone requests may be directed to (212) 702-4300

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

Statements contained in this prospectus as to the contents of any contract or document are not necessarily complete and in each instance reference is made to the copy of that contract or document filed as an exhibit to the registration statement or as an exhibit to another filing, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

ICAHN ENTERPRISES L.P.
ICAHN ENTERPRISES FINANCE CORP.
ICAHN ENTERPRISES HOLDINGS L.P.
(Registrant of Guarantee)

Offer to Exchange Our 3.500% Senior Notes Due 2017, Which Have Been
Registered Under the Securities Act of 1933, as Amended, for Any
and All of Our Outstanding 3.500% Senior Notes Due 2017

Offer to Exchange Our 4.875% Senior Notes Due 2019, Which Have Been
Registered Under the Securities Act of 1933, as Amended, for Any
and All of Our Outstanding 4.875% Senior Notes Due 2019

Offer to Exchange Our 6.000% Senior Notes Due 2020, Which Have Been
Registered Under the Securities Act of 1933, as Amended, for Any
and All of Our Outstanding 6.000% Senior Notes Due 2020

Offer to Exchange Our 5.875% Senior Notes Due 2022, Which Have Been
Registered Under the Securities Act of 1933, as Amended, for Any
and All of Our Outstanding 5.875% Senior Notes Due 2022

PROSPECTUS

Until      , 2014, all dealers that effect transactions in these securities, whether or not participating in this exchange offer, may be required to deliver a prospectus. Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Indemnification Under the Delaware Limited Partnership Act and the Icahn Enterprises L.P. (formerly known as American Real Estate Partners L.P.) Limited Partnership Agreement

Icahn Enterprises L.P. is organized under the laws of Delaware. Section 17-108 of the Delaware Limited Partnership Act, provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partners or other persons from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement.

Section 6.15 of the amended and restated agreement of limited partnership of Icahn Enterprises L.P., dated as of May 12, 1987, as amended, (referred to as the partnership agreement) provides that the general partner, its affiliates, and all officers, directors, employees and agents of the general partner and its affiliates (individually, an “Indemnitee”), to the fullest extent permitted by law, will be indemnified and held harmless from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of its status as (x) the general partner or an affiliate thereof or (y) a partner, shareholder, director, officer, employee or agent of the general partner or an affiliate thereof or (z) a person serving at the request of the partnership in another entity in a similar capacity, which relate to, arise out of or are incidental to the partnership, its property, business or affairs, including, without limitation, liabilities under the federal and state securities laws, regardless of whether the Indemnitee continues to be a general partner, an affiliate, or an officer, director, employee or agent of the general partner or of an affiliate thereof at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the best interests of the partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful and (ii) the Indemnitee’s conduct did not constitute willful misconduct. The partnership agreement further provides that an Indemnitee shall not be denied indemnification in whole or in part under Section 6.15 by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the partnership agreement. Any indemnification under Section 6.15 shall be satisfied solely out of the assets of the partnership.

Indemnification Under the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws of Icahn Enterprises Finance Corp.

Icahn Enterprises Finance Corp., the co-issuer of the notes, is a corporation incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrants. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of January 21, 2014, among Icahn Enterprises L.P., Icahn Enterprises Finance Corp., Icahn Enterprises Holdings L.P. and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Icahn Enterprises Form 8-K filed on January 21, 2014).
4.2	Indenture, dated as of January 29, 2014, among Icahn Enterprises L.P., Icahn Enterprises Finance Corp., Icahn Enterprises Holdings L.P. and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Icahn Enterprises Form 8-K/A filed on January 30, 2014).
4.3	Indenture, dated as of August 1, 2013, among Icahn Enterprises L.P., Icahn Enterprises Finance Corp., Icahn Enterprises Holdings L.P. and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Icahn Enterprises Form 8-K filed on August 1, 2013).
4.4	Form of 3.500% Senior Note due 2017 (incorporated by reference to Exhibit 4.1 to Icahn Enterprises’ Form 8-K filed on January 21, 2014).
4.5	Form of 4.875% Senior Note due 2019 (incorporated by reference to Exhibit 4.1 to Icahn Enterprises’ Form 8-K filed on January 21, 2014).
4.6	Form of 5.875% Senior Note due 2022 (incorporated by reference to Exhibit 4.1 to Icahn Enterprises’ Form 8-K/A filed on January 30, 2014).
4.7	Form of 6.00% Senior Note due 2020 (incorporated by reference to Exhibit 4.1 to Icahn Enterprises’ Form 8-K filed on August 1, 2013).
4.8	Registration Rights Agreement, dated as of January 21, 2014, among Icahn Enterprises, L.P., Icahn Enterprises Finance Corp., Icahn Enterprises Holdings L.P. and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, UBS Securities LLC) (incorporated by reference to Exhibit 10.1 to Icahn Enterprises’ Form 8-K filed on January 21, 2014).
4.9	Registration Rights Agreement, dated as of January 29, 2014, among Icahn Enterprises, L.P., Icahn Enterprises Finance Corp., Icahn Enterprises Holdings L.P. and Jefferies & Company, Inc. (incorporated by reference to Exhibit 10.1 to Icahn Enterprises’ Form 8-K/A filed on January 30, 2014).
4.10	Registration Rights Agreement, dated as of August 1, 2013, among Icahn Enterprises, L.P., Icahn Enterprises Finance Corp., Icahn Enterprises Holdings L.P. and Jefferies & Company, Inc. (incorporated by reference to Exhibit 10.1 to Icahn Enterprises’ Form 8-K filed on August 1, 2013).
5.1*	Opinion of Proskauer Rose LLP.
12.1*	Ratio of earnings to fixed charges.
23.1*	Consent of Grant Thornton LLP.
23.2*	Consent of Grant Thornton LLP.
23.3*	Consent of KPMG LLP.
23.4*	Consent of Ernst & Young LLP.
23.5*	Consent of Proskauer Rose LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this Form S-4).
25.1*	Statement of Eligibility of Trustee.
99.1*	Letter of Transmittal relating to the 2017 notes and the 2019 notes.
99.2*	Letter of Transmittal relating to the 2020 notes.
99.3*	Letter of Transmittal relating to the 2022 notes.
99.4*	Notice of Guaranteed Deliver relating to the 2017 notes and the 2019 notes.
99.5*	Notice of Guaranteed Deliver relating to the 2020 notes.
99.6*	Notice of Guaranteed Deliver relating to the 2022 notes.
99.7*	Letter to Clients relating to the 2017 notes and the 2019 notes.

Exhibit No.	Description
99.8*	Letter to Clients relating to the 2020 notes.
99.9*	Letter to Clients relating to the 2022 notes.
99.10*	Letter to Brokers relating to the 2017 notes and the 2019 notes.
99.11*	Letter to Brokers relating to the 2020 notes.
99.12*	Letter to Brokers relating to the 2022 notes.

*	Filed herewith.

Item 22. Undertakings

The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(a)	If the registrant is relying on Rule 430B:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or
(b)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to the Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrant;
(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(8)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.
(9)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(10)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(11)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on March 28, 2014.

ICAHN ENTERPRISES L.P.

By:	Icahn Enterprises GP, Inc., its general partner
By:	/s/ Keith Cozza Keith Cozza President, Chief Executive Officer and Director

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Keith Cozza and SungHwan Cho, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Keith Cozza Keith Cozza	President, Chief Executive Officer and Director	March 28, 2014
/s/ SungHwan Cho SungHwan Cho	Chief Financial Officer and Director	March 28, 2014
/s/ Peter Reck Peter Reck	Chief Accounting Officer	March 28, 2014
/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi	Director	March 28, 2014
Jack Wasserman	Director
/s/ William A. Leidesdorf William A. Leidesdorf	Director	March 28, 2014
/s/ James L. Nelson James L. Nelson	Director	March 28, 2014
Carl C. Icahn	Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on March 28, 2014.

ICAHN ENTERPRISES FINANCE CORP.

By:	/s/ Keith Cozza Keith Cozza President, Chief Executive Officer and Director

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Keith Cozza and SungHwan Cho, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Keith Cozza Keith Cozza	President, Chief Executive Officer and Director	March 28, 2014
/s/ SungHwan Cho SungHwan Cho	Chief Financial Officer and Director	March 28, 2014
/s/ Peter Reck Peter Reck	Chief Accounting Officer	March 28, 2014
/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi	Director	March 28, 2014
Jack Wasserman	Director
/s/ William A. Leidesdorf William A. Leidesdorf	Director	March 28, 2014
/s/ James L. Nelson James L. Nelson	Director	March 28, 2014
Carl C. Icahn	Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on March 28, 2014.

ICAHN ENTERPRISES HOLDINGS L.P.

By:	Icahn Enterprises GP, Inc., its general partner
By:	/s/ Keith Cozza Keith Cozza President, Chief Executive Officer and Director

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Keith Cozza and SungHwan Cho, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Keith Cozza Keith Cozza	President, Chief Executive Officer and Director	March 28, 2014
/s/ SungHwan Cho SungHwan Cho	Chief Financial Officer and Director	March 28, 2014
/s/ Peter Reck Peter Reck	Chief Accounting Officer	March 28, 2014
/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi	Director	March 28, 2014
Jack Wasserman	Director
/s/ William A. Leidesdorf William A. Leidesdorf	Director	March 28, 2014
/s/ James L. Nelson James L. Nelson	Director	March 28, 2014
Carl C. Icahn	Chairman of the Board